UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

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Public Service Enterprise Group Incorporated

80 Park Plaza, P.O. Box 1171, Newark, New Jersey 07101-1171

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 16, 2013

AND

PROXY STATEMENT

To the Stockholders of Public Service Enterprise Group Incorporated:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Public Service Enterprise Group Incorporated will be held at the New Jersey Performing Arts Center, One Center Street, Newark, New Jersey, on April 16, 2013, at 1:00 P.M., for the following purposes:

1.	To elect ten members of the Board of Directors to hold office until the Annual Meeting of Stockholders in 2014, each until his or her respective successor is elected and qualified;

2.	To consider and act upon an advisory vote on the approval of executive compensation;

3.	To consider and act upon the approval of an amendment and restatement of the 2004 Long-Term Incentive Plan;

4.	To consider and act upon the approval of an amendment and restatement of the Employee Stock Purchase Plan;

5.	To consider and act upon the ratification of the appointment of Deloitte & Touche LLP as independent auditor for 2013;

6.	To consider and act upon a stockholder proposal relating to simple majority vote requirement, if the proponent presents the proposal at the meeting; and

7.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Stockholders entitled to vote at the meeting are the holders of Common Stock of record on February 15, 2013.

By order of the Board of Directors,

M. Courtney McCormick

Secretary

February 27, 2013

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on April 16, 2013: The Proxy Statement and Annual Report to Stockholders are available at www.ezodproxy.com/pseg/2013/pseg2012ar

YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND MAIL THE ACCOMPANYING PROXY CARD PROMPTLY. TELEPHONE AND ELECTRONIC VOTING ARE ALSO AVAILABLE. PLEASE USE THE TOLL-FREE TELEPHONE NUMBER OR THE INTERNET ADDRESS SHOWN ON THE PROXY CARD.

The approximate date on which this Proxy Statement and the accompanying proxy card were first sent or given to security holders and made available electronically via the Internet was March 8, 2013.

PUBLIC SERVICE ENTERPRISE GROUP | 2013 Proxy Statement

Forward-Looking Statements

The statements contained in this Proxy Statement about us and our subsidiaries’ future performance, including, without limitation, future revenues, earnings, strategies, prospects, consequences and all other statements that are not purely historical, are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Although we believe that our expectations are based on information currently available and on reasonable assumptions, we can give no assurance they will be achieved. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. A discussion of some of these risks and uncertainties is contained in our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission (SEC), and available on our website: http://www.pseg.com. These documents address in further detail our business, industry issues and other factors that could cause actual results to differ materially from those indicated in this Proxy Statement. In addition, any forward-looking statements included herein represent our estimates only as of the date hereof and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even if our internal estimates change, unless otherwise required by applicable securities laws.

PUBLIC SERVICE ENTERPRISE GROUP | 2013 Proxy Statement

  PROXY STATEMENT SUMMARY

PROXY STATEMENT SUMMARY

OUR COMPANY

Public Service Enterprise Group Incorporated (we, us, our, PSEG or the Company) is distributing this Proxy Statement in connection with our 2013 Annual Meeting of Stockholders. We are a holding company that directly owns four subsidiaries:

•	PSEG Power LLC (Power), an electric generation and wholesale energy trading company;

•	Public Service Electric and Gas Company (PSE&G), an operating electric and gas utility;

•	PSEG Energy Holdings L.L.C. (Energy Holdings), the owner of electric generation and energy-related investments; and

•	PSEG Services Corporation (Services), which provides management and administrative services to us and our subsidiaries.

ANNUAL MEETING PROPOSALS

Proposals		Board Recommendation	Page Number for More Information
1.	Election of Directors – vote to elect director nominees to serve one-year terms.	FOR	8
2.	Approval of Executive Compensation – advisory vote to approve the executive compensation of the named executive officers.	FOR	30
3.	2004 Long-Term Incentive Plan – approve proposed amendment and restatement of our 2004 Long-Term Incentive Plan.	FOR	68
4.	Employee Stock Purchase Plan – approve proposed amendment and restatement of the PSEG Employee Stock Purchase Plan.	FOR	72
5.	Ratification of Auditor – ratification of the appointment of Deloitte & Touche LLP as independent auditor for 2013.	FOR	75
6.	Stockholder Proposal – stockholder proposal requesting elimination of voting requirements that calls for a greater than simple majority vote.	AGAINST	77

VOTING AND PROCEDURES

Voting is strongly encouraged. We urge you to sign, date and return the accompanying proxy card whether or not you plan to attend the Annual Meeting. For stockholders of record, we have provided several alternative methods for voting, including voting via the Internet or the toll-free telephone number listed below.

Annual Meeting of Stockholders

Date and Time	April 16, 2013 at 1:00 P.M.

Location	The New Jersey Performing Arts Center (NJPAC), One Center Street, Newark, NJ

Record Date	February 15, 2013 Holders of Common Stock outstanding on the record date will have one vote per share

Voting Methods

Internet/Mobile http://www.ematerials.com/peg	Phone 1-800-560-1965 (toll-free)	Mail Wells Fargo Shareowner Services, P.O. Box 64873 St. Paul, MN 55164-9397	In Person At the Annual Meeting

PUBLIC SERVICE ENTERPRISE GROUP | 2013 Proxy Statement  1

  PROXY STATEMENT SUMMARY

To Submit Proposals for 2014 Annual Meeting

Final Date	November 8, 2013 (last day for receipt by us)

Contact	Corporate Secretary, PSEG, 80 Park Plaza, T4B, P.O. Box 1171 Newark, New Jersey 07101-1171

NOMINEES FOR ELECTION AS DIRECTOR

Name	Age	Director Since	Primary Occupation	Committee Memberships	Other Public Company Boards
Albert R. Gamper, Jr.	71	2000	Retired Chairman of the Board and CEO of CIT Group	Lead Director, A, E, F	1
William V. Hickey	68	2001	Chairman of the Board and CEO of Sealed Air Corporation	F, FG (Chair), NG (Chair), O	2
Ralph Izzo	55	2006	Chairman of the Board, President and CEO of PSEG	E (Chair)	0
Shirley Ann Jackson	66	2001	President of Rensselaer Polytechnic Institute	E, F (Chair), FG, NG, O	4
David Lilley	66	2009	Retired Chairman of the Board, President and CEO of Cytec Industries	A (Chair), F, O	2
Thomas A. Renyi	67	2003	Retired Executive Chairman of The Bank of New York Mellon	A, CG (Chair), O	1
Hak Cheol (H.C.) Shin	55	2008	Executive Vice President – International Operations of 3M Company	A, CG, FG, NG	0
Richard J. Swift	68	1994	Retired Chairman of the Board, President and CEO of Foster Wheeler	CG, E, FG, NG, O (Chair)	4
Susan Tomasky	60	2012	Retired President – AEP Transmission of American Electric Power Corporation	A, CG	2
Alfred W. Zollar	58	2012	Retired General Manager – Tivoli Software Division of IBM Corporation	F, FG, NG	1

A=Audit    CG=Corporate Governance    E=Executive    F=Finance    FG=Fossil Generation    NG=Nuclear Generation    O=Organization and Compensation

CORPORATE GOVERNANCE

We have adopted what we believe are strong corporate governance standards and practices to assure effective management by our executives and oversight by our Board of Directors (Board). These measures include the following:

•

Independent Directors. The Board has established standards for director independence, which are set forth in our Corporate Governance Principles (Principles). All of our current directors and nominees are independent under our Principles and the requirements of the New York Stock Exchange (NYSE), except Ralph Izzo, our Chairman of the Board, President and Chief Executive Officer (CEO), who is an employee of the Company.

•

Board Leadership. Our Board leadership structure currently consists of a Chairman, (who is also our CEO), a Lead Director, who is elected by the independent directors, and strong committee chairs. Our Board believes that this structure strikes an appropriate balance in providing for independent leadership at the Board level, while ensuring that the individual charged with managing the day-to-day operations of the company is responsible for chairing regular meetings of the Board and leading the discussion on key business and strategic issues.

•

Risk Management Oversight. Risk management is a key part of our strategic planning and business operations. We believe that we have an effective system of risk management with appropriate controls and Board oversight.

•

Code of Ethics. We are committed to operating in accordance with the highest ethical and legal standards. Our Standards of Integrity (Standards) establish a set of common expectations for behavior to which each director and employee must adhere.

2  PUBLIC SERVICE ENTERPRISE GROUP | 2013 Proxy Statement

  PROXY STATEMENT SUMMARY

BUSINESS PERFORMANCE

In 2012, our financial results continued to be adversely impacted by lower prices for electricity and natural gas in the markets we serve, while uncertainty concerning regulatory and environmental policies dampened investor returns. Electricity prices remained low due to a combination of a decline in demand growth and sustained low natural gas prices. The slow economic recovery has negatively impacted utility sales, as well as prices in the wholesale energy and capacity markets in which we operate. The continued decline in wholesale natural gas prices, resulting from greater supply from shale production, further contributed to the continuing decline in the wholesale price of electricity.

In response to the challenging conditions facing our industry, we remained committed to our strategy of pursing operational excellence, financial strength and disciplined investment. We ended the year with a strong balance sheet and cash position, reflected in our stable credit ratings and the revision of our dividend payout policy. We settled ten years of IRS audit and leasing issues and obtained important regulatory and environmental approvals. Nuclear and fossil generation remained at consistently high levels, while we managed costs and improved dispatch economics and staffing efficiencies. Our utility again earned national recognition for outstanding reliability and outage response, even as we faced one of the greatest operational challenges in our history due to Superstorm Sandy. We substantially increased capital investments in our utility, concentrating on projects with contemporaneous returns.

Compared to the prior year, year over year earnings were lower, but within our targeted range and the price of our Common Stock was lower at year end. While power prices declined approximately 24% from 2011 to 2012, through executing our strategy the decline in our earnings was, in comparison, approximately 15% during the same period.

Financial Highlights

	YE 2012 ($ 000’s)	YE 2011 ($ 000’s)
Total Revenues	9,781	11,079
Income from Continuing Operations	1,275	1,407
Net Income	1,275	1,503
Total Assets	31,725	29,821
Earnings Per Share - Diluted	($)	($)
Income from Continuing Operations	2.51	2.77
Net Income	2.51	2.96
Dividends Paid per Share	1.42	1.37
Market Price per Share	30.60	33.01

For a more comprehensive assessment of the Company’s performance, please review the entire Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2012 (Form 10-K).

EXECUTIVE COMPENSATION

We have designed a competitive performance-oriented executive compensation program that we believe helps us recruit and retain top talent while closely linking pay to performance, which we benchmark to industry peers. We seek to align the interests of our executive officers, including our CEO and the Named Executive Officers (NEOs) reported in this Proxy Statement, with those of our stockholders through short-term and long-term incentive opportunities. Ultimate payment depends upon performance, measured against financial and other business results utilizing internal targets and relevant peer group comparisons. In setting and overseeing executive compensation, our Board utilizes an independent compensation consultant which provides no other services to us. A detailed discussion of our executive compensation program, including its elements, the factors we use in determining compensation and our governance features, appears below in the Compensation Discussion and Analysis (CD&A).

Our program provides the following compensation:

•	Base salary;

•

Annual cash incentive opportunity under our Senior Management Incentive Compensation Plan (SMICP), with multiple performance measures, including a strong emphasis on earnings per share (EPS) and potential payments of between zero and 150% of target;

PUBLIC SERVICE ENTERPRISE GROUP | 2013 Proxy Statement  3

  PROXY STATEMENT SUMMARY

•	Equity-based incentive awards under our 2004 Long-Term Incentive Plan (LTIP) consisting of:

•

60% performance share units (PSUs), with payment, if any, measured over a three-year period against Return on Invested Capital (ROIC) and relative Total Shareholder Return (TSR), with the opportunity to earn between zero and 200% of target based on performance; and

•	40% restricted stock units (RSUs), which cliff vest at the end of three years.

•	Market-based retirement and post-employment benefits, including double trigger change-in-control provisions and no excise-tax gross-ups.

We have adopted executive compensation governance measures, including:

•	Pre-clearance for trading in our Common Stock;

•	Clawbacks;

•	A prohibition on hedging and pledging our Common Stock;

•	A stock ownership and retention policy; and

•	An annual compensation risk assessment.

Pay for Performance

We believe that our pay for performance philosophy is critical to our continued success and that our program effectively focuses our executives on creating sustained stockholder value without encouraging excessive risk. By emphasizing incentive-based compensation, our CEO and NEOs will be rewarded based upon our financial results, with the ultimate payout of a significant portion of their total compensation determined relative to the achievement of our goals. For 2013, the target incentive pay for our CEO was 88% and the average target incentive pay for our NEOs was 71% of targeted total direct compensation, respectively.

When we compared our recent financial performance with the compensation of our CEO and NEOs, we found that the financial measures we examined were at approximately the median of our peer group of companies and our executive compensation was at or below the peer median. Thus, we concluded that our performance and executive compensation are appropriately aligned. Further, performance is reflected in the actual value of the equity incentive compensation paid upon vesting of awards. For the performance share units granted under the LTIP in December 2009 with a three-year performance period ended December 31, 2012, actual payout was at 50% of target, based on our TSR compared to peer companies and ROIC in relation to target, as reported in the Option Exercises and Stock Vested During 2012 Table.

The following table provides highlights of the compensation for our CEO and other NEOs in 2012 as reported in the 2012 Summary Compensation Table in this Proxy Statement. For the complete details of compensation, please review the entire Proxy Statement.

	Base Salary	Equity Incentive Plan Compensation	Non-Equity Incentive Plan Compensation	Total Compensation
	2012	2012	2012	2012
NEO	($)	($)	($)	($)(1)
Ralph Izzo	1,004,715	5,724,001	1,653,800	10,513,543
Caroline Dorsa	595,691	1,099,985	567,900	3,678,237
William Levis	560,377	1,099,985	546,200	2,989,703
Randall E. Mehrberg	553,414	924,182	499,400	2,716,866
J. A. Bouknight, Jr.	535,570	849,495	461,300	1,926,914
Ralph A. LaRossa	497,142	824,611	400,700	2,332,861

(1)	Reflects all compensation as reported in the 2012 Summary Compensation Table.

Key Recent Executive Compensation Actions

During 2012, we:

•

Reviewed our compensation philosophy and all key elements of our executive compensation program in light of our strategy and objectives as well as the results of the 96% approval of our 2012 Say on Pay vote; and

•	Adopted and recommended that shareholders approve an Amendment and Restatement of the LTIP, with no request to approve additional shares of Common Stock for distribution under the LTIP.

4  PUBLIC SERVICE ENTERPRISE GROUP | 2013 Proxy Statement

  ANNUAL MEETING, VOTING AND PROCEDURES

ANNUAL MEETING, VOTING AND PROCEDURES

Proxy Statement

This Proxy Statement is furnished by PSEG on behalf of the Board. We are soliciting proxies to be voted at the 2013 Annual Meeting of Stockholders scheduled to be held on April 16, 2013 and at all adjournments or postponements of that meeting.

The mailing address of our principal executive offices is 80 Park Plaza, P.O. Box 1171, Newark, New Jersey 07101-1171, telephone (973)  430-7000. Our Internet website is www.pseg.com.

Proxy Statement Format

In an effort to encourage stockholder voting, we have structured our Proxy Statement in an easy-to-read format. After describing each proposal, we provide the information for you to consider in voting. Accordingly:

•	Proposal 1. Election of Directors (page 8) is followed by a discussion of our corporate governance practices, board structure and director nominee biographies;

•

Proposal 2. Advisory Vote on the Approval of Executive Compensation (page 30) is followed by the Report of our Organization and Compensation Committee, our CD&A, with a detailed explanation of executive compensation, and the compensation tables;

•	Proposal 3. Approval of Amended and Restated LTIP (page 68) includes an explanation of its key features;

•	Proposal 4. Approval of Amended and Restated Employee Stock Purchase Plan (ESPP) (page 72) includes an explanation of its key features;

•	Proposal 5. Ratification of the Appointment of Independent Auditor (page 75) is followed by our Audit Committee Report and disclosure of our Independent Auditor’s fees; and

•	Proposal 6. Stockholder Proposal on Majority Voting (page 77), is followed by our reasons for opposing the proposal.

Annual Report on Form 10-K

We have provided without charge to each person solicited by means of this Proxy Statement, a copy of our Form 10-K, which has been filed with the Securities and Exchange Commission (SEC). Each such copy of the Form 10-K does not include any exhibits thereto, but is accompanied by a list briefly describing all such exhibits. We will furnish any such exhibit upon request. Any such request should be made in writing to: Vice President-Investor Relations, Public Service Enterprise Group Incorporated, 80 Park Plaza, T6B, P.O. Box 1171, Newark, New Jersey 07101-1171. The Form 10-K is also available on our website www.pseg.com/info/investors/financial_info/index.jsp.

Delivery of Documents and Internet Availability

Each stockholder receives his or her own proxy card by which to vote. In future years, we intend to send only a single copy of each of our Annual Report to Stockholders, in which we will include our Form 10-K, and Proxy Statement to any household at which two or more stockholders reside if they appear to be members of the same family, unless one of the stockholders at that address notifies us to request individual copies. This “householding” saves our company printing and delivery costs. If you share an address with another stockholder and receive only a single copy of one of those documents, we will send you an additional copy if you send a written request to the address noted above or phone (973) 430-6566.

Our Annual Report to Stockholders, Form 10-K and Proxy Statement are available over the Internet. If you are a stockholder of record and would like to receive these documents, as well as other stockholder communications and materials, electronically in the future and save our company the cost of producing and mailing them to you, you may do so by following the instructions at www.ematerials.com/peg. If your shares are held in the name of a bank or broker, please follow that organization’s instructions for electronic delivery. You may also follow the instructions provided for future electronic delivery if you vote via the Internet.

If you receive our future Proxy Statements, Annual Reports and Forms 10-K electronically over the Internet, you will receive each year an e-mail message containing the Internet address to access these documents. The e-mail will also include instructions for voting via the Internet as you will not receive a separate proxy card.

This year, due to a change of our registrar and transfer agent, we are not able to provide “householding” or electronic delivery.

PUBLIC SERVICE ENTERPRISE GROUP | 2013 Proxy Statement  5

  ANNUAL MEETING, VOTING AND PROCEDURES

Annual Meeting

Attendance

Our Annual Meeting will be held on Tuesday, April 16, 2013 at 1:00 P.M., at the NJPAC in Newark, New Jersey. We request that if you plan to attend the Annual Meeting, you should so indicate on the proxy card or when voting your shares telephonically or electronically. We have included transportation information and a map on the back cover of this Proxy Statement. Please bring with you evidence that you are a stockholder.

Holders of record of the 505,961,739 shares of Common Stock outstanding on February 15, 2013 will have one vote per share. A quorum will consist of the holders of Common Stock entitled to cast a majority of the votes at the Annual Meeting, present in person or represented by proxy. All votes cast by proxy or in person will be counted. Abstentions and broker non-votes will not be counted, except for the purpose of establishing a quorum. All votes will be tabulated by an independent inspector of elections.

Election of directors under Proposal 1 is subject to our majority vote requirement described below. The say-on-pay vote presented in Proposal 2 is advisory and non-binding, whether or not approved by a majority of the votes cast. The approval of the respective amendment and restatement of each of the LTIP and ESPP under Proposal 3 and Proposal 4, respectively, requires receipt of a majority of the votes cast with respect to each. A majority of the votes cast is needed for the Proposal 5 ratification of the auditor. The stockholder proposal contained in Proposal 6 must receive a majority of the votes cast to be approved, but is non-binding on us. Any change to our governing documents as set forth in Proposal 6 would require additional action by our Board and our stockholders, as described further below.

Proxy Card and Voting of Shares

Every vote is important. We urge you to vote whether or not you plan to attend the Annual Meeting. Kindly sign, date and return the accompanying proxy card or, if you are a stockholder of record, you may vote your proxy using the toll-free telephone number listed on the proxy card or via the Internet at the electronic address also listed on the proxy card. When a proxy card is returned properly dated and signed, or properly voted telephonically or electronically, the shares represented by the proxy will be voted by the persons named as proxies in accordance with the voting stockholder’s directions.

You may specify your choices by marking the appropriate boxes on the enclosed proxy card. The proxy card also includes any shares registered in the names shown on the proxy in Enterprise Direct (our dividend reinvestment and stock purchase plan) and the PSEG ESPP. If a proxy card is dated, signed and returned without specifying choices, the shares will be voted as recommended by the Board. If you vote telephonically or electronically, you should follow the directions given during the call or on the computer screen. If you are a stockholder of record, your shares will not be voted unless you provide a proxy by return mail, telephonically or electronically or vote in person at the Annual Meeting. However, if no instructions are received from you with respect to any shares held in Enterprise Direct, the administrator of that plan will vote those shares in accordance with the recommendations of the Board.

If you are a participant in the PSEG Thrift and Tax-Deferred Savings Plan or the PSEG Employee Savings Plan, you will receive a separate direction card from the respective plan’s trustee for shares that have been allocated to your accounts. The trustee will vote the shares of Common Stock beneficially owned by you under the respective plan in accordance with your instructions. If no instructions are received, the shares will not be voted.

If your shares are held in the name of a bank or broker, you should follow the voting instructions on the form received from your bank or broker. For such shares, the availability of telephone or Internet voting will depend on the voting processes of your bank or broker. If no instructions are received from you by a bank or broker with respect to such shares, the shares may be voted by the bank or broker on certain of the proposals in this Proxy Statement at the discretion of the bank or broker in accordance with the rules of the NYSE. The NYSE rules provide that if no instructions are received from you, a bank or broker may vote your shares that are held by it only in regard to Proposal 5, Ratification of the Appointment of Independent Auditor.

A bank or broker may not vote your shares held by it in regard to Proposal 1. Election of Directors, Proposal 2. Advisory Vote on the Approval of Executive Compensation, Proposal 3. Approval of LTIP, Proposal 4. Approval of ESPP and Proposal 6. Shareholder Proposal on Simple Majority Voting, unless it receives instructions from you. If you do not provide instructions to your bank or broker as to how you wish to vote in respect of each of these matters, your shares will not be voted on these matters.

6  PUBLIC SERVICE ENTERPRISE GROUP | 2013 Proxy Statement

  ANNUAL MEETING, VOTING AND PROCEDURES

If any matters not described in this Proxy Statement should properly come before the Annual Meeting, the persons named in the enclosed proxy card or their substitutes will vote proxies given in said form of proxy in respect of any such matters in accordance with their best judgment. As of the date of this Proxy Statement, the Board and management did not know of any other matters which might be presented for stockholder action at the Annual Meeting.

You may revoke a proxy given in the form of the card which accompanies this Proxy Statement or a vote made telephonically or electronically. However, by law, your presence at the Annual Meeting will not revoke a proxy you have given, unless you file a written notice of such revocation with the Secretary of PSEG prior to the voting of the proxies at the Annual Meeting or you vote the shares subject to the proxy by written ballot.

Solicitation

The cost of soliciting proxies in the form accompanying this Proxy Statement will be borne by us. In addition to solicitation by mail, proxies may be solicited by our directors, officers and employees, none of whom will be directly compensated for such services, in person or by telephone, electronically or by facsimile. We have also retained Morrow & Co. to assist in the distribution and solicitation of proxies from brokers, bank nominees, other institutional holders and certain large individual holders. The anticipated cost of such services is approximately $13,500, plus reimbursement of expenses.

Date for Submission of Stockholder Proposals

Any proposals intended for inclusion in the Proxy Statement in connection with our 2014 Annual Meeting of Stockholders should be sent to: Corporate Secretary, Public Service Enterprise Group Incorporated, 80 Park Plaza, T4B, P.O. Box 1171, Newark, New Jersey 07101-1171, and must be received by November 8, 2013.

Discretionary Proxy Voting Authority

If we are not notified by January 22, 2014 of any proposal intended to be presented for consideration at the 2014 Annual Meeting of Stockholders, then the proxies named by us with respect to that meeting shall have discretionary voting authority with respect to such proposal if presented at that meeting.

PUBLIC SERVICE ENTERPRISE GROUP | 2013 Proxy Statement  7

  ELECTION OF DIRECTORS

Proposal 1

ELECTION OF DIRECTORS

You are being asked to vote on the election of ten individuals nominated by your Board to serve as the Directors of our Company. In this Proxy Statement, we are providing you with information about the Board, director independence, our leadership structure, risk management oversight, Board committees, code of ethics and related matters of corporate governance. We also describe our provisions for majority voting, our director qualifications, diversity and retirement criteria and the specific experience, skills and qualifications of each nominee. We also report to you information about security ownership and director compensation. As recommended by the Board, we ask you to vote for all nominees.

CORPORATE GOVERNANCE

Board of Directors

Our business and affairs are managed by or under the direction of the Board, which delegates certain responsibilities to its committees and to management consistent with our By-Laws. The Board has adopted and operates under the Principles which reflect our current governance practices in accordance with applicable statutory and regulatory requirements, including those of the SEC and the NYSE. Our By-Laws and Principles are posted on our website, www.pseg.com/info/investors/governance/index.jsp. We will send you a copy of either or both upon request.

The Board provides direction and oversight of the conduct of our business by management. In fulfilling these responsibilities, the Board performs the following principal functions:

•	Approves corporate strategy, major management initiatives and significant investments;

•	Monitors and provides oversight of financial and business integrity and performance, including risk management;

•	Selects, evaluates the performance of, and approves succession plans for the CEO and other senior executives;

•	Selects nominees for election to the Board; and

•	Evaluates Board processes and performance.

The Board has full and free access to all members of management and may hire its own consultants and advisors as it deems necessary.

Independence

Under our Principles and the requirements of the NYSE, the Board must consist of a majority of independent directors. The Board has established standards for director independence, which are set forth in the Principles.

8  PUBLIC SERVICE ENTERPRISE GROUP | 2013 Proxy Statement

  CORPORATE GOVERNANCE

Independence Standards

In order to be independent:

•	A director may not be an employee of ours or any of our subsidiaries;

•	No member of a director’s immediate family may be one of our executive officers or an executive officer of one of our subsidiaries;

•	A director or immediate family member may not be an employee of any company where any executive of ours or our subsidiaries serves on the compensation committee;

•

A director may not be an employee and an immediate family member may not be an executive officer of any company that makes payments to or receives payments from us and our subsidiaries in any year more than the greater of $1 million or 2% of such company’s consolidated gross revenue;

•	A director or immediate family member may not receive more than $50,000 in direct compensation from us (other than fees and compensation provided to directors generally);

•	A director or immediate family member may not be affiliated with or employed by our independent auditor; and

•

A director may not be an executive officer of a charity, if, in any year, contributions by us and our subsidiaries to that charity exceed the greater of $1 million or 2% of the charity’s consolidated gross revenue.

These limitations apply for three years after the end of the applicable affiliation or arrangement.

The Board has determined that all of the current directors and all of the nominees for election as directors are independent under our Principles and the requirements of the NYSE, except Ralph Izzo, our Chairman of the Board, President and CEO. These determinations were based upon a review of the responses submitted by each director and nominee to questionnaires we provided them, relevant business records, publicly available information and applicable SEC and NYSE requirements.

Leadership Structure

Under our By-Laws, our senior leadership may include a Chairman of the Board, a President and a CEO, which positions may be held by one person or may be divided between two different people. As provided in its charter, the Corporate Governance Committee has the responsibility to assess the structure of the Board and periodically evaluate the Board’s governance practices as well as the Principles. Building on the advice of the Corporate Governance Committee, the Board applies its experience and knowledge of our business to establish what it believes to be the most effective form of organization. In doing so, it utilizes its understanding of the challenges and opportunities we face and its evaluation of the individuals who are involved.

Based on that analysis and evaluation, the Board has determined that, at the present time and given our present officers and personnel, it is in the best interests of the Company and stockholders for a single individual to hold all three positions of Chairman of the Board, President and CEO. The Board believes that this strikes a desirable balance allowing us to benefit from the advantages of efficiency, coordination and accountability. Ralph Izzo currently holds these positions. As such, he has plenary powers of supervision and direction of our business and affairs and he also presides at all meetings of the Board and of stockholders. The Board believes that Mr. Izzo possesses the attributes of experience, judgment, vision, managerial skill and overall leadership ability essential for our continued success. Mr. Izzo’s in-depth knowledge and understanding of our strategy, operations, risk profile, regulatory and environmental circumstances and financial condition best position him to head our Board and provide leadership to management, employees, investors, customers, officials and the public. The diverse experience and independence of the other directors allows the Board to maintain effective oversight of operations, long-range planning, finances and risk management.

In addition to the Chairman, President and CEO, our leadership structure is designed to rely on the contributions of our Lead Director. The Lead Director provides the independent directors with a key means for collaboration and communication regarding Board agendas and the information directors receive from management. Importantly, all directors play an active role in overseeing the company’s business both at the Board and Committee level, bringing fresh and differing viewpoints. The Lead Director coordinates with the Chairs of our various Board committees in setting agendas for committee meetings. Albert R. Gamper, Jr. currently serves as Lead Director. In that capacity, he complements the talents and contributions of Mr. Izzo and promotes confidence in our governance structure by providing an additional perspective to that of management. Our Principles provide for the following:

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Lead Director Duties and Responsibilities

•	Presides at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors.

•	Serves as principal liaison on Board-wide issues between the Chairman of the Board and the independent directors.

•	Calls meetings of the independent directors, as may be necessary or desirable.

•	Consults with the Chairman of the Board on Board agendas.

•	Advises the Chairman of the Board on the quality and timeliness of information provided to the directors.

•	Serves on the Executive Committee.

•	Receives from the Corporate Secretary communications to, or for consideration by, the non-management directors.

The Lead Director is an independent director designated annually by the non-management directors with the expectation that he or she will typically serve in that capacity for four years. The Lead Director may be appointed to serve up to twelve additional months beyond the four years if approved by a majority of the non-management independent directors. Mr. Gamper was designated as our Lead Director by the Board in April 2012 for a term expiring at the first meeting of directors after the 2013 Annual Meeting of Stockholders. The Corporate Governance Committee expects to make a recommendation regarding the individual to serve as Lead Director at its first meeting following the 2013 Annual Meeting, in accordance with our policy.

The Board believes that our leadership structure has been designed with the appropriate controls to support the efficacy of this arrangement without jeopardizing the integrity of the governance process. A majority of the Board must consist of independent directors in accordance with our Principles and, currently, Mr. Izzo is our only director who is not independent. As discussed below, our Principles also set forth various expectations and criteria for Board membership. All directors must adhere to our Standards and exercise their responsibilities in a manner consistent with our best interests and those of our stockholders and their fiduciary duties established by applicable law.

Risk Management Oversight

The Board is responsible for the oversight of risk at PSEG, both as a whole and through delegation to Board committees, which meet regularly and report back to the full Board. All committees play significant roles in carrying out the risk oversight function. In particular:

•

The Audit Committee oversees risk related to the Company’s financial statements, the financial reporting process, accounting and legal matters. The Committee provides oversight on legal and business compliance, financial reporting, disclosure controls and procedures and risk management controls, as well as policies with respect to risk assessment and risk management. Our Chief Risk Officer and Chief Financial Officer report on risk management to the Audit Committee at its meetings and, through the reports of the Audit Committee Chair, to the Board.

•

The Finance Committee oversees financing transactions and approves appropriate commodity portfolio risk tolerance limits. Compliance is monitored through regular reporting to the Board. The Finance Committee is responsible for monitoring risk related to our investments in our pension and post-retirement benefits and nuclear decommissioning trusts and receives periodic reports on their performance at least annually.

•

The Fossil Generation Operations Oversight Committee and the Nuclear Generation Operations Oversight Committee monitor and evaluate risks associated with our electric station operations, including risks associated with environmental, safety and other compliance and personnel and performance matters.

•

The Organization and Compensation Committee considers the risks and rewards associated with our compensation and human resources philosophy and programs. As discussed below, this Committee has reviewed our compensation policies and practices as they relate to risk management and seeks to administer our compensation plans so as to appropriately balance the incentive nature of the compensation with mechanisms that serve to mitigate risk.

•

The Corporate Governance Committee evaluates Board and committee performance, monitors composition of the Board and the qualifications of the Board members and nominees, assists the Board in administering corporate governance practices and oversees our political participation activities and expenditures. In doing so, the Corporate Governance Committee seeks to ensure our governance and leadership structure is appropriately designed to mitigate reputational risk.

Risk management is also a key part of our strategic planning and business operations. The Board has approved a Risk Management Policy and it reviews and adopts the Company’s Financial Risk Management Practice. The Financial Risk Management Practice serves to define the major roles, responsibilities and procedures, including controls and reporting, necessary to actively manage our financial risk exposure

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consistent with our business plans. It is reviewed annually and approved by the Audit Committee and the Finance Committee and recommended to the Board for its approval.

Risk Management Program

The Board also has oversight of the Risk Management Program which consists of policies, processes and controls, including the Risk Management Policy and Financial Risk Management Practice, as well as other policies and practices developed by management relating to:

•	Business conduct and integrity;

•	Internal control, risk assessment and control, business compliance;

•	Transaction review, credit practice, delegation of authority, supply chain practices;

•	Environment, health and safety, information management, corporate responsibility;

•	Employee matters, diversity and inclusion; and

•	Operational excellence.

Our Risk Management Program forms an integral part of our corporate culture and values.

We have established a management-level Risk Management Committee (RMC) that is responsible for assessing exposure and determining our overall financial risk management strategy, taking into consideration, when appropriate, operational, regulatory and legal risks. The RMC, consisting of senior executives, is charged with, among other things:

•	Establishing the framework for identifying, measuring, aggregating, monitoring, controlling and reporting on our financial-related risks;

•	Establishing trading limits and controls; and

•	Considering and addressing major implications to our generation, transmission and distribution businesses that have a bearing on the management of risks that could impact financial results.

In addition, our Capital Review Committee, which also consists of senior management employees, provides oversight and reviews proposed capital projects. Investments above a stated amount require approval of our Board or the respective board of Power, PSE&G or Energy Holdings, as applicable. Our Compliance Committee of senior management personnel reviews various compliance issues, including the approval of our Standards, and regularly reports to the Audit Committee.

Our Delegation of Authority sets forth the respective authority levels at which management and employees are authorized to conduct business.

The Board believes that we have an effective system of risk management practices with appropriate controls and Board oversight.

Meetings

The Board holds regularly scheduled meetings and meets on other occasions when circumstances require. Board and Committee meetings are scheduled over an entire work day and often begin on the prior afternoon or evening. Each meeting typically takes approximately two to three hours or longer. Each Committee executes its responsibilities, as described below, and the Board receives reports from the Committee Chairs on the significant matters considered and actions taken. A Board meeting typically focuses on the strategic and more important issues facing us. Directors spend additional time preparing for Board and Committee meetings they attend and they are called upon for counsel between meetings.

Our Principles provide that the Board will meet at least six times each year and in executive session without management in attendance at every meeting, unless waived by the Board. When the Board meets in executive sessions, the Lead Director presides. In addition, each Board committee, except the Executive Committee, meets in executive session at each of its meetings, unless waived by the respective Committee.

Under our Principles, each director is expected to attend all Board meetings and all meetings of committees of which such director is a member, as well as the Annual Meeting of Stockholders. Meeting materials are provided to Board and Committee members in advance of each meeting, and members are expected to review such materials prior to each meeting. During 2012, each incumbent director attended at least 75% of the aggregate number of Board meetings and committee meetings on which he or she served. Each attended the 2012 Annual Meeting of Stockholders.

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2012 Meetings and Executive Sessions

Board/Committee	Meetings	Executive Sessions
PSEG Board	7*	7
PSE&G Board	6	6
Audit	8	5
Corporate Governance	4	4
Executive	0	0
Finance	4	0
Fossil Generation Operations Oversight	3**	2
Nuclear Generation Operations Oversight	3***	2
Organization and Compensation	5	5

*	Includes an all-day business strategy session

**	One meeting held at a generating station

***	One meeting held at the site of nuclear generating stations we operate

Director Orientation and Continuing Education

New directors receive an orientation program and materials, which includes visits to our facilities and presentations by senior management to familiarize new directors with our strategic plans, operations, significant financial, accounting and risk management issues, compliance programs, the Standards, principal officers and internal and independent auditors. During each year, continuing education is provided to all directors on topics of importance to our business.

Stock Ownership

Our Principles require that directors own shares of our Common Stock (including any restricted stock, whether or not vested, any stock units under the Directors’ Equity Plan and any phantom stock under the Directors’ Deferred Compensation Plan) equal to four times the annual cash retainer (currently $70,000) within five years after election to the Board. All incumbent directors currently meet this requirement, except Ms. Tomasky and Mr. Zollar, each of whom was first elected to the Board in 2012.

Communications with the Board

You, as a stockholder, and other interested parties may communicate directly with the Board, including the independent directors, by writing to:

M. Courtney McCormick, Secretary

Public Service Enterprise Group Incorporated

80 Park Plaza, T4B, P.O. Box 1171, Newark, New Jersey 07101-1171,

and indicating who should receive the communication. Unless the context otherwise requires, the Secretary will provide the communication to the Lead Director and to the Chair of the Board Committee most closely associated with the nature of the request. The Secretary has the discretion not to forward communications that are commercial advertisements, other forms of soliciting material or billing complaints. All communications are available to any member of the Board upon his or her request.

Committees of the Board

The committees of the Board, their principal functions, and membership requirements are described below. Each committee has open and free access to all Company information, may require any of our officers or employees to furnish it with information, documents or reports that it deems necessary or desirable in carrying out its duties, is empowered to investigate any matter involving us and may retain appropriate resources to assist it in discharging its responsibilities.

Each committee, other than the Executive Committee, operates pursuant to a charter that defines its roles and responsibilities and annually conducts a performance evaluation of its activities and a review of its charter. The authority of the Executive Committee is set forth in our By-Laws. The committee charters and our By-Laws are posted on our website, www.pseg.com/info/investors/governance/committees.jsp. We will send you a copy of any or all of them upon request.

Each committee reports its activities to the Board. Each committee Chair is appointed annually with the expectation that he or she will typically serve in that capacity for four years. A Chair may be appointed to serve up to twelve additional months beyond the four years if approved by a majority of the independent directors.

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Committee	Membership Requirements

Audit

Comprised of three or more directors, each of whom must be independent of management in accordance with SEC and NYSE rules and meet NYSE requirements for financial literacy. At least one member must have accounting or financial management expertise. The Committee meets at least four times per year, and in executive session without management present at each meeting, unless waived by the Committee.

Members may receive no direct or indirect compensation from us or our subsidiaries, other than as a director or committee member, and may not be affiliated with us or our subsidiaries, in accordance with applicable legal requirements. Under our Principles, without Board approval, a director may not serve as a member of our Audit Committee if he or she serves on the Audit Committee of more than three public companies, including ours.

Corporate Governance	Consists of three or more independent directors who meet at least two times per year, and in executive session without management present at each meeting, unless waived by the Committee.

Executive	Consists of the Chairman of the Board, Lead Director and at least one additional independent director.

Finance	Consists of three or more independent directors who meet at least three times per year, and in executive session without management present at each meeting, unless waived by the Committee.

Fossil Generation Operations Oversight	Consists of three or more independent directors who meet at least three times per year, and in executive session without management present at each meeting, unless waived by the Committee.

Nuclear Generation Operations Oversight	Consists of three or more independent directors who meet at least three times per year, and in executive session without management present at each meeting, unless waived by the Committee.

Organization & Compensation	Consists of three or more independent directors who meet at least two times per year, and in executive session without management present at each meeting, unless waived by the Committee.

Audit Committee

The Audit Committee’s responsibilities include:

•

Assisting the Board in fulfilling its responsibility for oversight of the integrity of our financial statements and the quality and integrity of our accounting, auditing and financial reporting practices;

•

Appointing, terminating, compensating, including preapproving all services and fees, and overseeing the work of the independent auditor; the independent auditor reports directly to the Audit Committee;

•	Reviewing the independence of the independent auditor, as well as Public Company Accounting Oversight Board (PCAOB) and peer review reports of the independent auditor’s performance;

•

Reviewing with the independent auditor, management and internal auditors our annual audited and quarterly financial statements and the acceptability and quality of our financial statements and our accounting, reporting and auditing practices;

•

Reviewing with the independent auditor any audit issues or difficulties and management’s response, and resolving disagreements which may arise between management and the independent auditor regarding financial reporting;

•	Providing oversight to our internal audit and environmental, health and safety audit functions and legal and business conduct compliance program;

•	Reviewing the status of pending material litigation;

•	Reviewing risk management controls and disclosure controls and procedures;

•	Reviewing earnings press releases, financial information and earnings guidance provided to analysts and rating agencies; and

•	Recommending to the Board the inclusion of the audited financial statements in our Form 10-K.

The Board determines annually, and upon any change in Audit Committee composition, the independence, financial literacy and financial expertise of the Audit Committee members and makes written affirmation to the NYSE in accordance with its rules. The Board has determined that all members of the Audit Committee are financially literate and, in addition, that Albert R. Gamper, Jr., David Lilley (Chair), Thomas A. Renyi, Hak Cheol Shin and Susan Tomasky, each a member of the Audit Committee, possesses accounting or financial management expertise, as defined in the NYSE rules. The Board further has determined that Albert R. Gamper, Jr., David Lilley (Chair),

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Thomas A. Renyi, and Susan Tomasky, each a member of the Audit Committee, is an audit committee financial expert under the Sarbanes-Oxley Act of 2002 and the rules of the SEC.

Management and the Board believe that the current composition of the Audit Committee provides that Committee with the requisite expertise and experience to recommend to the Board the inclusion of the audited financial statements in our Form 10-K. The Board will consider this matter annually as a part of its ongoing governance review. The Audit Committee will also continue its practices to assure that adequate independent procedures exist for receipt and treatment of complaints regarding accounting, internal controls or auditing matters.

The Audit Committee Report appears below under Proposal 5. Ratification of the Appointment of Independent Auditor in this Proxy Statement.

Corporate Governance Committee

The Corporate Governance Committee’s responsibilities include:

•	Assisting the Board in administering the corporate governance practices of the Board and its committees;

•	Monitoring the composition of the Board to assure a reasonable balance of professional interests, business experience, financial expertise, diversity and independence;

•

Considering the qualifications of Board members and evaluating prospective nominees, including those identified by the Committee or by other Board members, management, stockholders or other sources, and recommending to the Board membership changes and nominees;

•

Making a recommendation to the Board as to whether to accept the tendered resignation of any director who fails to receive a majority of votes cast “for” that director’s election in an uncontested election;

•	Recommending to the Board the chairs and members of Board committees;

•

Evaluating performance of the Board and its committees, including a review of the size, structure and composition of the Board and its committees and their governance practices, including interactions with management;

•	Making recommendations to the Board to improve effectiveness of the Board and its committees;

•	Overseeing the directors’ orientation and continuing education;

•	Reviewing and making recommendations to the Board with respect to compensation of directors;

•	Providing input to the Organization and Compensation Committee regarding the performance of the CEO as Chairman of the Board;

•	Periodically reviewing the Charters of the Board committees and recommending appropriate changes; and

•	Reviewing our political participation activities and expenses.

The nomination process and criteria utilized are described below under Nominees and Election.

Executive Committee

Except as otherwise provided by law, the Executive Committee may exercise all the authority of the Board when the Board is not in session.

Finance Committee

The Finance Committee’s responsibilities include:

•	Reviewing and making recommendations to the Board regarding corporate financial policies and processes and significant financial decisions;

•	Reviewing and recommending to the Board annually our financial plan;

•	Reviewing and making recommendations to the Board regarding our dividend policy and capital structure;

•

Discussing with management the application and effects of our policies with respect to risk assessment and risk management, including the limits and authorities contained in the Financial Risk Management Practice;

•	Reviewing and recommending to the Board authorizations with respect to the issuance, sale and redemption of securities by us and our subsidiaries;

•

Reviewing with the Thrift and Pension Investment Committee Chair and monitoring the investment guidelines for and investment performance of the trust funds of our pension plans and our nuclear decommissioning trust fund;

•	Reviewing with management our cash management policies and practices; and

•	Reviewing with management credit agency ratings and analyses.

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Fossil Generation Operations Oversight Committee

The Fossil Generation Operations Oversight Committee’s responsibilities include:

•	Evaluating the effectiveness of our fossil generation operations, focusing on safety, plant performance, regulatory matters, large construction projects and improvement in operations;

•	Reviewing labor and human relations, environmental, health and safety and legal and compliance issues related to our fossil generation operations; and

•	Reviewing the results of major inspections, evaluations and audit findings by external oversight groups and management’s response.

Nuclear Generation Operations Oversight Committee

The Nuclear Generation Operations Oversight Committee’s responsibilities include:

•	Evaluating effectiveness of our nuclear generation operations, focusing on safety, plant performance, regulatory matters, large construction projects and improvement in operations;

•	Reviewing labor and human relations, environmental, health and safety and legal and compliance issues related to our nuclear generation operations; and

•	Reviewing the results of major inspections, evaluations and audit findings by external oversight groups and management’s response.

Organization and Compensation Committee (O&CC)

The O&CC’s responsibilities include:

•	Reviewing, approving and modifying, as necessary, our executive compensation policy, programs, plans and awards;

•	Reviewing the stockholder advisory vote on say-on-pay and considering any action it deems appropriate in light of that vote;

•	Reviewing executive compensation levels and targets for consistency and alignment with compensation policy and strategic and operating objectives;

•	Reviewing the risk to us of our compensation policies and practices;

•	Retaining and annually reviewing the performance of its compensation consultant;

•	Reviewing and making recommendations to the Board concerning corporate organization in general and executive compensation including incentive plans and equity-based plans;

•	Administering our incentive compensation plans;

•	Reviewing and approving corporate goals and objectives relevant to CEO compensation;

•	Evaluating the CEO’s performance in light of those goals and objectives and, with the independent Board members, determining and approving the CEO’s compensation based on this evaluation;

•	Annually reviewing performance for certain other key members of management;

•	Annually reviewing management succession and development plans;

•	Monitoring compliance with the Stock Ownership and Retention Policy; and

•	Reviewing the CD&A and providing its report thereon in this Proxy Statement.

The O&CC Report on Executive Compensation appears below under Proposal 2. Advisory Vote on the Approval of Executive Compensation.

Compensation Consultant

The O&CC has the authority to retain compensation consultants, with sole authority for their hiring and firing. Since September 2009, the O&CC has retained Compensation Advisory Partners LLC (CAP) as its independent compensation consultant to provide it information and advice that is not influenced by management. CAP is an executive compensation consulting firm that does not perform any other services for us or our subsidiaries. CAP provides advice to the O&CC on executive compensation and may also provide advice to the Corporate Governance Committee on matters pertaining to compensation of directors who are not executive officers. CAP may not perform any other services for us without obtaining the prior approval of the Chair of the O&CC.

Responsibility for assignment to and evaluation of work by CAP is solely that of the O&CC and, with respect to the compensation of non-employee directors, the Corporate Governance Committee.

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The SEC and NYSE require compensation committees to assess the independence of their advisors and determine whether any conflicts of interest exist. In February 2013, the O&CC reviewed CAPs independence relative to the following factors: (i) CAP’s provision of other services to the Company; (ii) the amount of fees CAP receives from the Company as a percentage of CAP’s total revenue; (iii) the policies and procedures of CAP that are designed to prevent conflicts of interest; (iv) any business or personal relationship between O&CC members and CAP or its compensation consultants; (v) any PSEG stock owned by CAP or its compensation consultants; (vi) any business or personal relationship between our executive officers and CAP or any of its compensation consultants; and (vii) other factors that would be relevant to CAP’s independence from management. On the basis of such review, the O&CC concluded that CAP is independent and no conflicts of interest exist.

In furtherance of CAP’s independence, management receives copies of certain materials provided by CAP to the O&CC only after the materials have been provided to the O&CC. The scope of CAP’s assignment is to provide general advice relating to all aspects of executive compensation, including the review of our current compensation programs and levels, benefit plans, provision of comparative industry trends and peer data and the recommendation of program and pay level changes.

We pay the fees of any compensation consultant retained by the O&CC. Additional information regarding any such services performed in the past year is included in the CD&A below. The O&CC also utilizes the services of our internal compensation professionals.

Compensation Committee Interlocks and Insider Participation

During 2012, each of the following individuals served as a member of the O&CC: William V. Hickey, Shirley Ann Jackson, David Lilley, Thomas A. Renyi, and Richard J. Swift (Chair). During 2012, no member of the O&CC was an officer or employee or a former officer or employee of any PSEG company. None of our officers served as a director of or on the compensation committee of any of the companies for which any of these individuals served as an officer. No member of the O&CC had a direct or indirect material interest in any transaction with us.

Code of Ethics

Standards of Integrity

Our Standards is a code of ethics applicable to us and our subsidiaries. The Standards:

•	Are an integral part of our business conduct compliance program and embody our commitment to conduct operations in accordance with the highest legal and ethical standards;

•

Apply to all of our directors and employees (including Power’s, PSE&G’s, Energy Holdings’ and Services’ respective principal executive officer, principal financial officer, principal accounting officer or Controller and persons performing similar functions) each of whom is responsible for understanding and complying with the Standards;

•

Establish a set of common expectations for behavior to which each director and employee must adhere in dealings with investors, customers, fellow employees, competitors, vendors, government officials, the media and all others who may associate their words and actions with us; and

•

Have been developed to provide reasonable assurance that, in conducting our business, directors and employees behave ethically and in accordance with the law and do not take advantage of investors, regulators or customers through manipulation, abuse of confidential information or misrepresentation of material facts.

The Standards are posted on our website, www.pseg.com/info/investors/governance/documents.jsp. We will send you a copy on request.

We will post on our website, www.pseg.com/info/investors/governance/documents.jsp:

•	Any amendment (other than one that is technical, administrative or non-substantive) that we adopt to the Standards; and

•

Any grant by us of a waiver from the Standards that applies to any director, principal executive officer, principal financial officer, principal accounting officer or Controller, or persons performing similar functions, for us or our direct subsidiaries noted above, and that relates to any element enumerated by applicable SEC requirement.

A waiver of any provision of the Standards may be granted in exceptional circumstances, but only for substantial cause. A waiver for any director or executive officer may be made only by the Board and, if granted, must be promptly disclosed to our stockholders. In 2012, we did not grant any waivers to the Standards.

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Political Contributions

We regularly evaluate our reporting practices to ensure that our disclosure appropriately meets the needs of our shareholders. Accordingly, the Board recently approved a Corporate Political Participation Practice, which we have made publicly available on our website at www.pseg.com/info/investors/governance/documents.jsp. In accordance with this Practice, we provide our stockholders with access to our reported state and federal political contributions. The Political Participation Practice also establishes a controls process, pursuant to which our senior management monitors, assesses, and approves certain political contributions. Our Board is responsible for generally overseeing our political participation activities and expenses. We believe this Political Participation Practice will allow us to minimize reputational and political risks and continue to focus on our operational excellence

Transactions with Related Persons

There were no transactions during 2012, and there are no transactions currently proposed, in which we were or are to be a participant and the amount involved exceeded $120,000 and in which any related person (director, nominee, executive officer or their immediate family members) had or will have a direct or indirect material interest.

Our policies and procedures with regard to transactions with related parties, including the review, approval or ratification of any such transactions, the standards applied and the responsibilities for application are set forth in our Principles, our Business Conduct Compliance Program (Compliance Program) and the Standards. These are our only written policies and procedures regarding the review, approval or ratification of transactions with related persons.

•

The Principles provide written guidelines for directors and management to effectively pursue and support the Company’s business objectives. The Principles are reviewed periodically by the Corporate Governance Committee, which recommends appropriate changes to the Board. Under the Principles, a director must notify the Chair of the Corporate Governance Committee if he or she encounters a conflict of interest or proposes to accept a position with an entity which may present a conflict of interest, so that the issue may be reviewed. Potential conflicts of interest include positions that directors or immediate family members hold as directors, officers or employees of other companies with which we do business or propose to do business and charitable and other tax-exempt organizations to which we contribute or propose to contribute.

•

Our Compliance Program establishes an organizational structure and validates the Standards and its mandated procedures, practices and programs. The Audit Committee has overall responsibility for oversight of the Compliance Program and has delegated to our Compliance Committee overall responsibility for the design, implementation and execution of the Compliance Program. The Compliance Committee’s duties include assurance that we take all reasonable steps to coordinate organization-wide ethics and compliance activities, consistent enforcement of the Standards including the detection and prevention of wrongdoing as a result of compliance investigations and otherwise foster a culture for ethical behavior and a commitment to legal compliance. The Compliance Committee, comprised of members of senior management, is chaired by our Executive Vice President and General Counsel, who has overall responsibility for administering the Compliance Program.

•

The Standards establish a written set of common expectations of behavior for all directors, officers and employees regarding business relationships, personal conduct (including, among other things corporate opportunities, conflicts of interest and supplier, competitor and governmental relations), safeguard of Company property, business controls and compliance with regulatory requirements. In addition, the Standards mandate procedures for seeking ethical guidance, reporting concerns, investigation and discipline. Our Executive Vice President and General Counsel has overall responsibility for administering the Standards.

•

Our written management practices provide that any capital investment with a non-PSEG entity or its affiliate, for which one of our directors or officers serves as a director or executive officer, must be approved by our Board.

NOMINEES AND ELECTION

Election

Directors elected at each annual meeting are elected to serve one-year terms. Directors whose terms are to expire are eligible for re-nomination and will be considered by the Corporate Governance Committee in accordance with its policies and the retirement policy for directors, which are summarized in this Proxy Statement. Each of the current directors has been nominated for re-election.

Our By-Laws currently provide that the Board shall consist of not less than three nor more than 16 directors as shall be fixed from time to time by the Board. The number of directors is currently set at ten.

The nominees listed below were selected by the directors upon the recommendation of the Corporate Governance Committee. As discussed above under Annual Meeting, Voting and Procedures, proxies will be voted in accordance with your instructions as indicated on the enclosed proxy card, bank or broker voting card or when voting by telephone or Internet.

If at the time of the 2013 Annual Meeting any of the nominees listed below should be unable to serve, which is not anticipated, it is the intention of the persons designated as proxies to vote, in their discretion, for other nominees, unless the number of directors constituting a full Board is reduced.

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Majority Voting for Election of Directors

Our By-laws provide that in an uncontested election, each director shall be elected by a majority of the votes cast with respect to the director. A majority of votes cast means that the number of shares cast “for” a director’s election exceeds the number of votes cast “against” that director. We do not include as votes cast (i) shares which are marked withheld, (ii) abstentions and (iii) shares as to which a stockholder has given no authority or direction.

As provided in our Principles, the Board has adopted a policy whereby any incumbent director receiving a majority vote “against” must promptly tender an offer of resignation. As a result, in uncontested elections, the Board will nominate for election or re-election as a director only candidates who have agreed promptly to tender a letter of resignation in the event that the number of shares voted “for” that director does not exceed the number of shares voted “against” that director. If an incumbent director fails to receive the required “majority” vote, the Corporate Governance Committee will consider the matter and then make a recommendation to the Board as to whether or not to accept the resignation. The Board will make the determination on whether or not to accept the recommendation of the Corporate Governance Committee.

The Principles further provide that no director who fails to receive a majority vote in an uncontested election shall participate in either the recommendation of the Corporate Governance Committee or the determination of the Board with respect to his or her resignation letter or that of any other director in regard to that year’s Annual Meeting election. Any such director may, however, participate in any and all other matters of the Board and its various committees to the fullest extent to which he or she would otherwise be permitted in accordance with applicable law and the Principles. If a majority of the Corporate Governance Committee fails to receive a majority vote, then the remaining independent directors will determine whether to accept one or more of the applicable resignations. If three or fewer independent directors did not receive a majority vote in the same election, then all independent directors may participate in any discussions or actions with respect to accepting or rejecting the resignation offers (except that no director will vote to accept or reject his or her own resignation offer).

In evaluating tendered resignations, the Corporate Governance Committee and the Board may consider all factors they deem relevant, including, but not limited to, the stated reason(s) for the “against” vote, the impact that the acceptance of the resignation would have upon our compliance with applicable law or regulation, the potential triggering of any change in control or similar provision in contracts, benefit plans or otherwise, the qualifications of the director and his or her past and anticipated future contributions to us.

The Corporate Governance Committee and the Board may consider possible remedies or actions to take in lieu of or in addition to acceptance or rejection of the resignation, such as development and implementation of a plan to address and cure the issues underlying the failure to receive a majority vote.

Following the Board’s determination, we will publicly disclose the decision and, if applicable, the reasons for accepting or rejecting the resignation. To the extent that the Board accepts one or more resignations, the Corporate Governance Committee may recommend to the Board, and the Board will then determine, whether to fill any vacancy.

Director Qualifications, Diversity and Retirement

The Board believes that a nominee for director should be selected on the basis of the individual’s ability, diversity of background and experience and soundness of judgment, from among candidates with an attained position of leadership in their field of endeavor. As noted above, a majority of the Board must consist of independent directors in accordance with our Principles and NYSE requirements.

The Board seeks to maintain an orderly transition for retirement and proper succession planning. Under the Board’s retirement policy, directors who have never been employees of the PSEG group of companies may not serve as directors beyond the Annual Meeting of Stockholders following their seventy-second birthday. If however, the Corporate Governance Committee and the Board determine that there is good cause to extend any such director’s Board service, he or she may be re-nominated following the age of seventy-two, but in no event beyond the age of seventy-five, and remain in service for the full term until the next Annual Meeting of Stockholders following his or her seventy-fifth birthday. Directors who are former PSEG CEOs may not serve as directors beyond the Annual Meeting of Stockholders following termination of active employment with the PSEG group of companies, unless otherwise determined by the Board, and may not serve beyond their seventy-second birthday. Directors who are former employees, other than CEOs, may not serve as directors beyond the Annual Meeting of Stockholders following termination of active employment with the PSEG group of companies.

In addition, it is the policy of the Board that a nominee recommended initially for election be able to serve at least five years, consistent with the Board’s retirement policy. The Board believes that the ability of a director to serve for at least five years is a reasonable expectation in order for us to receive an appropriate benefit from the individual’s abilities. This is especially so in light of the time invested by a director to become knowledgeable about our complex business operations. The Board believes that these age and service limitations provide it with a means for achieving a reasonable balance of veteran and new directors.

18  PUBLIC SERVICE ENTERPRISE GROUP | 2013 Proxy Statement

  NOMINEES AND ELECTION

Diversity

Diversity is a factor for consideration of nominees for director pursuant to the diversity policy contained in our Principles and the charter of the Corporate Governance Committee. In considering diversity, the Corporate Governance Committee utilizes a broad meaning to include not only factors such as race, gender and national origin, but also background, experience, skills, accomplishments, financial expertise, professional interests, personal qualities and other traits desirable in achieving an appropriate group of qualified individuals. The Corporate Governance Committee considers and assesses the effectiveness of this policy in connection with the annual nomination process to assure it contains an effective mix of people to best further our long-term business interests.

The Corporate Governance Committee also considers the amount of time that a person will likely have to devote to his or her duties as a director, including non-PSEG responsibilities as an executive officer, board member or trustee of business or charitable institutions and the contributions by directors to our ongoing business. The Corporate Governance Committee considers the qualifications of incumbent directors and potential new nominees, as well as the continuity of service and the benefit of new ideas and perspectives, before making recommendations to the Board for election or re-election. The Board then selects nominees based on the Corporate Governance Committee’s recommendation.

The Corporate Governance Committee does not believe it is appropriate to set absolute term limits on the length of a director’s term. Directors who have served on the Board for an extended period of time are able to provide valuable insight into the operations and future of the Company based on their experience with and understanding of our history, policies and objectives.

Prior to accepting an invitation to serve as a director of another public company, the CEO and any directors must submit a letter to the Corporate Governance Committee so as to allow it to review potential conflicts and time demands of the new directorship. Any director who undertakes or assumes a new principal occupation, position or responsibility from that which he or she held when he or she was elected to the Board must submit a letter to the Corporate Governance Committee volunteering to resign from the Board. The Board does not believe that in every instance a director who undertakes or assumes a new occupation, position or responsibility from that which he or she held when the director joined the Board should necessarily leave the Board. The Corporate Governance Committee reviews the relevant details of such director’s new position and determines the continued appropriateness of Board membership under the circumstances.

Nominees and Nomination Process

The present terms of all ten directors, Albert R. Gamper, Jr., William V. Hickey, Ralph Izzo, Shirley Ann Jackson, David Lilley, Thomas A. Renyi, Hak Cheol Shin, Richard J. Swift, Susan Tomasky and Alfred W. Zollar, expire at the 2013 Annual Meeting. Each director has been re-nominated. Each will be presented for election to serve until the 2014 Annual Meeting, or until their respective successors are elected and qualified. All nominees, except Mr. Zollar, who was elected as a director by the Board in June 2012, were elected to their present terms by our stockholders.

Conrad Harper retired from the Board effective December 31, 2012. Mr. Harper had served on the Board since 1997. The members of the Board wish to thank Mr. Harper and express the Board’s sincere appreciation for his many years of dedicated service to our Company.

The Corporate Governance Committee on occasion may pay a fee to an executive search firm to assist it in identifying and evaluating potential director nominees meeting our criteria, which are described further below. Any such firm’s function would be to assist the Committee in identifying potential candidates for its consideration. During 2012, we engaged a third-party firm to conduct a search for potential candidates. Mr. Zollar was identified to us in this process.

The Corporate Governance Committee will consider stockholders’ recommendations for nominees for election to the Board. Such recommendations must be submitted in writing to M. Courtney McCormick, Secretary, Public Service Enterprise Group Incorporated, 80 Park Plaza, T4B, P.O. Box 1171, Newark, New Jersey 07101-1171. Nominations must be accompanied by the written consent of any such person to serve if nominated and elected and by biographical material to permit evaluation of the individual recommended. Our By-Laws require that stockholder nominations must be submitted at least 90 days in advance of an Annual Meeting of Stockholders.

The Corporate Governance Committee utilizes the same criteria to evaluate all potential nominees, including those recommended by stockholders or from other sources.

We show below for each nominee:

•	The period of service as a director;

•	Age as of the date of the Annual Meeting;

•	Present committee memberships;

•	Business experience during at least the last five years; and

•	Other directorships during the past five years.

PUBLIC SERVICE ENTERPRISE GROUP | 2013 Proxy Statement  19

  NOMINEES AND ELECTION

We also discuss the specific experience, qualifications, attributes and skills that led to the conclusion that he or she should serve as one of our directors. Each nominee’s beneficial ownership of Common Stock is shown under Security Ownership of Directors, Management and Certain Beneficial Owners. Compensation for service as a director is shown in the Director Compensation Table and accompanying narrative.

As discussed above, the Corporate Governance Committee and the Board recommend and nominate for election those individuals they deem qualified and capable of serving as directors pursuant to the criteria they have set. Each of the nominees this year meets these standards.

Board Composition, Skills and Qualifications

Composition

The Board is comprised of individuals with a diverse mix of knowledge, expertise and backgrounds. Among the ten nominees, we have business leaders from industries including banking, science and technology, energy, consumer products and manufacturing as well as those who have excelled in academia and public service. As a group, they complement one another with a desirable mix of competencies and skills as the Board discharges its duties of overseeing our businesses. Our Board members have dealt widely with the types of issues and challenges facing us, including achieving optimal operational and financial performance, managing for growth, meeting regulatory, environmental and safety requirements, overseeing risk management and corporate governance, maintaining an engaged and diverse workforce and adapting to rapidly evolving business conditions. All have served in leadership positions.

Skills and Qualifications

	Albert R. Gamper	William V. Hickey	Raph Izzo	Shirley Ann Jackson	David Lilley	Thomas A. Renyi	Hak Cheol Shin	Richard J. Swift	Susan Tomasky	Alfred W. Zollar
Accounting/Finance	X	X	X	X	X	X		X	X
Construction/Engineering								X
Consumer Products/ Product Development		X			X		X			X
Customer Satisfaction & Sales					X	X	X			X
Government			X	X					X
Industry/Generating Plant Operations			X	X				X	X
Legal									X
Management	X	X	X	X	X	X	X	X	X	X
Manufacturing		X			X		X	X
Science/Scientific Research			X	X
Technology		X	X				X			X

20  PUBLIC SERVICE ENTERPRISE GROUP | 2013 Proxy Statement

  NOMINEES AND ELECTION

Committee Membership

Current committee assignments are presented in the following table. From time to time, Committee assignments and chairs are changed to best utilize the talents of our directors. The last such changes occurred in April 2012 and Mr. Zollar received committee assignments in September 2012. Ongoing committee assignments for all directors are expected to be made at the organizational meeting following the 2013 Annual Meeting of Stockholders.

	Audit	Corporate Governance	Executive	Finance	Fossil Generation Operations Oversight	Nuclear Generation Operations Oversight	Organization & Compensation
Albert R. Gamper, Jr.*	X		X	X
William V. Hickey				X	C	C	X
Ralph Izzo			C
Shirley Ann Jackson			X	C	X	X	X
David Lilley	C			X			X
Thomas A. Renyi	X	C					X
Hak Cheol Shin	X	X			X	X
Richard J. Swift		X	X		X	X	C
Susan Tomasky	X	X
Alfred W. Zollar				X	X	X
C = Committee Chairperson
X = Committee Member
*Also serves as Lead Director

During 2012, Albert R. Gamper, Jr., Richard J. Swift and Ralph Izzo also served on the Board of Directors of PSE&G. Shirley Ann Jackson became a member of the PSE&G Board of Directors in February 2013. Mr. Izzo also serves on the Boards of Directors of Power, Energy Holdings and Services.

Biographical Information for Nominees for Election as Director

Shown below is the relevant business and biographical information for each of the individuals nominated for election to the Board.

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  NOMINEES AND ELECTION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES

ALBERT R. GAMPER, JR., age 71

Director since 2000

Experience

•   Lead Director since April 2011.

•    Director of PSE&G.

•    Chairman of the Board of CIT Group, Inc., Livingston, New Jersey, a commercial insurance company, from July 2004 until December 2004; Chairman of the Board and Chief Executive Officer of CIT Group, Inc. from September 2003 to July 2004; Chairman of the Board, President and Chief Executive Officer from June 2002 to September 2003; President and Chief Executive Officer from February 2002 to June 2002; Chairman of the Board, President and Chief Executive Officer from January 2000 to June 2001; President and Chief Executive Officer from December 1989 to December 1999. President and Chief Executive Officer of Tyco Capital Corporation from June 2001 to February 2002.

•   Trustee to the Fidelity Group of Funds.

Skills and Qualifications

•   Management/Finance – Mr. Gamper acquired extensive management experience in financial services as Chairman of the Board, President and Chief Executive Officer of CIT Group, Inc. Moreover, in that role he had ultimate responsibility for financial matters and the overall operations of that company.

•    The Board values Mr. Gamper’s background considering our capital structure, liquidity needs and need to assess and oversee credit and other risks. He brings perspective and leadership to management and governance oversight.

WILLIAM V. HICKEY, age 68

Director since 2001

Experience

•    Chairman of the Board and Chief Executive Officer of Sealed Air Corporation, Elmwood Park, New Jersey, which manufactures food and specialty protective packaging materials and systems, since September 2012; President and Chief Executive officer from March 2000 to August 2012; President and Chief Operating Officer from December 1996 to February 2000.

•    Director of Sealed Air Corporation.

•    Director of Sensient Technologies Corporation.

Skills and Qualifications

•    Manufacturing/Product Development/Consumer Products/ Accounting/Finance/Management/Technology – Mr. Hickey has a strong industrial and commercial manufacturing background from his service as President and Chief Executive Officer at Sealed Air Corporation. He is also a Certified Public Accountant and, as CEO of Sealed Air Corporation, he had ultimate responsibility for financial matters and overall business performance.

•    Mr. Hickey’s executive managerial experience with product innovation, development, production and marketing contributes to the Board’s ability to oversee our Company and focus on operational excellence.

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  NOMINEES AND ELECTION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES

RALPH IZZO, age 55

Director since 2006

Experience

•   Chairman of the Board, President and Chief Executive Officer of PSEG since April 1, 2007.

•    Chair of the Executive Committee.

•    Director of PSE&G, Power, Energy Holdings and Services.

•    President and Chief Operating Officer of PSEG from October 2006 to April 2007; President and Chief Operating Officer of PSE&G from October 2003 to October 2006.

Skills and Qualifications

•    Management/Strategic Planning/Finance/Industry Operations – During Dr. Izzo’s career as our Chairman of the Board, President and CEO, he has developed broad experience in general management, strategic planning and finance, as well as a thorough understanding of our business operations and the challenges and opportunities of our industry.

•    Technology/Scientific Research – Dr. Izzo’s background as a research physicist is of much benefit to a company that deals with many technical and scientific matters.

•   Governmental Matters – Dr. Izzo’s prior service as an energy and policy analyst at the federal and state levels is a significant asset as we position ourselves as a leader in the energy industry and public policy arena.

SHIRLEY ANN JACKSON, age 66

Director since 2001

Experience

•    Director of PSE&G.

•    President of Rensselaer Polytechnic Institute, Troy, New York, since July 1999.

•    Former director of PSEG from 1987 to 1995.

•    Chair, U.S. Nuclear Regulatory Commission (NRC) from July 1995 to July 1999.

•    Director of FedEx Corporation, IBM Corporation, Marathon Oil Corporation and Medtronic, Inc.

•    Former director of NYSE Euronext and US Steel.

Skills and Qualifications

•    Management/Government/Science/Finance/Generating Plant Operations - Dr. Jackson is a distinguished scientist, who also brings an array of executive, governmental, scientific and academic experience from her years as Chair of the NRC and President of Rensselaer Polytechnic Institute. Her responsibilities as the head of a major university include financial matters.

•    We are a heavily regulated business which is very much affected by public policy and scientific developments, so Dr. Jackson’s experience and continued involvement in energy policy, scientific research and development, technology and innovation, security and financial services industry oversight is highly valued by the Board. Her background as a nuclear physicist and former NRC Chair is important as we have extensive nuclear operations.

PUBLIC SERVICE ENTERPRISE GROUP | 2013 Proxy Statement  23

  NOMINEES AND ELECTION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES

DAVID LILLEY, age 66

Director since 2009

Experience

•   Chairman of the Board, President and Chief Executive Officer of Cytec Industries, Inc., Woodland Park, New Jersey, a global specialty chemicals and materials company from January 1999 until December 2008; President and Chief Executive Officer from May 1998 to January 1999; President and Chief Operating Officer from January 1997 to May 1998.

•    Director of Rockwell Collins, Inc. and Tesoro Corporation.

•    Former director of Arch Chemicals, Inc. and Cytec Industries, Inc.

Skills and Qualifications

•    Product Development/Manufacturing/Sales/Finance/Management – Mr. Lilley has experience in product development, manufacturing and sales, gained from his years as Chairman of the Board, President and Chief Executive Officer at Cytec Industries. In this role he also had ultimate responsibility for financial matters and overall business performance.

•    Mr. Lilley’s leadership is very important to us in light of the Board’s oversight of our operations and adherence to safety and environmental requirements.

THOMAS A. RENYI, age 67

Director since 2003

Experience

•    Executive Chairman of The Bank of New York Mellon Corporation, New York, New York, a provider of banking and other financial services to corporations and individuals, from July 2007 until August 2008.

•    Chairman of the Board and Chief Executive Officer of The Bank of New York Company, Inc. and The Bank of New York from February 1998 to July 2007.

•    Director of Hartford Financial Services.

•    Former director of RiskMetrics Group.

Skills and Qualifications

•    Finance/Management/Customer Satisfaction – Mr. Renyi had a long career with The Bank of New York Mellon and its predecessor, The Bank of New York, where he served as Chairman of the Board and Chief Executive Officer. In that capacity, he had substantial responsibility for the successful implementation of two major mergers. As a result, he brings to us a deep knowledge of finance, as well as significant experience in oversight of the operations of a major enterprise and meeting customer expectations.

•    The Board views Mr. Renyi’s background as highly valuable in the oversight of risk management and our continued focus on financial strength, disciplined investment and operational excellence.

24  PUBLIC SERVICE ENTERPRISE GROUP | 2013 Proxy Statement

  NOMINEES AND ELECTION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES

HAK CHEOL (H.C.) SHIN, age 55

Director since 2008

Experience

•   Executive Vice President – International Operations, of 3M Company, St. Paul, Minnesota, a diversified technology company, with product lines in consumer and office, healthcare electronics, industrial, graphics, transportations, safety and telecommunications markets, since May 2011.

•    Executive Vice President-Industrial and Transportation Business of 3M Company from January 2006 to May 2011; Executive Vice President-Industrial Business from June 2005 to January 2006; Division Vice President-Industrial Adhesives and Tapes Division from July 2003 to June 2005; Division Vice President-Electronics Markets Materials Division from October 2002 to June 2003; Division Vice President-Superabrasives and Microfinishing Systems Division from March 2001 to October 2002.

Skills and Qualifications

•   Technology/Manufacturing/Consumer Products/Customer Satisfaction/Management – Mr. Shin brings diversified experience in the areas of technology, manufacturing, consumer products and customer satisfaction acquired through various senior positions at 3M Company, a company noted for innovation and operational excellence.

•    Mr. Shin’s skills are important as we seek operational excellence and invest in renewable energy technology, while satisfying customer expectations and maintaining reliability.

RICHARD J. SWIFT, age 68

Director since 1994

Experience

•    Lead Director from February 2010 until April 2011.

•    Presiding Director from June 2007 until February 2010.

•    Director of PSE&G.

•    Former Chairman of the Financial Accounting Standards Advisory Council from January 2002 to December 2006.

•    Chairman of the Board, President and Chief Executive Officer of Foster Wheeler, Ltd., Clinton, New Jersey, which provides design, engineering, construction, manufacturing, management, plant operations and environmental services, from April 1994 until October 2001.

•    Director of CVS Caremark Corporation, Hubbell Incorporated, Ingersoll-Rand Limited and Kaman Corporation.

Skills and Qualifications

•    Management/Engineering/Construction/Generating Plant Operations/Finance/Manufacturing – Mr. Swift is a licensed professional engineer who brings a strong managerial background in engineering, construction and generating plant operations as CEO at Foster Wheeler, Ltd. Mr. Swift also served as Chairman of the Financial Accounting Standards Advisory Council.

•    The Board believes that we benefit significantly from Mr. Swift’s experience as we are heavily engaged in similar endeavors in our generation and utility businesses. While CEO at Foster Wheeler, he had ultimate responsibility for financial matters.

PUBLIC SERVICE ENTERPRISE GROUP | 2013 Proxy Statement  25

  NOMINEES AND ELECTION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES

SUSAN TOMASKY, age 60

Director since 2012

Experience

•   President-AEP Transmission of American Electric Power Corporation, Columbus, Ohio, an electric utility holding company with generation, transmission and distribution businesses, from May 2008 to July 2011.

•    Executive Vice President – Shared Services of American Electric Power Corporation from September 2006 to May 2008; Executive Vice President and Chief Financial Officer from September 2001 to September 2006; Executive Vice President and General Counsel and Corporate Secretary from July 1998 to September 2001.

•   Former General Counsel, U.S. Federal Energy Regulatory Commission (FERC), from March 1993 to June 1997.

•    Director of Tesoro Corporation and Summit Midstream Partners, LP.

Skills and Qualifications

•    Industry Operations/Management/Finance/Legal/Government – Ms. Tomasky has broad electric industry executive experience having served in key leadership positions involving transmission operations, services, finance, law and governance at one of the largest utility holding companies in the United States. Her service at the FERC is highly valuable to us as several of our businesses are subject to that agency’s regulation.

•   The Board views Ms. Tomasky’s background as providing a valuable resource and perspective on utility management, finance, law and governmental regulation.

ALFRED W. ZOLLAR, age 58

Director since 2012

Experience

•    General Manager – Tivoli Software division of International Business Machines Corporation (IBM), Armonk, New York, a worldwide information technology and consulting company, from July 2004 to January 2011; General Manager – eServer iSeries from January 2003 to July 2004; President and Chief Executive Officer – Lotus Software division from January 2000 to 2003; Division General Manager – Network Computer Software division from 1996 to 2000.

•    Director of Chubb Corporation

Skills and Qualifications

•    Management/Technology/Product Development/Customer Satisfaction – Mr. Zollar brings a wealth of knowledge from his executive leadership, product development and information technology experience. He has served in various leadership roles, including senior management positions, in every IBM software group division.

•    The Board believes that Mr. Zollar’s executive and managerial experience in business development and technology will greatly contribute to our oversight of operational excellence and customer satisfaction.

26  PUBLIC SERVICE ENTERPRISE GROUP | 2013 Proxy Statement

  SECURITY OWNERSHIP

SECURITY OWNERSHIP OF DIRECTORS, MANAGEMENT

AND CERTAIN BENEFICIAL OWNERS

Directors, Nominees and Management

The following table sets forth, as of February 15, 2013, beneficial ownership of our Common Stock by the directors, nominees and executive officers named in the 2012 Summary Compensation Table. The information presented includes stock options, stock units and phantom shares. None of these amounts exceeds 1% of our Common Stock outstanding.

	Owned Shares (#)(1)	Restricted Stock (#)(2)	Stock Units/ Restricted Stock Units (#)(3)	Phantom Shares (#)(4)	Stock Options (#)(5)	Total (#)
J.A. Bouknight, Jr.	8,387	-	23,017	-	53,625	85,029
Caroline Dorsa	20,825	8,800	29,199	-	110,825	169,649
Albert R. Gamper, Jr.	8,492	9,600	19,836	23,518	-	61,446
William V. Hickey	6,332	9,600	19,836	18,531	-	54,299
Ralph Izzo	389,896	-	157,433	-	1,209,125	1,756,454
Shirley Ann Jackson	5,604	9,600	19,836	-	-	35,040
Ralph A. LaRossa	32,298	-	57,557	-	201,600	291,455
William Levis	58,758	-	62,628	-	232,200	353,586
David Lilley	-	-	14,174	12,240	-	26,414
Randall E. Mehrberg	15,751	-	25,429	-	179,175	220,355
Thomas A. Renyi	4,628	8,800	19,836	32,646	-	65,910
Hak Cheol Shin	-	-	16,957	-	-	16,957
Richard J. Swift	304	14,400	19,836	45,720	-	80,260
Susan Tomasky	-	-	3,615	-	-	3,615
Alfred W. Zollar	-	-	3,452	-	-	3,452
All directors and executive officers as a group (16 persons)	571,416	60,800	501,241	132,655	1,986,550	3,252,662

(1)

Includes all shares, if any, held directly, in brokerage accounts, under the Thrift and Tax-Deferred Savings Plan (401(k) Plan), Enterprise Direct, ESPP, shares owned jointly by or with a spouse and shares held in a trust or a custodial account. Beneficial ownership is disclaimed as to 360 shares.

(2)	Includes restricted stock granted to executive officers under the LTIP and restricted stock granted to directors under the former Stock Plan for Outside Directors.

(3)

Includes restricted stock units granted to executive officers under the LTIP and stock units granted to directors under the Equity Compensation Plan for Outside Directors (Directors Equity Plan), with no voting rights.

(4)

Includes phantom shares accrued under the Directors’ Deferred Compensation Plan for those individuals who have elected to have the earnings on their deferred payments calculated based upon the performance of our Common Stock, with no voting rights.

(5)	Stock options granted under the LTIP and exercisable currently or within 60 days. Excludes stock options not exercisable within 60 days as follows:

Izzo (#)	Dorsa (#)	Levis (#)	Mehrberg (#)	Bouknight (#)	LaRossa (#)	Group (#)
86,975	16,575	17,500	14,725	17,875	13,800	167,450

Certain Beneficial Owners

As of February 15, 2013, no person or group was known to us to be the beneficial owner of more than five percent of our Common Stock, according to the Schedules 13G filed by the respective owners with the SEC.

PUBLIC SERVICE ENTERPRISE GROUP | 2013 Proxy Statement  27

  DIRECTORS’ COMPENSATION

Section 16(a) Beneficial Ownership Reporting Compliance

During 2012, none of our directors or executive officers was late in filing a Form 3, 4 or 5 in accordance with the requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, with regard to transactions involving our Common Stock, with the exception of Susan Tomasky, one of our Directors. Ms. Tomasky filed one late report on Form 3 to report any ownership by her of our Common Stock at the time of her election to the Board. At that time, Ms.  Tomasky did not own any of our Common Stock.

DIRECTORS’ COMPENSATION

2012 DIRECTOR COMPENSATION TABLE

	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Albert R. Gamper, Jr.	110,000	110,019	-	-	-	150	220,169
Conrad K. Harper (1)	98,705	76,794	-	-	-	5,150	180,649
William V. Hickey	105,000	110,019	-	-	-	150	215,169
Shirley Ann Jackson	97,500	110,019	-	-	-	5,150	212,669
David Lilley	100,591	110,019	-	-	-	5,150	215,760
Thomas A. Renyi	98,205	110,019	-	-	-	150	208,374
Hak Cheol Shin	95,000	110,019	-	-	-	150	205,169
Richard J. Swift	100,000	110,019	-	-	-	5,150	215,169
Susan Tomasky	60,015	110,019	-	-	-	-	170,034
Alfred W. Zollar	41,588	110,025	-	-	-	-	151,613

(1)	Retired on December 31, 2012; stock award was prorated, as explained in note 3 below.

(2)

Includes all meeting fees, chair/committee retainer fees and the annual retainer as described below. Includes the following amounts deferred pursuant to the Directors’ Deferred Compensation Plan, described below:

Gamper	Harper	Hickey	Jackson	Lilley	Renyi	Shin	Swift	Tomasky	Zollar
($)	($)	($)	($)	($)	($)	($)	($)	($)	($)
-	98,705	105,000	97,500	100,591	98,205	-	-	-	-

(3)

For each outside director, except Mr. Zollar, the grant date fair value of the award on May 2, 2012, equated to 3,496 stock units based on the then current market price of the Common Stock of $31.47. Mr. Zollar’s stock units were granted on July 2, 2012, and equated to 3,375 shares based on the then current market price of $32.60. Mr. Harper’s stock units were prorated to reflect his retirement on December 31, 2012. In addition, each outside director’s account is credited with additional stock units on the quarterly dividend dates at the then current dividend rate.

The following table shows outstanding stock units granted under the Directors’ Equity Plan and restricted stock granted under the prior Stock Plan for Outside Directors, as of December 31, 2012.

	Gamper (#)	Harper (#)	Hickey (#)	Jackson (#)	Lilley (#)	Renyi (#)	Shin (#)	Swift (#)	Tomasky (#)	Zollar (#)
Stock Units	19,836	19,836	19,836	19,836	14,174	19,836	16,957	19,836	3,615	3,452
Restricted Stock	9,600	13,200	9,600	9,600	-	8,800	-	14,400	-	-

(4)	Consists of charitable contributions made by us on behalf of each individual and under our educational matching gift program.

Director Fees

A director who is an employee of a PSEG Company receives no additional compensation for services as a director.

Directors receive an annual retainer of $70,000 and an annual equity grant of Common Stock units equal to $110,000, paid quarterly. The Lead Director receives an incremental $25,000 cash retainer. The Audit Committee Chair is paid an additional retainer of $25,000, the O&CC Chair is paid an additional retainer of $15,000 and the Chair of any other committee is paid an additional retainer of $12,500. Each Audit Committee member receives an additional $10,000 annually. Each other director is paid an additional $5,000 annually per committee assignment.

28  PUBLIC SERVICE ENTERPRISE GROUP | 2013 Proxy Statement

  DIRECTORS’ COMPENSATION

Directors’ Equity Plan

The Directors’ Equity Plan is a deferred compensation plan and, under its terms, each outside director is granted an award of “stock units” each May 1st (in an amount determined from time-to-time by the Board) which is recorded in a bookkeeping account in her/his name and accrues credits equivalent to the dividends on shares of our Common Stock. If a director fails to remain a member of the Board (other than on account of disability or death) until the earlier of the succeeding April 30th or the next Annual Meeting of Stockholders, the award for that year will be prorated to reflect actual service. Distributions under the Directors’ Equity Plan are made in shares of our Common Stock after the director terminates service on the Board in accordance with distribution elections made by her/him, which may be either in a lump-sum payment or in annual payments over a period of up to ten years.

Under the Directors’ Equity Plan, with respect to grants made in 2012 and future years, directors may elect to commence distribution of a particular year’s deferrals either upon termination of service or after a specified number of years thereafter. A director may elect to receive distribution of such deferrals in the form of a lump-sum payment, or annual installments over a period of three to fifteen years. Distribution elections must be made prior to the date that services giving rise to the awards are performed.

Shares granted under the prior Stock Plan for Outside Directors are subject to forfeiture if a director leaves service prior to age 72, except after a change-in-control or if waived by non-participating directors.

Directors’ Deferred Compensation Plan

Under the Directors’ Deferred Compensation Plan, directors who are not employees may elect to defer any portion of their cash retainer by making appropriate elections in the calendar year prior to the year in which the services giving rise to such compensation being deferred is rendered. At the same time he/she elects to defer such compensation, the participant must make an election as to the timing and the form of distribution from his/her Directors’ Deferred Compensation Plan account. Distributions are made in cash or, at the election of the participant in the case of amounts credited with earnings by reference to the performance of our Common Stock, in shares of Common Stock.

For amounts deferred prior to 2012, distributions may commence (a) on the thirtieth day after the date he/she terminates service as a director or, in the alternative, (b) on January 15th of any calendar year following termination of service elected by him/her, but in any event no later than the later of (i) January of the year following the year of his/her 71st birthday or (ii) January following termination of service. Participants may elect to receive the distribution of their Directors’ Deferred Compensation account in the form of one lump-sum payment, or annual distributions over a period selected by the participant, up to 10 years.

With respect to compensation deferred in 2012 and future years, directors may elect to commence distribution of a particular year’s deferrals, either (a) within 30 days of termination of service, or (b) a specified number of years following termination of service. They may elect to receive distribution of such deferrals in the form of a lump-sum payment, or annual installments over a period of three to fifteen years.

Participants may make changes of distribution elections on a prospective basis. Participants may also make changes of distribution elections with respect to prior deferred compensation as long as any such new distribution election is made at least one year prior to the date that the commencement of the distribution would otherwise have occurred and the revised commencement date is at least five years later than the date that the commencement of the distribution would otherwise have occurred.

Participants may choose to have amounts deferred under the Directors’ Deferred Compensation Plan credited with earnings based on (i) the performance of one or more of pre-mixed lifestyle investment portfolio funds, (ii) at the rate of Prime plus 1/2%, capped at 120% of the applicable federal long-term rate, or (iii) by reference to the performance of our Common Stock, in such percentages designated by the participant. These are the same investment options offered under our 401(k) plan to employees (except the Schwab Personal Choice Retirement Account). A participant who fails to provide a designation will accrue earnings on his/her account at the rate of Prime plus 1/2%, capped at 120% of the applicable federal long-term rate. A participant may change fund selection daily, except for the Common Stock Fund, for which selection may be made only prior to deferral.

For 2012, the one-year rates of return as of December 31, 2012 for the offered funds as computed by the recordkeeper for the Directors’ Deferred Compensation Plan were as follows:

Pre-Mixed Portfolios		Target Retirement Funds
Conservative Portfolio	8.93%	Target Retirement Income	8.13%
Moderate Portfolio	12.03%	Target Retirement 2010	10.02%
Aggressive Portfolio	15.09%	Target Retirement 2015	11.27%
		Target Retirement 2020	12.25%
Funds		Target Retirement 2025	13.19%
Stable Value	2.56%	Target Retirement 2030	14.14%
Diversified Bond	4.82%	Target Retirement 2035	15.06%
Large Company Stock Index	15.89%	Target Retirement 2040	15.45%
Mid-Cap Index	15.94%	Target Retirement 2045	15.47%
Institutional Developed Markets Index	18.85%	Target Retirement 2050	15.48%
Small-Cap Index	18.18%	Other
Enterprise Common Stock	-4.27%	Prime Plus 1/2%	3.00%

PUBLIC SERVICE ENTERPRISE GROUP | 2013 Proxy Statement  29

  EXECUTIVE COMPENSATION

Proposal 2

ADVISORY VOTE ON THE APPROVAL OF EXECUTIVE

COMPENSATION

We are providing you with an opportunity to cast an advisory vote on our executive compensation programs as described in this Proxy Statement. This is commonly referred to as “say-on-pay.” We plan to do this each year, in accordance with the applicable rules of the SEC.

This vote is advisory and thus it is non-binding on us and the Board. However, management, the O&CC and the Board intend to carefully review the voting results and take them into consideration when making future decisions regarding our executive compensation. In accordance with applicable SEC requirements, we will disclose to you in our future proxy statements how our compensation policies and decisions have taken into account the results of the most recent stockholder advisory vote on our executive compensation.

At the 2012 Annual Meeting of Stockholders, our stockholders voted over 96% in favor of our say-on-pay proposal. We were gratified by this result and believe this demonstrated strong support for our executive compensation policies and practices and our approach to aligning pay and performance. In furtherance of our pay for performance philosophy, we continuously review and make changes to our executive compensation program in recognition of investor concerns, evolving trends and best practices. We annually review and adjust as necessary the compensation of our executives in light of their performance, their role in our management, our business results and our financial condition. Based on this review, we did not make any significant changes to our program.

We have disclosed in this Proxy Statement an overview of the philosophy and elements of our executive compensation program, as well as the details of the individual compensation paid or awarded to each of our NEOs and our process for making those determinations. We have provided below the Report of our O&CC, our CD&A and compensation tables. In our CD&A, we have explained the reasons supporting our executive pay decisions as reported in the various Tables and accompanying narrative included in this Proxy Statement.

We believe our executive compensation is reasonable and appropriate, reflecting market conditions. We are asking you to indicate your support of our executive compensation program as described in this Proxy Statement. This vote is not intended to address any specific item of compensation or any specific individual. Rather, it is an indication of your agreement with the overall philosophy, policies, practices and compensation of our executive officers as described in this Proxy Statement. Accordingly, as recommended by the Board, we ask for you to vote in favor of the following resolution:

Resolved, that the stockholders hereby approve, on an advisory basis, the compensation of the NEOs, as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Stockholders pursuant to the applicable rules of the SEC, including the CD&A, compensation tables and narrative discussion.

The Board of Directors recommends a vote FOR the resolution in this proposal.

30  PUBLIC SERVICE ENTERPRISE GROUP | 2013 Proxy Statement

  COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION COMMITTEE REPORT

The Organization and Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management and with Compensation Advisory Partners LLC, the Committee’s compensation consultant. Based on such review and discussions, the Organization and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Organization and Compensation Committee:

Richard J. Swift, Chair

William V. Hickey

Shirley Ann Jackson

David Lilley

Thomas A. Renyi

February 19, 2013

COMPENSATION DISCUSSION AND ANALYSIS

This CD&A explains our executive compensation philosophy and the material elements of our executive compensation program and the decisions made regarding our CEO and the NEOs in this Proxy Statement. We have provided an Executive Summary consisting of an overview of the key aspects of our program and recent actions followed by a more detailed analysis and specific information concerning compensation, including:

•	Compensation Philosophy;

•	Elements of Executive Compensation; and

•	Executive Compensation Governance Features and Controls.

We provide an explanation of the data reported in the Tables in this Proxy Statement, with respect to pay for performance, “say-on-pay”, compensation risk, the components of our compensation, calculations as to SMICP and LTIP incentive payouts and certain compensation policies.

2012 NEOs

•	Ralph Izzo, Chairman of the Board, President and CEO

•	Caroline Dorsa, Executive Vice President and Chief Financial Officer (CFO)

•	William Levis, President and Chief Operating Officer (COO) of our subsidiary, Power

•	Randall E. Mehrberg, Executive Vice President-Strategy and Development of our subsidiary, Services, and the President and COO of our subsidiary, Energy Holdings

•	J. A. Bouknight, Jr., Executive Vice President and General Counsel

•	Ralph A. LaRossa, President and COO of our subsidiary, PSE&G

PUBLIC SERVICE ENTERPRISE GROUP | 2013 Proxy Statement  31

  COMPENSATION DISCUSSION AND ANALYSIS

CD&A Executive Summary

Executive compensation is administered under the direction of the O&CC. The O&CC is made up of directors who are independent under NYSE rules and our requirements for independent directors. The O&CC receives advice from its independent compensation consultant, CAP, which provides only executive compensation consulting services to the O&CC.

Executive Compensation Philosophy - Pay for Performance, Peer Group and Pay Mix

Our executive compensation program is designed to closely link pay to performance and align the interests of executives, including our NEOs, with stockholders. We have structured our program to tie executive compensation to the successful execution of our strategic plans, meeting our financial and operational goals and delivery of strong returns to our shareholders. This translates into higher compensation in years of strong performance and stockholder returns and lower compensation when performance is not as strong. We seek to create stockholder value by attracting and retaining exceptional executive talent needed for long-term success and providing incentives for our executives to achieve outstanding individual performance and business results. Our senior management team, headed by our NEOs, continues to provide strategic and operational leadership in a difficult market and regulatory environment. We do this with competitive compensation opportunities relative to our industry peers for similar positions, with actual compensation payments determined by individual and business performance, without encouraging excessive risk.

We benchmark executive compensation, including that of the NEOs, to a peer group of companies in our industry where data for the position is available to us. To most effectively evaluate executive compensation, we believe that an analysis of the “pay mix”, or Total Direct Compensation (base salary plus target annual incentive and target long-term incentive) is a better measure for evaluating executive compensation as opposed to focusing on each of the elements individually. We target Total Direct Compensation at the median of the industry peer group) within a range that recognizes differences in roles, performance, tenure and volatility of market data from year to year:

•	We consider a range of +/-20% in relation to a comparable position to be within the competitive benchmark median;

•	In determining the mix of the elements of Total Direct Compensation, we use the competitive analysis as a general guideline;

•	The overwhelming amount of our CEO’s and NEOs’ compensation is performance-based and tied to stockholders’ interests rather than to base salary; and

•	For 2012, the target percentage of incentive compensation, both annual and long-term, constituted 88% of targeted Total Direct Compensation for our CEO and 71% for our other NEOs as a group.

The O&CC regularly reviews, and evaluates at least annually, the philosophy, objectives, design and effectiveness of our compensation program, including the performance of the NEOs. The O&CC maintains the flexibility to make decisions about the program and actual compensation levels and awards based on achievement of our business objectives and relevant circumstances affecting our Company. In addition to the established performance measures, these may include economic, market and competitive conditions, regulatory and legal requirements and peer group best practices.

Our compensation consists primarily of the following components:

•	Base Salary: We pay a base salary which is determined based on position responsibilities, individual experience, performance and the competitive market for the position.

•

Annual Cash Incentive: We provide an opportunity for an annual cash incentive through our SMICP with actual payment determined by the achievement of key financial and operating goals (at the individual, business unit and PSEG level) using multiple performance measures, with a strong emphasis on EPS and with the O&CC exercising overall judgment. The maximum award fund for all participants is 2.5% of net income. Individual payments are capped at 150% of target.

•

Equity-Based Awards: Equity-based awards are provided under our LTIP, consisting of performance share units (60%), as well as restricted stock units (40%). Pay-out of performance share units, if any, is dependent on achievement of long-range financial targets measured by ROIC and the market performance of our Common Stock with reference to TSR relative to our peers. LTIP performance share unit payouts may be as low as zero and are capped at 200% of target. The value of vested restricted stock units is dependent on the market price our Common Stock. Long-term incentive grants are made with a multi-year timeframe for vesting and payouts.

•	Retirement and Post-Employment Benefits: We provide benefits that are comparable to those of companies with whom we compete for executive talent.

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  COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Practices

The table below highlights our executive compensation practices which remain consistent with our compensation philosophy. The left column outlines the practices we believe are conducive to encouraging sound performance by our senior executives and the right column describes those practices that we have chosen not to implement because we do not believe they further our stockholders’ long-term interests.

Our Executive Compensation Practices (What We Do)	NOT Our Executive Compensation Practices (What We Don’t Do)

We tightly align pay and performance and the O&CC validates this alignment annually and ensures performance-based compensation comprises a significant portion of executive compensation.	We do not provide perks except in cases where there is a compelling business reason and only provide limited tax gross-up for new hire relocation.

We establish goals and targets in the beginning of the performance period and hold our executives accountable for achieving specified levels to earn a payout under the incentives.	We do not adjust targets, nor do we re-price options. In addition, we do not provide guarantees on bonus payouts, unless needed for one year when recruiting a new executive.

We position pay around market median and require strong performance to deliver pay above these levels.	We do not pay above-market compensation and except in very limited circumstances do not commit to salary increases.

We have double trigger vesting on equity and severance for change in control.	We do not provide gross-ups for excise taxes upon a change-in-control.

We have caps on potential incentive payments and we have a robust clawback policy.	We do not have plans that encourage excessive risk taking.

Our qualified plan retirement formulas are the same for the executives as for all other non-union employees.	We no longer provide any additional service credit to executives and have not in several years.

We require executives to hold meaningful amounts of stock and also require them to hold 25% of proceeds from equity awards until retirement.	We do not allow hedging or pledging of our stock by executives.

The O&CC engages an independent compensation consultant.	The consultant does no other work for us and has no conflicts of interest.

2012 Performance Highlights

2012 was another challenging year for us and our industry due to low market prices for electricity and natural gas, uncertain regulatory and environmental requirements and difficult economic conditions. Earnings for 2012 were within our targeted range, but lower than the prior year, while the price of our Common Stock was modestly lower at year-end. Despite regulatory, environmental and economic challenges during 2012, among other things, we met our strategic and operational objectives.

Our long-range strategy, with its emphasis on business fundamentals, helped to mitigate the impact on earnings. Our shift of investment capital in recent years from generation to the rate-regulated utility business has enabled us to limit the decline in earnings despite the dramatic fall in power prices while also ensuring that we are able to provide reliable service to our utility customers. We benefited too from our emphasis on cost controls and operational efficiencies. As a result, we were able to maintain a strong balance sheet and cash position, which allowed us to increase our dividend under a revised payout formula. We were again recognized for our superior reliability as a utility and our response to Superstorm Sandy, which placed enormous strain on our employees and operations. Macroeconomic pressures, industry dynamics and unplanned events like Superstorm Sandy emphasize our need to maintain our focus on operational excellence, financial strength and disciplined investment by attracting and retaining the top talent that is critical for us to accomplish these objectives. We believe that our performance-based compensation programs have and will continue to deliver the appropriate compensation based on our results relative to both our business plan and our peers, helping us manage through an evolving business environment.

PUBLIC SERVICE ENTERPRISE GROUP | 2013 Proxy Statement  33

  COMPENSATION DISCUSSION AND ANALYSIS

2012 Accomplishments

•	Achieved high levels of nuclear, fossil and utility operational performance.

•	Employed our hedging strategy to mitigate the full impact of difficult market conditions and low electricity prices.

•	Obtained regulatory and environmental approvals for key transmission investments.

•	Continued a strategic emphasis on utility investment with more stable regulated returns.

•	Received national recognition for reliability.

•	Maintained our credit ratings and increased our dividend within our revised payout formula.

•	Strengthened our balance sheet and refinanced debt at historically low cost.

•	Pursued growth opportunities, invested in energy infrastructure and enhanced our utility capital program.

•	Settled ten years of outstanding Internal Revenue Service audits.

•	Managed the risks, including adverse tax and credit consequence, associated with our lease portfolio.

•	Managed expenses with continued cost control measures.

Say-On-Pay, Key O&CC Actions and Stockholder Engagement

We provide our stockholders with an annual opportunity to cast an advisory “Say-on-Pay” vote.

•

We believe that this voting opportunity can provide valuable insights into our stockholders’ views on our compensation programs. At the 2012 Annual Meeting, our stockholders voted over 96% in favor of our say-on-pay proposal, demonstrating their concurrence that our programs reflect our strong pay for performance philosophy.

The O&CC considered recommendations from CAP and management with regard to compensation design and effectiveness and reviewed competitive practices within our peer group. In addition, the O&CC monitors trends and developments in the market, with the assistance of CAP, as they relate to executive compensation. Based on the reviews and analyses undertaken by the O&CC, we did not make any significant changes to our programs. The O&CC considered this strong stockholder reinforcement of our compensation philosophy and program in determining to continue with our consistent results-oriented pay for performance approach. The O&CC took the following actions related to compensation:

•	Analyzed pay for performance by comparing our recent financial results with the compensation of our CEO and NEOs and found them to be appropriately aligned;

•	Approved payouts under the SMICP and LTIP based on its assessment of CEO, NEOs and Company performance relative to pre-established goals for 2012 measured substantially on EPS, ROIC and TSR;

•	Approved incentive compensation awards having a significant degree of difficulty;

•

Approved an amendment and restatement of the LTIP with no shares added to the amount previously authorized by stockholders in 2004, in furtherance of a judicious, tax-efficient use of equity-based compensation;

•	Approved an amendment and restatement of the ESPP providing for a greater discount for non-union employees; and;

•	Recommended that the LTIP and ESPP, each as amended and restated, be presented to stockholders for adoption at the 2013 Annual Meeting.

As noted elsewhere in this Proxy Statement, we had determined in 2011 to move the timing of our annual award of LTIP grants to February from the previous December. As a result, no annual LTIP grants were awarded in 2011 and accordingly, no such grants for that year are shown in our Summary Compensation Table, except for the special retention award to Mr. Levis. The grants made in February 2012 are included in the Summary Compensation Table. The amount shown for 2012, as compared to 2011, does not represent an increase in or addition of a new component of executive compensation. The difference between those two years with regard to the LTIP compensation reported in the CD&A and this Proxy Statement is due solely to the award timing difference. Changes in salary and SMICP are discussed in detail below.

Our Company has a long-standing practice of engaging in constructive dialogue with our stockholders on various matters of interest to them, including executive compensation and governance. We do this by meeting periodically with our major stockholders and groups of investors as well as by regular written communications. These interactions provide us with valuable insights. In recent years we have enhanced our efforts with regard to matters of executive compensation and corporate governance to keep pace with evolving investor priorities and expectations. We strive to be clear and transparent in the information we provide to investors in our Proxy Statement, Form 10-K and other reports filed with the SEC and in our investor communications. We continue to welcome feedback from our stockholders and will continue to consider the outcome of the say-on-pay vote when making future compensation decisions regarding our NEOs.

34  PUBLIC SERVICE ENTERPRISE GROUP | 2013 Proxy Statement

  COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION PHILOSOPHY

Pay for Performance

We believe it is important to link pay with performance and long-term stockholder value. We utilize compensation to further align the interests of our executives with those of our stockholders. However, we believe that it is crucial to our stockholders’ long-term interests that we not measure performance too narrowly on merely a single year’s results. Our compensation programs are designed to assess and reward for varying time horizons. Our SMICP focuses on financial and operating performance over a one-year period while our LTIP is focused on multi-year performance criteria and payouts. Similarly, the goals of individual NEOs, including our CEO, place a high value on strategic initiatives, long-range planning and operational excellence. While the impact of this approach may not necessarily be seen in any single year, over time the actual value of compensation, especially equity grants, should reflect our Company’s performance.

Our ability to compete and reliably serve our customers as a recognized industry leader, while adjusting to evolving industry and market factors is to a great degree dependent on our ability to appropriately incent the performance of our senior executives and retain their continued employment. When we establish performance targets, we consider internal and external factors and set stretch goals to reflect an appropriate degree of difficulty. Our incentive compensation payouts are determined based on measures that align CEO and NEO compensation with stockholder interests, as EPS, TSR and ROIC are used in calculating the amounts. Although these are important components for evaluating pay for performance, we do not believe it is particularly meaningful to merely compare EPS or Common Stock price at year-end with CEO and NEO reported compensation. For example, a meaningful pay for performance analysis entails more than a mere comparison of year-end quantitative measures such as TSR to compensation as reported. Among other things, the reported compensation, in particular the equity compensation shown in the tables in the Proxy Statement, is based on an accounting valuation of targeted future payouts. These could differ significantly from what is ultimately earned by the executives depending on actual results of the performance measures and the value of equity awards at the time they are earned, if at all. The O&CC considers these factors when it assesses the pay for performance relationship.

Viewing performance in this broad context, we believe the total compensation paid to senior executives in recent years and as structured for future payouts has achieved the desired results. In general, our delivered performance in 2012, relative to the degree of difficulty, was aligned with our pre-set goals and our business plan. As described in more detail below, in 2012, financial results reflect the current industry and Company circumstances while our CEO and NEOs have continued to focus on strategic responses and operational efficiencies to optimize earnings and returns while positioning us for continued success. For another year, these efforts have helped mitigate the effects of low gas and power prices and regulatory uncertainty.

As part of our pay for performance review during 2012, the O&CC considered relative financial performance data comparing us to those companies in our peer group for whom data was available. A further discussion regarding peer group analysis is provided below. With the assistance of CAP, we analyzed key performance metrics and compensation for 2011, the most recent year for which data was available. Included in the metrics were revenue growth, EPS growth, return on capital and TSR. The total cash compensation included base salary and SMICP and the total direct compensation included those two items plus the grant date fair value of LTIP awards, all of which are reported in our 2012 Summary Compensation Table. These performance metrics were broader than the measures we use in determining award payouts under the SMICP and LTIP. We believe they provide a more expansive view of our relative performance.

Based on this assessment, and as further discussed below, while the most recent year was challenging for us and the rest of the industry, we performed well on a relative basis over a longer period (i.e., three years). In particular, when we consider our TSR over the timeframe, we have delivered returns better than those in our peer group whose business most closely approximates ours as a whole, the integrated holding companies. In evaluating the compensation of the NEOs and in particular the CEO, we assessed the amount relative to the performance delivered and continue to conclude the two are aligned.

2012 Performance

2012 was another challenging year for us, as reflected in our lower earnings and modestly lower year-end Common Stock price, compared to 2011. Natural gas prices continued to decline. This depressed the market price for electricity and capacity and, thus, reduced our profit margins. We expect this downward pressure on natural gas and wholesale electric prices to continue through 2013 and beyond. Economic conditions and customer usage patterns also lowered demand and revenues. Lower market prices and greater competition again created incentives for increased customer “migration” to alternate electric suppliers, reducing margins although to a lesser degree than in the prior year. We expect these trends to continue as long as the economy remains weak and natural gas prices stay low.

Much of executive management’s focus in guiding our Company has been to respond strategically to market forces, low natural gas and electricity prices and weak regional economic conditions. The requisite analytical judgment and operational and managerial abilities that we expect of our senior executives are critical factors in positioning us for the future. Their efforts have been aimed at mitigating the impacts of these pressures by improving performance, actively influencing legislative and regulatory policies and adjusting our business mix by shifting investment to best take advantage of emerging opportunities for growth, particularly in connection with utility rate-regulated returns. While these activities are not easily measured over the short-term by reference solely to current EPS and stock price in comparison to the levels in the recent past, the ability of our management team to address these challenges successfully are vital skills on which we place significant value in setting total compensation for our NEOs.

PUBLIC SERVICE ENTERPRISE GROUP | 2013 Proxy Statement  35

  COMPENSATION DISCUSSION AND ANALYSIS

2012 Highlights

•	Our focus remained on operational excellence, improving our financial strength and making disciplined investments in view of the challenges we face.

•

Earnings declined at Power, largely due to lower natural gas prices but the effects of these adverse events were mitigated in part through continued cost control measures and the pursuit of growth investments at PSE&G and Holdings.

•	We benefited from our hedging strategy and operational flexibility which enabled us to avoid the full impact of difficult power and capacity market conditions.

•	We further strengthened our balance sheet and successfully refinanced debt at historically low cost.

•	We maintained our credit ratings and substantial liquidity resources and increased our dividend within our revised payout policy.

•	We achieved high levels of nuclear, fossil and utility performance. Utility operations again received industry recognition as among the best in the nation.

•	We enhanced our utility capital program with investments in our solar, energy efficiency and economic stimulus programs for which we receive contemporaneous returns.

•	We continued to pursue other growth opportunities that complement our businesses and can earn appropriate risk adjusted returns.

•	We received necessary regulatory and environmental approvals for planned utility transmission projects.

•	We managed the risks, including adverse tax and credit consequences, associated with our lease portfolio and settled ten years of IRS audits.

•	At year-end we were severely challenged by Superstorm Sandy, but responded well.

As a result of the continued focus on operational excellence, financial strength and disciplined investment, our management team has effectively responded to challenging conditions. For example, despite the steep reduction in power prices over the past five years, our EPS for the same period has experienced a more modest decline, as depicted below:

(1)	Historical PJM Western Hub Round-the-Clock (RTC) price

(2)	Compound Annual Growth Rate

In 2013, we will continue to focus on strong management of operations, including generation capacity and utility reliability, pursuit of new investments, strengthening our relationships with key stakeholders, sustained advocacy for competitive markets, adequate rate treatment and cost recovery and environmentally responsible rules. Our success will depend upon our ability to maintain strong operational and financial performance and appropriately invest in growth opportunities in a difficult economy and cost-constrained environment, amidst continued low natural gas and power prices, reduced demand, threats to competitive markets and more stringent environmental controls. We believe that our executive compensation programs reward and create incentives for our executives, from whom we expect superior performance, to meet these challenges now and in the future. We have made decisions with regard to executive compensation based on

36  PUBLIC SERVICE ENTERPRISE GROUP | 2013 Proxy Statement

  COMPENSATION DISCUSSION AND ANALYSIS

2012 individual and business performance and the value of the individual to our Company, including long-term incentive awards that may be earned and/or whose value will be based upon future performance.

If you would like additional information about our 2012 Performance, including our financial statements and a more complete description of our business, please see our Form 10-K.

Peer Group

A second element of our compensation philosophy includes an evaluation of the compensation of our NEOs relative to an identified peer group. We set executive compensation to be competitive within the peer group which was developed to reflect similarly-sized energy companies with comparable businesses. We believe that these companies appropriately reflect the landscape of our industry and the market in which we compete for talent. We have included regulated utilities, merchant generators and combined holding companies such as us. We have attempted to include a broad enough group to provide diversity for balanced comparison while selecting only those we think sufficiently similar to provide a meaningful benchmark.

We consider Base Salary, Total Cash Compensation (base salary plus target annual incentive) and Total Direct Compensation (base salary plus target annual incentive plus target long-term incentive) as the elements of compensation within the peer group for purposes of benchmarking and assessing the market from which we draw executive talent as well as investor capital. Each year, we re-evaluate the peer group to assess its continuing appropriateness. For 2012, we removed Constellation Energy Group and Progress Energy, as they were acquired in 2012 by others in the peer group.

Thus, substantially the same peer group was used as a reference point for setting pay levels at the end of 2011 for 2012 as well as setting pay for 2013 at the end of 2012. The O&CC targets the median (50th percentile) of this peer group for positions comparable to those of our officers for Total Direct Compensation. The peer group is also used for comparison in assessing our performance under our LTIP as well as an overall validation of the alignment between pay and performance.

Pay Governance LLC assists in analyzing the annual Towers Watson Energy Services Executive Compensation Survey–U.S. assessment of the market using the peer companies. We use the peer group data to the extent each position is reported in the survey data. CAP also reviews the outcome of the competitive assessment. As shown below, based on the most recently available data, as provided by CAP, our revenue and market capitalization were below the median, while our net income exceeded the median.

Peer Group

Company Name	Revenue 2011 ($ Millions)	Net Income 2011 ($ Millions)	Market Capitalization at 12/31/11 ($ Millions)
Ameren Corporation	7,531	519	8,025
American Electric Power Company, Inc.	15,116	1,946	19,949
Consolidated Edison, Inc.	12,938	1,062	18,169
Dominion Resources, Inc.	14,379	1,408	30,235
DTE Energy Company	8,897	711	9,216
Duke Energy Corporation	14,529	1,706	29,320
Edison International	12,760	22	13,489
Entergy Corporation	11,229	1,367	12,865
Exelon Corporation	18,924	2,495	28,755
FirstEnergy Corp.	16,346	885	18,527
NextEra Energy, Inc.	15,341	1,923	25,724
PG&E Corporation	14,956	844	16,730
PPL Corporation	12,737	1,495	17,014
Sempra Energy	10,036	1,365	13,190
Southern Company	17,657	2,268	39,899
Xcel Energy Inc.	10,655	841	13,404

PUBLIC SERVICE ENTERPRISE GROUP | 2013 Proxy Statement  37

  COMPENSATION DISCUSSION AND ANALYSIS

Company Name	Revenue 2011 ($ Millions)	Net Income 2011 ($ Millions)	Market Capitalization at 12/31/11 ($ Millions)
PSEG	11,079	1,503	16,700
Peer Group 75th Percentile	15,172	1,760	26,482
Peer Group Median	13,659	1,366	17,591
Peer Group 25th Percentile	11,085	843	13,351

Compensation Benchmark

The data used for the comparisons below are from the most recent data available for the companies in the peer group. The O&CC considers a range of approximately +/- 20% of the 50th percentile of comparable positions to be within the competitive median.

Base salary, target Total Cash Compensation and target Total Direct Compensation of each of the NEOs included in this Proxy Statement as a percentage of the comparative median benchmark levels of the peer group are noted below. Decisions on salary and other pay elements, except the LTIP, are typically made at the O&CC meeting each December. Below is each executive’s market positioning as of the time those decisions were made:

% of Comparative Median Benchmark Levels (2012)

NEO	Izzo (%)	Dorsa (%)	Levis (%)	Mehrberg (%)	Bouknight (%)	LaRossa (%)

Base Salary	78	96	107	N/A	105	102
Total Cash Compensation	87	96	110	N/A	105	102
Total Direct Compensation	108	96	112	N/A	103	106

The target LTIP award that is included in Total Direct Compensation was determined by the O&CC in February 2012. The O&CC kept the same annual incentive target for the NEOs, except for Messrs. Bouknight and LaRossa, whose targets were each increased to 65% from 60% to align with market. For Total Direct Compensation, we included the salaries and bonus targets that were approved in December 2011 and effective for 2012. For Mr. Levis, there was insufficient relevant data for the peer group companies, so we compared his compensation to that of an expanded sample of all energy companies in the Towers Watson survey. For Mr. Mehrberg, due to the uniqueness of his role in having multiple responsibilities, we were unable to identify relevant market data. It is difficult to precisely benchmark Mr. Mehrberg’s compensation because of his diverse duties. We could not identify any directly comparable position within the reported peer group data available to us of a senior executive with two or more manager staff functions who also has additional operational responsibilities. We compared Mr. Mehrberg’s position to one encompassing his administrative staff duties and added an amount to reflect expanded duties in order to align Mr. Mehrberg’s compensation with our other senior executives for internal equity within that group. Each NEO’s Total Direct Compensation was within +/-20% of the median, which we believe is consistent with our philosophy.

Pay Mix

The final element of our compensation philosophy is a consideration of the total mix of pay. The O&CC believes that Total Direct Compensation is a better measure for evaluating executive compensation than focusing on each of the elements individually and it does not set a formula to determine the mix of the various elements. The mix of base salary and annual cash incentive for each of the executive positions is surveyed from the peer group. The reported pay structure from the competitive analysis is used as a general guideline in determining the appropriate mix of compensation among base salary, annual and long-term incentive compensation opportunity. However, we also consider that the majority of a senior executive’s compensation should be performance-based and the more senior an executive is in the organization, the more his/her pay should be oriented toward long-term compensation.

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  COMPENSATION DISCUSSION AND ANALYSIS

The mix of base salary, target annual cash incentive and long-term incentives for 2012 are presented below for the CEO as well as the average for the other NEOs. We have also provided a comparison of the targeted pay mix to that of the peer group.

(1)	Excludes the CEO and, as explained above, Mr. Mehrberg

ELEMENTS OF EXECUTIVE COMPENSATION

The main components of our executive compensation program, including those for our NEOs, are set forth in the following table. A more detailed description is provided in the respective sections below.

Compensation Element	Description	Objective

Base Salary	Fixed cash compensation	Provides compensation for the executive to perform his/her job functions Assists with recruitment and retention

Annual Cash Incentive

Paid each year if warranted by performance

Opportunity to earn between zero and 150% of target award, which is based on a percentage of base salary

Metrics and goals (typically earnings, operational and other) are established at the beginning of each year and the payout is made based on performance

Intended to reward for driving best-in-class operating and financial results over a one-year timeframe

Creates a direct connection between business success and financial reward

Provides strong line of sight

Long-Term Incentives (See Table under LTIP)

Performance Share Units, typically with the opportunity to earn from zero to 200% of target at the end of the three — year performance period

Restricted Stock Units generally vest at the end of three years

Stock Options (while no longer being used as a core part of the long-term incentive, executives still hold options that were granted in prior years)

Rewards strong financial and stock price performance

Provides for strong alignment with stockholders

Assists with retention

Intended to reward for driving financial results over a multi-year time frame

Retirement Plans

Defined benefit pension plans

Defined contribution 401(k) plan with a partial Company matching contribution

Supplemental retirement benefits for certain employees beyond qualified plan benefits, in view of IRS limits

Provides retirement income for participants in recognition of length of service Assists with recruitment and retention

Deferred Compensation Plans	Permits participants to defer receipt of a portion of cash and equity compensation	Provides participants with the opportunity to more effectively manage their taxes Assists with retention

Post-Employment Benefits	Severance and change-in-control benefits	Assures the continuing performance of executives in the face of a possible termination of employment without cause Assists with retention

Other Benefits	Health and welfare programs Limited perquisites	To be competitive with peer companies Aids safety and efficiency Assists with recruitment and retention

PUBLIC SERVICE ENTERPRISE GROUP | 2013 Proxy Statement  39

  COMPENSATION DISCUSSION AND ANALYSIS

CEO Compensation

Mr. Izzo’s compensation is designed to position his total pay around the median of the market. Mr. Izzo has demonstrated strong performance over his tenure as CEO and the O&CC believes this arrangement is appropriate. The changes to the key terms of Mr. Izzo’s compensation in 2012 were as follows:

•

Base Salary: The median salary for a CEO in the peer group is approximately $1.24 million. In view of his exceptional performance during his tenure as CEO, the O&CC has intended to position Mr. Izzo’s salary at approximately the median of the peer group. However, given the challenging economic environment, since December 2008, Mr. Izzo had volunteered to forego a salary increase. He expressed a desire to receive no salary increase again for 2012; however, the O&CC believed at least a modest salary increase was appropriate so as not to fall further behind the competitive market and to recognize the CEO’s performance and leadership throughout his tenure. A base salary of $980,000 was effective for 2012, a $30,000 increase over 2011. At the end of 2012, the O&CC increased Mr. Izzo’s salary to $1.1 million for 2013. It took this action to better position the CEO relative to peers as it felt that paying a salary that was more than 20% below median to a CEO who has delivered outstanding results was not in the best interest of the Company and its stockholders.

•

Annual Cash Incentive: The CEO’s annual incentive target for 2012 was equal to 125% of salary, which when combined with his salary, positioned his target cash compensation at 87% of the market median for 2012. In conjunction with the salary increase for 2013 noted above, the O&CC decided to reduce the CEO’s target annual incentive for 2013 to 120% of salary. It had been set at 125% in recognition of his well below median salary to give a more balanced compensation at risk profile.

•

Long-term Incentive: The CEO’s grant of long-term incentive (in February 2012) was equal to $5.725 million, which, when combined with the CEO’s salary and target bonus, positioned his total direct compensation for 2012 at 108% of the market median. The long-term incentive grant awarded in 2012 was unchanged from his previous grant. Due to his base salary increase for 2012, the CEO’s Total Direct Compensation was slightly higher than for 2011. The long-term incentive opportunity target level was determined so as to position the CEO’s pay around the median recognizing that his cash compensation continues to be below median. This puts a greater emphasis on long-term compensation for the CEO which is at risk based on performance. Consistent with our pay for performance approach, we believe this appropriately focuses him on the long-term success of the organization and driving stockholder value.

The CEO’s compensation level is reflected above in the competitive positioning detailed in Total Direct Compensation. A recommendation with respect to CEO compensation was included with data presented to the O&CC by management. After meeting in executive session, without the CEO present, the O&CC determined CEO compensation in consultation with all the independent directors.

Mr. Izzo’s salary, annual cash incentive and long-term incentive exceed that of the other NEOs due to his greater level of duties and responsibilities as the principal executive officer to whom the other NEOs report, and whom the Board holds fully accountable for the execution of corporate business plans.

Further detail regarding the CEO’s compensation is set forth below.

Base Salary

As the reference point for competitive base salaries, the O&CC considers the median of base salaries provided to executives in the peer group who have duties and responsibilities similar to those of our executive officers. The O&CC also considers the executive’s current salary and makes adjustments based principally on individual performance, including achievement of targets, and experience. Each NEO’s base salary level is reviewed annually by the O&CC using a budget it establishes for merit increases and salary survey data provided by Pay Governance and reviewed by CAP. The NEOs’ individual performance and, other than the CEO, his/her business unit’s performance are considered in setting salaries. Base salaries for satisfactory performance are targeted at the median of the relevant competitive benchmark data.

The O&CC considers base salaries and salary adjustments for individual NEOs, other than the CEO, based on:

•

Recommendations of the CEO: considering the respective NEO’s level of responsibilities, experience in position, sustained performance over time, results during the immediately preceding year and the pay in relation to the benchmark median.

•	Performance metrics: as reflected in the CEOs recommendations, including achievement of financial targets, safety and operational results, customer satisfaction, regulatory outcomes and other factors.

•	Additional factors: leadership ability, managerial skills and other personal aptitudes and attributes. For 2012, the O&CC set the merit increase budget at 2.0%.

Salaries for the NEOs for 2012 were approved at the December 2011 meeting of the O&CC. Salaries for 2013 were approved by the O&CC in December 2012, with each of the NEO’s receiving an increase based on his/her performance and to better align with the peer group:

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  COMPENSATION DISCUSSION AND ANALYSIS

NEO	Base Salary 2012 ($)	Base Salary 2013 ($)

Izzo	980,000	1,100,000
Dorsa	590,000	619,500
Levis	550,000	566,500
Mehrberg	545,000	561,400
Bouknight	530,000	545,900
LaRossa	485,000	500,000

Annual Cash Incentive Compensation

The SMICP was approved by stockholders in 2004. It is an annual cash incentive compensation program for our most senior officers, including the NEOs. To support the performance-based objectives of our compensation program, corporate and business unit goals and measures are established each year based on factors deemed necessary to achieve our financial and non-financial business objectives. The goals and measures are established by the CEO for the NEOs reporting to him, and for each other participant by the individual to whom he or she reports.

The SMICP sets a maximum award fund in any year of 2.5% of net income. The formula for calculating the maximum award fund for any plan year was determined at the time of plan adoption by reference to, among other things, similar award funds used by other companies and a review of executive compensation practices designed to address compliance with the requirements of Internal Revenue Code (IRC) Section 162(m), which, as explained below, limits the Federal income tax deduction for compensation in excess of certain amounts. If appropriate, the Board will recommend for stockholder approval any material changes to the SMICP required to align the plan with our compensation objectives.

The CEO’s maximum award cannot exceed 10% of the award fund. The maximum award for each other participant cannot exceed 90% of the award fund divided by the number of participants, other than the CEO, for that year. For 2012 performance under the SMICP, these limits were $31,875,000 for the total award pool (of which $ 7,546,600 was awarded), $3,187,500 for the CEO’s maximum award and $2,390,625 for each other participant’s maximum award.

Subject to the overall maximums stated above, NEOs are eligible for annual incentive compensation. The beginning point in the process is a calculation based on a combination of the achievement of individual performance goals and business/employer performance goals, as well as overall corporate performance, as measured by the Corporate Factor. The Corporate Factor for 2012 was EPS from Continuing Operations. We believe sustained EPS is a significant driver of stockholder value and provides line-of-sight over a one-year period between individual actions of executives and company performance. For the business units, we used operating earnings, which for Power excluded from Income from Continuing Operations gains or losses associated with our nuclear decommissioning trust, mark-to-market accounting and Superstorm Sandy costs, adjusted to include interest variances from the business plan, and which for PSE&G were adjusted to exclude Superstorm Sandy costs and interest variances from the business plan.

For 2013, the Committee kept the same annual incentive targets for the NEOs, except for Mr. Izzo, as discussed above.

We maintained the same overall annual incentive structure as we have had for the last several years as we believe it supports our objectives of rewarding strong financial performance driven by operational excellence. We believe that through outstanding operations we can deliver the greatest long-term financial returns to our stockholders. The maximum result of this calculation is a comparative performance of 1.5. The corporate factor in 2012 could range from zero to 1.5 based on pre-determined EPS goals. The payout factor and related targets for 2012 are illustrated below. If the actual EPS is between the points shown below, the Corporate Payout Factor is determined using linear interpolation. In addition, Messrs. Levis, Mehrberg and LaRossa have business unit (BU) earnings and multiple BU scorecard (financial, operational and strategic) metrics and goals. Ms. Dorsa and Mr. Bouknight each have multiple BU scorecard metrics and goals. All participants have strategic metrics and goals: for Mr. Izzo, operational excellence, financial strength and disciplined investment; for Ms. Dorsa and Messrs. Levis, Mehrberg, Bouknight and LaRossa, employee engagement. Each factor is multiplied by the respective individual’s weighting shown below. An illustration of the plan mechanics is provided below, which when added together results in an individual’s payout as a percent of target incentive. The total payout is capped at 150% of target.

Weighting x Corporate EPS (0-150%)	+	Weighting x BU Earnings (0-150%)	+	Weighting x BU Scorecard (0-150%)	+	Weighting x Strategic Goals (0-150%)

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  COMPENSATION DISCUSSION AND ANALYSIS

The corporate performance goal targets and payout factors at each target performance level for 2012 are set forth below:

EPS from Continuing Operations ($)	Corporate Payout Factor (#)
< 2.25	0.000
2.25	0.500
2.37	1.000
2.50	1.500

The respective business unit performance goal targets and payout factors at each target performance level for 2012 for Power and PSE&G are set forth below:

Adjusted Operating Earnings ($ Millions)

Power	PSE&G	Payout Factor
<583.7	<517.5	0.000
583.7	517.5	0.500
614.9	545.1	1.000
648.6	575.0	1.500

For Energy Holdings, the business unit performance goal targets and payout factors are based on a four-factor formula tied to its year-end balance sheet values of owned and leased assets as compared to business plan target values. The four asset/lease categories are merchant energy leases (50%), global assets (10%), real estate investments (20%) and other assets (20%).

The actual corporate and business unit results and corresponding payout factors for the performance levels achieved for 2012 are set forth below:

Factors	Actual Results ($)			Payout Factor (#)
Corporate EPS		2.51		1.500
	($	Millions	)
Power		649.1		1.500
PSE&G		546.2		1.019
Holdings		N/A		1.245

Each factor (corporate earnings, BU earnings, BU scorecard and individual/strategic goals) is weighted based on an executive’s role, with the intention of balancing business unit and individual performance with corporate performance. The weighting for each of the NEOs for 2012 is detailed below, together with the actual achievement factor attained in 2012:

NEO	Weight and Payout Factor	Corporate EPS	BU Earnings	BU Scorecard	Individual Strategic Goals	Overall Achievement Factor
Izzo	Weight	75%	-	-	25%
	Achievement	1.500	-	-	0.900	1.350
Dorsa	Weight	75%	-	15%	10%
	Achievement	1.500	-	1.336	0.500	1.375
Levis	Weight	60%	15%	15%	10%
	Achievement	1.500	1.500	0.990	0.500	1.324
Mehrberg	Weight	60%	15%	15%	10%
	Achievement	1.500	1.245	1.145	0.500	1.309
Bouknight	Weight	75%	-	15%	10%
	Achievement	1.500	-	1.096	0.500	1.339
LaRossa	Weight	60%	15%	15%	10%
	Achievement	1.500	1.019	1.121	0.500	1.271

The final step in the process is for the O&CC to make an overall judgment as to the appropriate payout levels for each NEO taking into account the overall achievement factors along with other less quantifiable considerations, such as leadership and success in adapting to a changing external environment and the recommendations of the CEO.

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  COMPENSATION DISCUSSION AND ANALYSIS

The SMICP awards of the NEOs for 2012 are shown below and in the 2012 Summary Compensation Table. The Committee made its determinations regarding SMICP awards for the 2012 performance year in February 2013, for payment that month. Based upon the executive’s overall achievement factor, his/her current base salary and target annual incentive opportunity and any O&CC modifications, if applicable, each earned the following payout for 2012, as to which we also show the percent relative to salary:

NEO	Base Salary ($)	Target Annual Incentive Percentage (%)	Target Annual Incentive Dollars ($)	Overall Achievement Factor (#)	Modification (if applicable)	Payout Earned (1) ($)	Percent of Salary (%)
Izzo	980,000	125	1,225,000	1.350	-	1,653,800	168.8
Dorsa	590,000	70	413,000	1.375	-	567,900	96.3
Levis	550,000	75	412,500	1.324	-	546,200	99.3
Mehrberg	545,000	70	381,500	1.309	-	499,400	91.6
Bouknight	530,000	65	344,500	1.339	-	461,300	87.0
LaRossa	485,000	65	315,250	1.271	-	400,700	82.6

(1)	Reflects rounding

The O&CC believes that the 2012 goals established for the NEOs provided the appropriate degree of difficulty, based upon the overall economic environment and that the final award determinations are appropriate. It made no discretionary modifications. To ensure that pay and performance are aligned the O&CC, with the assistance of CAP, assesses whether the payouts that are earned by the NEOs are consistent with our performance relative to peers.

Long-Term Incentive Compensation

NEOs, other officers as determined by the Committee and other key employees, as selected by the CEO within guidelines established by the O&CC, are eligible to participate in the LTIP. This plan is designed to attract and retain qualified personnel for positions of substantial responsibility, motivate participants toward achievement of long-range corporate goals, provide incentive compensation opportunities that are competitive with those of companies with whom we compete for talent and align participants’ interests with those of stockholders.

The LTIP was approved by stockholders at the 2004 Annual Meeting and in accordance with the actions of the O&CC and recommendation of the Board of Directors we are submitting an amendment and restatement of the plan extending its term for an additional ten years for approval by stockholders at this year’s Annual Meeting, as part of this proxy statement. We are not proposing to increase the number of shares of Common Stock authorized to be issued under the Amendment and Restatement of the LTIP and are otherwise making only relatively minor revisions to provide consistency with our other compensation and benefit plans and ease of administration. You may find additional information below under Proposal 3. To permit flexibility, the LTIP provides for different forms of equity awards: restricted stock, restricted stock units, performance share units and stock options. Currently, the maximum number of shares that may be awarded under grants to any one individual is 1,000,000 during any 36 month period. Under the Amended and Restated LTIP, the maximum will be 500,000 during any calendar year. In general, since 2010, we have been granting performance share units and restricted stock units.

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  COMPENSATION DISCUSSION AND ANALYSIS

Compensation Element	Description	Objective
Performance Share Units

Right to receive full value shares that are earned based upon independent metrics measured over a three-year period:

TSR relative to peers

ROIC against our internal goals

Participants have the opportunity to earn from zero to 200% of their target award based on performance

Dividend equivalents are accrued as declared and paid on earned shares

Rewards for strong financial and stock price performance over a longer time frame than annual rewards Full value shares assist with retention
Restricted Stock Units	Right to receive shares of full value stock at vesting dates Generally, cliff vest at the end of three years Dividend equivalents are accrued as declared	Serves as retention device as recipient must remain an employee through vesting dates to earn payout

The CEO develops recommendations for LTIP awards for each NEO, with the exception of himself and submits these recommendations to the O&CC for approval. Factors that are considered in the determination of award amounts are:

•	The competitive market as defined by the peer group, which in general is targeted around median;

•	An individual’s role and responsibilities within the Company;

•	Contribution of the executive; and

•	How critical the role is to the organization and need to retain the individual.

In general, when making LTIP grants, the O&CC’s determinations are made independently from any consideration of the individual’s prior LTIP awards. With respect to the CEO, the O&CC develops a recommended award opportunity in consultation with CAP and submits the proposal to the Board. The value of an executive’s current holdings is not a consideration, though it is reviewed periodically by the O&CC. Beginning in 2012, grants are typically being made each February. Previously the grants were made in December. Restricted stock units generally cliff vest after three years.

In previous years, restricted stock awards were made. Generally, these restricted stock awards vested one-fourth annually as determined at the time of grant. Recipients of restricted stock awards have full voting rights and receive dividends at the regular dividend rate and are paid on each regular dividend date. Dividends on restricted stock units accrue and are paid in additional shares at vesting. Generally, unvested shares of restricted stock and unvested restricted stock units vest pro-rata if retirement occurs within one year of the grant and thereafter according to the original vesting schedule. Generally, unvested restricted stock is forfeited upon resignation but is paid upon an involuntary termination of employment, while unvested restricted stock units are forfeited upon resignation or involuntary termination of employment.

Performance share units are denominated in shares of Common Stock and are subject to achievement of certain performance goals over a three-year period and are payable as determined by us in shares of our Common Stock or cash. Dividend equivalent units accrue but are only paid if the underlying performance share units are ultimately earned.

Performance Share Unit Payouts On Prior Years’ Awards for Performance Period Ended December 31, 2012

LTIP awards of performance share units made in December 2009 were reported in our 2010 Proxy Statement at fair value at the time of the grants. These performance share unit grants were subject to the achievement of goals related to TSR and ROIC over a three-year performance period ended December 31, 2012. Based on the performance results for that period, in 2013, Messrs. Izzo, Levis, Mehrberg, Bouknight and LaRossa and Ms. Dorsa received payment of shares of our Common Stock equal to 50% (see table below) of the grant target amounts.

Each metric is independent and equally weighted (i.e., 50% each). TSR relative to the peer group was selected as it provides alignment with our stockholders and provides the incentive to deliver a return to stockholders greater than that of our peers. ROIC was used to ensure that we are effectively using our capital base. Based upon performance relative to the peer group on TSR and three-year average ROIC vs. our internal goals, executives can earn a stock award of between zero and 200% of their target. We believe that the ROIC goal represents a

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  COMPENSATION DISCUSSION AND ANALYSIS

significant degree of difficulty. We determine ROIC by dividing Income from Continuing Operations (adjusted for certain interest expense) by debt and equity (adjusted for securitized debt and cash).

Recipients will receive 100% of their grant amount if:

•	For the three-year performance period TSR places us in the 50th percentile of the peer group; and

•	Our ROIC for the three-year performance period meets a pre-set target based on our business plan.

Payment, if any, is made early in the following year, once results are reviewed and approved by the O&CC. Dividend equivalents are accrued over the performance period and paid in shares of Common Stock in relation to the number of shares earned based on results for the performance period. Upon retirement, death or disability, performance share units are prorated for each month of service during the performance period and paid following the end of the period based on actual performance.

For these grants, the performance schedule for relative TSR, which can earn an individual 50% of the performance share unit award, is detailed below:

TSR Performance Vs. Peers (1)	Percent Payout Factor for TSR Component
Below 35th Percentile	0%
35th Percentile	25%
50th Percentile	100%
75th Percentile	200%

(1)	Beginning with grants made in 2012, TSR performance will be measured by comparing our numerical ranking among peer group companies in respect to the TSR performance component.

For these grants, the performance schedule for relative ROIC, which can earn an individual 50% of the performance share unit award, is detailed below:

2010 Performance Share Unit Grant 3 Year Average ROIC Target
	2010	2011	2012	3 Yr Average	Payout%(1)
Maximum (110% of Goal)				10.70%	200%
Target	10.80%	9.60%	8.80%	9.70%	100%
Threshold ( 90% of Goal)				8.70%	25%

(1)	Payout % above and below target will be interpolated based on the three-year average.

Actual results of the three-year period ended December 31, 2012 were:

TSR		ROIC
PSEG Ranking:	11th of 15 peer companies	Actual 3-year Average:	9.70%
Percentile:	28.6%	Internal Goal:	9.70%
Payout:	0	Payout:	100%
Performance Share Unit Payout Factor:		50%

Based on these results, the dollar amount of each payment, made in shares of our Common Stock, is shown below, calculated using the average of the high and low price of our Common Stock on February 19, 2013, $31.40.

NEO	Performance Share Units Granted (#)	Performance Share Units Earned (#) (1)	Performance Share Units Earned ($) (1)
Izzo	64,450	36,710	1,152,694
Dorsa	12,250	6,978	219,109
Levis	12,950	7,376	231,606
Mehrberg	10,900	6,209	194,963
Bouknight	10,900	6,209	194,963
LaRossa	10,250	5,838	183,313

(1)	Performance units earned and market value reflect rounding. Includes accrued dividend equivalents earned.

These amounts are reported in the Option Exercises and Stock Vested During 2012 Table below.

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  COMPENSATION DISCUSSION AND ANALYSIS

2012 Grants

The structure of the long-term incentive is consistent with the prior grant as described above which is in the form of 60% performance share units and 40% restricted stock units vesting at the end of three years. The mix between performance share units and restricted stock units was determined based on our desire to provide the majority of long-term incentives in a performance-based vehicle while providing for strong retention during a challenging period in the industry. The greater emphasis on performance share units places more of our NEOs’ potential compensation payouts at risk. Grants are typically made each February.

As discussed above, in 2011 we moved the date for annual LTIP awards to February from December of the previous year. Accordingly, no grants were made in 2011 and the 2012 grants do not represent a significant new element or amount of compensation. The amounts approved in February 2012 for the NEOs are shown below. These awards are reported in the Summary Compensation Table at the grant date fair value.

NEO	PSU (#)	PSU ($)	RSU (#)	RSU ($)	Total LTIP Award ($)
Izzo	109,900	3,435,000	74,050	2,290,000	5,725,000
Dorsa	21,100	660,000	14,250	440,000	1,100,000
Levis	21,100	660,000	14,250	440,000	1,100,000
Mehrberg	17,750	555,000	11,950	370,000	925,000
Bouknight	16,300	510,000	11,000	340,000	850,000
LaRossa	15,850	495,000	10,650	330,000	825,000

Retirement Benefits

We provide certain qualified retirement benefits under the Pension Plan of PSEG (Pension Plan) and the Cash Balance Pension Plan of PSEG (Cash Balance Plan) to maintain practices that are competitive with companies in the energy services industry with which we compete for executive talent. Participation depends upon the date of hire of the individual. Messrs. Izzo and LaRossa participate in the Pension Plan as they each began employment before January 1, 1996. Each of the other NEOs participates in the Cash Balance Plan as they were hired after that date.

In addition to the qualified plans, we provide certain limited nonqualified retirement benefits under the Retirement Income Reinstatement Plan (Reinstatement Plan) and the Supplemental Executive Retirement Income Plan (Supplemental Plan). We maintain these supplemental plans to provide competitive retirement benefits. Our supplemental executive retirement plans were adopted to assist in the recruitment and retention of key employees.

•

The Reinstatement Plan is an unfunded retirement plan that provides retirement benefits that would have been paid under our qualified retirement plans but for the limitations of the IRC which caps the amount of an employee’s compensation that may be considered for qualified plan purposes. All employees who are affected by the compensation limit are eligible to participate in this plan. SMICP amounts are also included in computing benefits under this plan.

•

The Supplemental Plan is an unfunded retirement benefit plan that provides supplemental limited retirement and death benefits to participants nominated by the CEO and designated by our Employee Benefits Policy Committee. It also provides retirement benefits based upon additional credited years of service for prior allied professional or industrial experience to employees selected by the CEO. The plan is primarily used as a recruitment and retention tool. In 2011, the O&CC decided that we will no longer provide any additional years of credited service under the Supplemental Plan to individuals not previously provided with that benefit.

All of our NEOs participate in the Reinstatement Plan. Messrs. Izzo and LaRossa participate in the additional limited provisions of the Supplemental Plan. Ms. Dorsa and Messrs. Levis and Mehrberg will be eligible to participate in the additional limited provisions of the Supplemental Plan in accordance with their respective employment agreements. As described in the Pension Benefits Table, as part of their promotion and hiring, Mr. Izzo and Ms. Dorsa respectively are eligible to receive additional years of credited service under certain circumstances.

Additional information is provided in the Pension Benefits Table and the accompanying narrative, below.

We also maintain a defined contribution 401(k) Plan and provide a partial employer matching contribution for 401(k) Plan participants.

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  COMPENSATION DISCUSSION AND ANALYSIS

Deferred Compensation Plans

We offer a deferred compensation plan to our officers, including the NEOs, so they can more effectively manage their personal tax obligations. Participants may elect to defer all or any portion of their cash compensation and may choose from among several different investment options based upon the choices available in our 401(k) Plan, as well as a market-based rate of Prime plus 1/2%, capped at 120% of the applicable federal long-term rate.

We also have a plan to permit deferral of equity compensation. Generally, the election to defer shares underlying an equity award must be made before the services giving rise to the equity award are performed. Deferred shares will be held in a Rabbi Trust.

Additional details about these deferred compensation plans are provided in the descriptions following the Non-Qualified Deferred Compensation Table.

Severance and Change-in-Control Benefits

We provide severance benefits in the event of certain employment terminations. These benefits are available to officers, including the NEOs, in order to be competitive with the companies in our industry and provide a level of financial security to the executive in periods of uncertainty in the event of a termination without cause. All of our NEOs participate in our Key Executive Severance Plan. Mr. Izzo is also eligible for certain other severance benefits.

We provide severance benefits upon a change-in-control to officers, including the NEOs. A change-in-control is by its nature disruptive to an organization and the executives. Such executives are frequently key players in the success of organizational change. To assure the continuing performance of such executives and maintain stability and continuity in the face of a possible termination of employment in the event of a change-in-control, we provide a competitive severance package. In addition, some executives, who may be key parties to such transaction, may have their employment terminated following its completion. A severance plan with benefits applicable upon a change-in-control is an important element for attracting and retaining key executives.

Neither our Key Executive Severance Plan nor Mr. Izzo’s severance agreement provide for gross-up payments from us in the event that any NEO or other participant is subject to an excise tax related to receipt of a change-in-control payment. Both the Key Executive Severance Plan and Mr. Izzo’s severance agreement include a “double-trigger” provision on benefits, which are paid only in the event of termination of employment following a change-in-control. Performance share payments, if any, are prorated.

Severance and change-in-control benefits are described under Potential Payments Upon Termination of Employment or Change-in-Control below.

Perquisites

We provide certain perquisites that we believe are reasonably within compensation practices of our peers or provide benefit to us, such as providing an appropriate degree of personal security to executives with a high public profile and allowing the executive to be productive while commuting. These include automobile use (and for the CEO, a driver) or car service, reimbursement of relocation expenses, annual physical examinations, limited spousal travel (with CEO approval) to executives on business trips, home security, charitable contributions on behalf of the individual and limited personal entertainment. These perquisites are described in the 2012 Summary Compensation Table, as applicable.

We do not provide a tax gross-up of personal benefit amounts deemed to be taxable income under Federal or state income tax laws and regulations, except for certain relocation expenses, primarily in the case of newly-hired executives.

EXECUTIVE COMPENSATION GOVERNANCE FEATURES AND CONTROLS

Independent Compensation Consultant

The O&CC has retained CAP to provide information, analyses and advice regarding executive and director compensation, as described in this Proxy Statement. CAP reports directly to the O&CC and the O&CC has established procedures that it considers adequate to ensure that CAP’s advice is objective and not influenced by management. These procedures include an agreement specifying what information can and cannot be shared with management. In addition, CAP regularly meets with the O&CC in executive session, without the presence of management. CAP provides only executive compensation consulting services.

At the O&CC’s direction, CAP provided the following services:

•	Evaluated the competitive positioning of our NEOs’ base salaries, annual incentive and long-term incentive compensation relative to our peers and compensation philosophy;

•	Advised the O&CC on CEO and other NEO target award levels within the annual and long-term incentive programs;

•	Reviewed our annual and long-term incentive programs to ensure they continue to be aligned with our philosophy, drive performance and consider market practices;

•	Briefed the O&CC on executive compensation trends among our peers and broader industry and compared them to our current practices;

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  COMPENSATION DISCUSSION AND ANALYSIS

•	Analyzed the results of the stockholder advisory say-on-pay vote;

•	Informed the O&CC on changes in the regulatory environment as they relate to executive compensation;

•	Reviewed the composition of our Peer Group;

•

Advised the O&CC on the performance measures and performance targets for the annual and long-term incentive programs and advised on the payout leverage (the extent of the pay opportunity and the degree of difficulty) for the plans;

•	Reviewed our total share usage and “burn rate” for the LTIP;

•	Conducted an assessment to determine whether any elements of our employee compensation programs create a potential incentive to take on excessive risk;

•	Advised on issues related to shareholder advisory groups;

•	Validated the pay for performance alignment of the compensation programs including considering the realizable pay for the CEO;

•	Evaluated our share ownership guidelines relative to our peers and broader industry; and

•	Reviewed and commented on this CD&A.

In the course of conducting its activities, CAP attended five meetings of the O&CC in 2012 and presented its findings and recommendations for discussion.

Management also retains a compensation consultant, Pay Governance, to provide market compensation data for our officers, including the NEOs. This data is made available to CAP.

Compensation Risk Assessment

CAP, in consultation with management, conducted an update in 2012 to the comprehensive assessment of our compensation programs originally analyzed in 2010 and updated in 2011 to determine if any of these programs create a potential incentive for individuals to take excessive risks which are reasonably likely to have a material adverse effect on our Company. The risk assessment included a full inventory of all incentive compensation plans in the organization, including their design, metrics, goals and operation. Our Vice President and Chief Risk Officer, as well as our Senior Vice President–Human Resources, participated in this process. Management and CAP reviewed this assessment with the O&CC. In addition, final decisions regarding our executive compensation policies and programs, as well as specific approval of individual NEO compensation, are determined by the O&CC, all of whose members are independent of management and, as appropriate, the full Board, all of whose members, except our CEO, are independent of management. Based on this review, the O&CC determined that the programs do not create an incentive for individuals to take excessive risks which are reasonably likely to have an adverse effect on us. Factors considered include:

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  COMPENSATION DISCUSSION AND ANALYSIS

Compensation Risk Assessment Factors

•	There are strong governance processes and controls in place at the senior leadership levels under the oversight of the O&CC and, where appropriate, the full Board.

•	We provide a balanced total compensation package that includes fixed compensation (e.g., salary and benefits) and at-risk compensation (e.g., annual and long-term incentive).

•	There were no material changes to our incentive compensation plans since the original analysis in 2010.

•	Long-term incentives vest over a multi-year timeframe.

•	There are caps on the total amount of SMICP and LTIP incentive compensation that can be earned.

•	Multiple dimensions of performance are used in the incentive structure, including:

•	A balanced scorecard;

•	EPS for corporate financial performance;

•	Earnings for business unit performance; and

•	Key strategic and operational metrics that specifically address identified risks.

•	We use performance share units, with payout determined by:

•	ROIC; and

•	TSR compared to peers.

•	We use a consistent incentive framework for the entire organization.

•	Executives receive a significant portion of their compensation in the form of equity, which discourages them from making short-term decisions that may result in long-term harm to the organization.

•

Our stock ownership and retention policy further discourage this behavior and, under our insider trading policy, all transactions in our Common Stock by officers need pre-clearance by the General Counsel’s office.

•	We have a recoupment (clawback) policy, requiring forfeiture or repayment of incentive amount, resulting from misconduct, accounting restatement or breach of agreement.

•	Our corporate culture demands the highest level of ethical behavior and requires all employees to take ethics training annually.

•	We have policies in place to govern financial and enterprise risk, as discussed above in Risk Management Overview.

Role of CEO

The CEO attends O&CC meetings, other than executive sessions. Other executive officers and internal compensation professionals may attend portions of O&CC meetings, as requested by the O&CC. The CEO recommends changes to the salaries of his direct reports (who include the NEOs). The CEO develops and the OCC considers these recommendations in the context of the respective executives’ individual performance, competitiveness of salary vs. peer group and internal equity among executives. The CEO recommends incentive compensation targets (expressed as a percentage of base salary) for the SMICP and LTIP grants for his direct reports as well as the associated goals, objectives and performance evaluations. The CEO participates in the O&CC’s discussions of those recommendations.

The design and effectiveness of compensation policies and programs are reviewed by the CEO in conjunction with CAP, and periodically in light of general industry practices and in comparison to the peer group trends. The CEO also reviews such compensation matters with our internal compensation professionals. Recommendations for changes are made to the O&CC as deemed appropriate by the CEO. The O&CC believes that the role played by the CEO in this process is appropriate because the CEO is uniquely suited to evaluate the performance of his direct reports.

Recent O&CC Actions

The O&CC considered recommendations from CAP and management with regard to compensation design and effectiveness and reviewed competitive practices within our peer group. In addition, the O&CC monitors trends and developments in the market, with the assistance of CAP, as they relate to executive compensation. The O&CC took the following actions related to compensation:

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  COMPENSATION DISCUSSION AND ANALYSIS

•

Reviewed our compensation program following the 2012 annual say-on-pay advisory vote of stockholders and determined that no material changes were needed, particularly in light of the more than 96% favorable vote for each of the last two years;

•	Approved salary increases for 2012 and 2013, to remain competitive with benchmarked peers;

•	Approved payouts under the SMICP and LTIP based on its assessment of CEO, NEOs and Company performance relative to pre-established goals;

•

Reviewed the peer group used for benchmarking compensation and performance and made no changes other than removing Constellation Energy Group and Progress Energy, as they were acquired in 2012 by others in the peer group;

•	Analyzed pay for performance by comparing our recent financial results with the compensation of our CEO and NEOs and found them to be appropriately aligned;

•	Reviewed our management succession plan and affirmed the approach and considered whether any compensation actions were needed to support the succession plan;

•	Reviewed our stock ownership guidelines and compliance and affirmed the standards;

•	Retained the SMICP annual target incentives for 2013 for NEOs and reduced the CEO’s annual target incentive for 2013 to 120% from 125%, in view of the increase to his 2013 base salary;

•	Affirmed the current structure of the LTIP long-term incentive component, which is comprised of 60% performance share units and 40% restricted stock units;

•	Migrated LTIP grant timing to February of each year, starting with the February 2012 grants, in order to better align with peer practices and our business planning cycle;

•	Established 2013 performance targets for the NEOs under the SMICP, with 75% based on PSEG and business unit earnings results;

•

Reviewed the risk assessment conducted by CAP and management and determined that our compensation programs do not create a potential incentive for individuals, either NEOs or others, to take excessive risks which are reasonably likely to have a material adverse effect on us;

•

Approved an Amendment and Restatement of the LTIP without adding any shares to the amount authorized in 2004 and recommended that it be presented to shareholders for adoption at the 2013 Annual Meeting; and

•	Approved an Amendment and Restatement of the ESPP providing for a greater discount for non-union employees and recommended that it be presented to shareholders for adoption at the 2013 Annual Meeting.

Trading Pre-clearance

Under our Insider Trading Practice, all of our officers, including the NEOs, are required to obtain pre-clearance from the Office of the General Counsel prior to engaging in any transaction involving our Common Stock. In addition, our Insider Trading Practice does not permit any such transactions except during “open window” periods. These are limited times following the public release of earnings and disclosure of material information.

Hedging and Pledging

We have a policy which prohibits officers, including NEOs, from hedging, short-selling or pledging our Common Stock.

Clawbacks

We have adopted provisions that require a participant to forfeit any annual or long-term incentive grants and repay profits made on sales of LTIP shares if they are earned as a result of misconduct related to accounting restatements. LTIP grants and shares received on exercise of LTIP grants are also subject to clawback if the participant violates his/her non-compete, non-solicitation or confidentiality agreements. We anticipate adjusting the terms of our clawback policy to comply with the Dodd-Frank Act once further guidance is released from the SEC.

Employment Agreements

We have entered into agreements with Messrs. Levis, Mehrberg and Bouknight and Ms. Dorsa and a severance agreement with Mr. Izzo. These are discussed following the Grants of Plan-Based Award Table below.

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  COMPENSATION DISCUSSION AND ANALYSIS

Stock Ownership and Retention Policy

In order to strengthen the alignment of the interests of management with those of stockholders, we have established a Stock Ownership and Retention Policy (Policy). Each officer must acquire a prescribed amount of shares by January 1 following the fifth anniversary of the date of the adoption of the Policy or the date they are elected or promoted. In addition to shares individually or jointly owned directly, through a broker or in Enterprise Direct or the ESPP, the following are counted toward the ownership requirement: (i) shares held in trusts for the benefit of immediate family members where the officer is the trustee, (ii) shares granted to the officer in the form of restricted stock and restricted stock units, whether or not vested, and (iii) shares held by the officer in the 401(k) Plan. Stock options and performance share units (as distinct from shares which are actually issued as a result of exercise or vesting) are not counted. Shares subject to hedging or monetization transactions (such as zero-cost collars and forward sale contracts), which allow the officer to retain legal ownership without its full risks and rewards, are not counted for purposes of either the ownership or retention provisions of the Policy, since our Insider Trading Practice does not permit such hedging or pledging.

Each officer must retain at least 100%, after tax and costs of issuance, of all shares acquired through equity grants made subsequent to the adoption of the Policy, including the vesting of restricted stock or restricted stock unit grants, payout of performance share unit awards and exercise of option grants, until his or her ownership requirement is met. Once an officer attains his/her required level of stock ownership, he/she must retain 25%, after tax and costs of issuance, of shares received from equity awards granted after the ownership requirement has been met, until retirement or his or her employment otherwise ends.

In the event an officer is not in compliance with any provision of the Policy, the O&CC may take such action as it deems appropriate, consistent with the provisions of our compensation plans and applicable law and regulations, to enable the officer to achieve compliance at the earliest practicable time or otherwise enforce the Policy. Such action may include establishing conditions with respect to requiring all or part of any SMICP or LTIP award to be held in shares. The O&CC may vary the application of the provisions of the Policy for good cause or exceptional circumstances.

The Policy was not a factor considered by the O&CC in making the 2012 grants under the LTIP.

The following table shows, for each NEO, the dollar amount of stock ownership required by the Policy and the dollar amount of actual holdings as of February 19, 2013. Messrs. Izzo, Levis and LaRossa and Ms. Dorsa each have met their respective requirement as of their January 1, 2013 compliance date. The compliance date for Mr. Bouknight is January 1, 2015, and for Mr. Mehrberg it is January 1, 2014.

NEO	Multiple Required	Required Amount ($) (1)	Amount Held as of February 19, 2013 ($)(2)
Izzo	5	5,500,000	19,364,303
Dorsa	3	1,858,500	2,314,230
Levis	3	1,699,500	4,226,921
Mehrberg	3	1,684,200	1,654,089
Bouknight	3	1,637,700	1,317,660
LaRossa	3	1,500,000	3,142,560

(1)	Determined as of January 1, 2013, the effective date of the current salary of each of the NEOs.

(2)

Based on average price of Common Stock for the twelve months preceding the effective date of the current base salary of the respective NEO. Does not include performance share units which vested December 31, 2012.

Accounting and Tax Implications

The O&CC has considered the effect of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (formerly FAS 123R) (see Note 18 to Consolidated Financial Statements included in our Form 10-K) regarding the expensing of equity awards in determining the nature of the grants under the LTIP. The O&CC, with the assistance of CAP, reviews the competitiveness of the NEOs’ LTIP grants, as measured against the peer group, using reported Topic 718 grant values and approves grants to the NEOs accordingly as reported above in Long-Term Incentive Compensation.

The O&CC considers the tax-deductibility of our compensation payments. IRC Section 162(m) generally denies a deduction for United States Federal income tax purposes for compensation in excess of $1 million for persons named in the proxy statement, except for qualifying performance-based compensation pursuant to stockholder-approved plans. Stockholder approval of the SMICP was received at the 2004 Annual Meeting of Stockholders. As a result, payment of qualifying performance-based compensation under this plan is not now subject to the limitation on deductions contained in Section 162(m). Although stockholders’ approval of the LTIP was received at the 2004 Annual

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  COMPENSATION DISCUSSION AND ANALYSIS

Meeting of Stockholders, applicable IRC provisions require that stockholders give such approval at least every five years for performance-based compensation plans that permit the O&CC to change the criteria used from year to year. Since we have not subsequently sought such approval, the payments of performance share units made to the NEOs (except the CFO, to whom the deduction limitation is not applicable) in 2013 with respect to such LTIP grants made in 2009 for the three-year performance period ended December 31, 2012, are subject to the limitation on deductions. Any future payments, if earned, with respect to LTIP grants of performance share units made in 2010, 2011 and 2012 are likewise subject to this limitation. Further the O&CC believes that restricted stock and restricted stock units are valuable components of incentive compensation as they align the interest of the recipients with those of stockholders. However, because the vesting of such grants is not performance-based, restricted stock and restricted stock unit grants do not qualify for tax-deductibility under Section 162(m).

We are asking our shareholders to approve the Amended and Restated 2004 Long-Term Incentive Plan at this year’s Annual Meeting of Stockholders. If approval is received, future payments, if any are earned, on performance share units granted during the five-year period following such approval will not be subject to the limitation and should qualify for tax-deductibility under Section 162(m).

In 2012, none of our NEOs had compensation in excess of the amount deductible under Section 162(m) of the IRC. Amounts deferred by the NEOs are not included in the Section 162(m) calculations because they are not otherwise deductible under applicable tax law. The O&CC will continue to evaluate executive compensation in light of Section 162(m) and the flexibility that is desirable in administering our executive compensation program in accordance with our compensation philosophy.

In light of Section 162(m), as well as certain NYSE rules, the Board’s general policy is to present all incentive compensation plans in which executive officers participate to stockholders for approval prior to implementation.

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  EXECUTIVE COMPENSATION

2012 SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of our NEOs for the years shown. The NEOs are our CEO, CFO and four most highly compensated executive officers in 2012.

Name and Principal Position(1)	Year	Salary ($) (2)	Bonus ($)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6,7)	Total ($)
Ralph Izzo	2012	1,004,715	-	5,724,001	-	1,653,800	2,064,000	67,027	10,513,543
Chairman of the Board,	2011	946,450	-	-	-	1,535,400	1,710,000	185,306	4,377,156
President and CEO	2010	946,450	-	5,726,042	-	1,113,900	1,384,000	63,422	9,233,814
Caroline Dorsa	2012	595,691	-	1,099,985	-	567,900	1,338,000	76,661	3,678,237
EVP and CFO	2011	567,871	-	-	-	505,100	726,000	79,368	1,878,339
	2010	567,871	-	1,023,937	-	310,900	493,000	71,702	2,467,410
William Levis	2012	560,377	-	1,099,985	-	546,200	739,000	44,141	2,989,703
President and COO (Power)	2011	543,960	-	999,396	-	517,200	346,000	41,460	2,448,016
	2010	543,960	-	1,023,937	-	348,200	280,000	36,083	2,232,180
Randall E. Mehrberg	2012	553,414	-	924,182	-	499,400	693,000	46,870	2,716,866
EVP Strategy & Dev. and	2011	542,963	-	-	-	491,000	451,000	42,552	1,527,515
President & COO (Energy Holdings)	2010	542,963	-	925,291	-	331,600	232,000	24,500	2,056,354
J. A. Bouknight, Jr.	2012	535,570	-	849,495	-	461,300	61,000	19,549	1,926,914
EVP and General Counsel	2011	518,057	-	-	-	412,200	45,000	14,398	989,655
Ralph A. LaRossa	2012	497,142	-	824,611	-	400,700	578,000	32,408	2,332,861
President and COO (PSE&G)	2011	466,850	-	-	-	353,200	604,000	111,329	1,535,379
	2010	466,850	-	2,824,277	-	185,300	454,000	18,313	3,948,740

(1)	Mr. Bouknight was not a NEO in 2010; therefore, we did not report his information for that year.

(2)

Amounts shown are actual payments based on annualized salary. . Mr. Bouknight’s 2011 and 2012 salary includes $461,074 and $475,775, respectively, deferred under the Deferred Compensation Plan. 2012 salaries include a one-time pay adjustment provided to all employees as a result of a change in the methodology of the bi-weekly pay calculation.

(3)

The amounts shown reflect the grant date fair value of the awards. For a discussion of the assumptions made in valuation, see Note 18 to the Consolidated Financial Statements included in our Form 10-K. LTIP awards were granted in February 2012, as discussed in the CD&A. Awards consist of performance share units and restricted stock units. Due to a change in timing of grants no LTIP awards were granted in 2011, with the exception of a retention award of restricted stock units to Mr. Levis. In 2010, Mr. LaRossa was granted an additional retention award of restricted stock units and performance share units. Performance share unit value is shown at the target amount. Actual value of the shares received upon vesting of restricted stock units depends upon the price of our Common Stock. Payout value of the performance share units earned upon vesting at the conclusion of the three-year performance period may be less than or exceed the grant date fair value, dependent upon achieving TSR and ROIC performance factors. More detailed information is provided in the CD&A. The respective amounts below represent the grant date fair value of performance share units at target and maximum amounts:

	Izzo		Dorsa		Levis		Merhberg		Bouknight		LaRossa
	Value at Target (100%) ($)	Value at Maximum (200%) ($)	Value at Target (100%) ($)	Value at Maximum (200%) ($)	Value at Target (100%) ($)	Value at Maximum (200%) ($)	Value at Target (100%) ($)	Value at Maximum (200%) ($)	Value at Target (100%) ($)	Value at Maximum (200%) ($)	Value at Target (100%) ($)	Value at Maximum (200%) ($)
2012	3,434,375	6,868,750	659,375	1,318,750	659,375	1,318,750	554,688	1,109,375	509,375	1,018,750	495,313	990,625
2010	3,436,150	6,872,300	614,693	1,229,386	614,693	1,229,386	555,097	1,110,194	-	-	1,495,015	2,990,030

(4)

Amounts awarded were earned under the SMICP and determined and paid in the following year. Mr. Izzo elected to defer his entire 2011 and 2010 awards and Mr. Bouknight elected to defer his entire 2012 award and $391,590 of his 2011 award under the Deferred Compensation Plan.

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  EXECUTIVE COMPENSATION

(5)

Includes the change in the actuarial present value of accumulated benefit under defined benefit pension plans and supplemental executive retirement plans between calendar years 2012 and 2011, 2011 and 2010, and 2010 and 2009, determined by calculating the benefit under the applicable plan benefit formula for each of the plans, measured at December 31 of each year, based on years of credited service, earnings in effect at the respective measurement dates, applicable interest rates and computational assumptions. These changes are:

	Izzo ($)	Dorsa ($)	Levis ($)	Mehrberg ($)	Bouknight ($)	LaRossa ($)
2012	2,064,000	1,338,000	739,000	693,000	61,000	578,000
2011	1,710,000	726,000	346,000	451,000	45,000	604,000
2010	1,384,000	493,000	280,000	232,000	-	454,000

Any interest earned under the Deferred Compensation Plan at the prime rate plus  1/2% did not exceed 120% of the applicable long-term rate for any of the NEOs in 2012, 2011 or 2010.

(6)

For 2012, depending on the individual, includes perquisites and personal benefits which include (a) automobile and related expenses, (b) physical examinations, (c) home security systems, (d) spousal travel, (e) personal entertainment and (f) charitable contributions on behalf of the individual. For automobiles, the pro rata personal usage value of the vehicle lease cost based on the IRS Annual Lease Value Table was used; for parking, the market value for the parking space was used; for the driver, actual pro-rata expense was used for the time devoted to CEO commuting and personal use; for the car service actual cost was used. Two NEOs received a perquisite in 2012 that exceeded the greater of $25,000 or 10% of his/her total perquisite and personal benefit amount: Mr. Izzo received home security services in the amount of $33,044 and Ms. Dorsa used a car service for commuting, with a cost to us of $66,511.

(7)	In 2012, the employer matching contribution to our 401(k) Plan was the same percentage generally available to all employees.

	Izzo ($)	Dorsa ($)	Levis ($)	Mehrberg ($)	Bouknight ($)	LaRossa ($)
Company Match	10,000	10,000	10,000	10,000	2,399	10,000

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  EXECUTIVE COMPENSATION

2012 GRANTS OF PLAN-BASED AWARDS TABLE

The following table provides information on plan-based awards made to our NEOs during 2012.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)
Name and Type of Award (1)	Grant Date (1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards; Number of Shares of Stock or Units (#)	All Other Option Awards; Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Ralph Izzo		612,500	1,225,000	1,837,500
PSUs	2/21/2012				0	109,900	219,800				3,434,375
RSUs	2/21/2012					74,050					2,289,626
Caroline Dorsa		206,500	413,000	619,500
PSUs	2/21/2012				0	21,100	42,200				659,375
RSUs	2/21/2012					14,250					440,610
William Levis		206,250	412,500	618,750
PSUs	2/21/2012				0	21,100	42,200				659,375
RSUs	2/21/2012					14,250					440,610
Randall E. Mehrberg		190,750	381,500	572,250
PSUs	2/21/2012				0	17,750	35,500				554,688
RSUs	2/21/2012					11,950					369,494
J. A. Bouknight Jr.		172,250	344,500	516,750
PSUs	2/21/2012				0	16,300	32,600				509,375
RSUs	2/21/2012					11,000					340,120
Ralph A. LaRossa		157,625	315,250	472,875
PSUs	2/21/2012				0	15,850	31,700				495,313
RSUs	2/21/2012					10,650					329,298

(1)	Relates to equity awards (performance share units (PSUs) and restricted stock units (RSUs)) all of which were made under the LTIP.

(2)	Represents possible payouts under SMICP for 2012 performance. The actual awards were determined in February 2013 and paid in the same month, as reported in the 2012 Summary Compensation Table.

(3)	Represents LTIP award described below.

(4)

Represents the fair value at the grant date of the equity award granted in 2012. For a discussion of the assumptions made in valuation see Note 18 to the Consolidated Financial Statements included in our Form 10-K.

Material Factors Concerning Awards Shown in Summary Compensation Table, Grants of Plan-Based Awards Table and Employment Agreements

SMICP

The plan-based awards for annual cash incentive compensation included in the 2012 Summary Compensation Table were paid in 2013 with respect to 2012 performance under the terms of the SMICP. The range of possible awards for each NEO in relation to his/her Target Award is set forth in the Grants of Plan-Based Awards Table above. An explanation of the SMICP and performance goals, measures and performance factors achieved are described under Annual Cash Incentive Compensation in the CD&A.

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  EXECUTIVE COMPENSATION

LTIP

As explained in the CD&A and shown above, LTIP awards were made to NEOs in February 2012, in the form of restricted stock units and performance share units. The restricted stock units cliff vest after three years. The three-year performance period for the performance share units ends December 31, 2014, with payment, if any, made the following year. The range of possible payouts for each NEO in relation to his/her target award is set forth in the table above. Payments of awards granted in December 2009 were made in 2013 based on performance for the three-year period that ended on December 31, 2012. Further explanation of performance share unit payment determination is set forth under Long-Term Incentive Compensation in the CD&A above. For further information about vesting, see Employment Agreements and Potential Payments Upon Termination of Employment or Change-In-Control below.

No stock options have been granted since 2009. Some options granted in previous years are still outstanding as reported in the Outstanding Equity Awards at Year-End Table. Grants were made with an exercise price equal to the NYSE closing price on the date of grant for a 10-year term. No discounted options may be granted and no repricings may be done without stockholders’ approval.

Employment Agreements

Ralph Izzo

We entered into a severance agreement with Mr. Izzo on December 16, 2008 incorporating certain of the severance provisions of his then expiring employment agreement. The terms are discussed below under Potential Payments Upon Termination of Employment or Change-In-Control.

Caroline Dorsa

The agreement executed between us and Ms. Dorsa, covering her employment as Executive Vice President and CFO, effective April 9, 2009, provides for an initial base salary of $570,000, with a salary review annually each January. The agreement provided for a cash payment upon employment of $200,000, which would have had to be repaid if Ms. Dorsa had left the Company (voluntarily or upon termination for cause) within three years of her date of hire. Ms. Dorsa also received a cash payment of $4,322 to make-up for lost compensation due to her acceptance of employment with us. In addition, the agreement provides that Ms. Dorsa will participate in the SMICP and the LTIP during her term of employment. Ms. Dorsa’s target incentive award under the SMICP was initially set at 60% of base salary. The agreement also provided for an award to Ms. Dorsa of 8,800 shares of Restricted Stock under the LTIP vesting on April 9, 2014, assuming continued employment. Ms. Dorsa’s long-term compensation opportunity under the LTIP was set at $900,000 for 2009 (prorated from her date of hire) and will be reviewed annually pursuant to the terms of the LTIP. The agreement also provides that if Ms. Dorsa remains employed through April 9, 2014, she will become a participant in the additional limited benefits provision of the Supplemental Plan and receive 15 additional years of credited service. On July 12, 2011, we entered into an amendment to the agreement to adjust her benefits that accrue after December 31, 2011 under the Supplemental Plan to provide for a calculation reducing her benefits to be based on the highest seven-year average rather than the highest five-year average, in alignment with changes generally applicable to other participants in those plans. Ms. Dorsa also participates in the Key Executive Severance Plan. Finally, the agreement provides that we will provide Ms. Dorsa with a car service for commuting purposes.

William Levis

We entered into an agreement with Mr. Levis, effective January 1, 2007, in connection with his initial employment with us, covering his employment as President and Chief Nuclear Officer of Power’s subsidiary, Nuclear. The agreement provided for a base salary of $500,000, with a salary review in December 2007 and annually thereafter. The agreement further provided for a cash payment of $500,000, which would have had to have been repaid if Mr. Levis had left the Company (voluntarily or upon termination for cause) before January 1, 2012. Mr. Levis also received $16,667 to make-up for lost bonus opportunity with his prior employer. In addition, the agreement provides that Mr. Levis will participate in the SMICP and the LTIP during his term of employment. Mr. Levis’ target incentive award under the SMICP must be at least 60% of base salary. The agreement awarded to Mr. Levis a grant of 100,000 shares of restricted stock under the LTIP, of which 40,000 shares vested on January 1, 2010 and 60,000 shares vested on January 1, 2013. Long-term compensation opportunity is to be reviewed annually pursuant to the terms of the LTIP. The agreement also provided that on January 16, 2013, Mr. Levis became a participant in the additional limited benefits provision of the Supplemental Plan. Finally, upon retirement Mr. Levis will receive a lump sum present value payment equal to the employer health and welfare benefits contribution for which he would have been eligible if employed by us prior to 1996. On September 19, 2011, we entered into an amendment to the agreement to adjust his benefits that accrue after December 31, 2011 under the Supplemental Plan to provide for a calculation reducing his benefit to be based on the highest seven-year average rather than the highest five-year average, in alignment with changes generally applicable to other participants in those plans.

56  PUBLIC SERVICE ENTERPRISE GROUP | 2013 Proxy Statement

  EXECUTIVE COMPENSATION

Randall E. Mehrberg

The agreement executed between us and Mr. Mehrberg, covering his employment as Executive Vice President — Planning and Strategy effective September 8, 2008, provides for an initial base salary of $545,000, with an annual salary review beginning January 2010. The agreement provided for cash payments of $250,000 within 45 days of employment and on September 8, 2009, each of which would have had to be repaid if Mr. Mehrberg had left the Company (voluntarily or upon termination for cause) within three years of the applicable payment. In addition, the agreement provides that Mr. Mehrberg will participate in the SMICP and the LTIP during his term of employment. Mr. Mehrberg’s target incentive award under the SMICP was initially set at 60% of base salary. Mr. Mehrberg’s long-term compensation opportunity under the LTIP was set at $800,000 for 2008 (prorated from his date of hire) and will be reviewed annually pursuant to the terms of the LTIP. As provided in the agreement, if Mr. Mehrberg resigns on or after September 8, 2012, in order to take a position with a governmental or non-profit entity agreed to by our CEO, any unvested LTIP awards will vest as if he retired. An amendment dated May 3, 2011 provides that if Mr. Mehrberg resigns on or after September 8, 2012, but before January 1, 2017, in order to take a position with a governmental entity or another employer agreed to by our CEO, retires and our CEO approves full vesting, or is terminated without cause, any unvested LTIP awards would fully vest without proration upon such a resignation, retirement or termination. The agreement also provides that if Mr. Mehrberg remains employed through September 8, 2013, or if, before then, he resigns to take a position with a governmental entity or is terminated without cause, he will become a participant in the additional limited benefits provision of the Supplemental Plan. On June 8, 2011, we entered into an amendment to Mr. Mehrberg’s agreement to adjust his benefits that accrue after December 31, 2011 under the Supplemental Plan to provide for a calculation reducing his benefit to be based on the highest seven-year average rather than the highest five-year average, in alignment with changes generally applicable to other participants in those plans. Finally, the agreement provided Mr. Mehrberg with severance benefits that are covered by the terms of the Key Executive Severance Plan.

J.A. Bouknight, Jr.

The agreement executed between us and Mr. Bouknight covering his employment as Executive Vice President — Law, effective November 2, 2009, provides for an initial base salary of $520,000, with an annual salary review beginning January 2010. The agreement provides for cash payment of $300,000 within 45 days of employment, which would have had to be repaid if Mr. Bouknight had left the Company (voluntarily or upon termination for cause) prior to December 31, 2012. In addition, the agreement provides that Mr. Bouknight will participate in the SMICP and the LTIP during his term of employment. Mr. Bouknight’s target incentive award under the SMICP was initially set at 60% of base salary. Mr. Bouknight’s long-term compensation opportunity under the LTIP was set at $800,000 for 2009 (prorated from date of hire) and will be reviewed annually pursuant to the terms of the LTIP. As provided in this agreement, if Mr. Bouknight or the Company terminates his employment other than for cause after December 31, 2012, any unvested LTIP awards will vest as if he retired. Further, if he retires on or after that date or his employment is terminated by reason of disability or death, any unvested performance share units awarded with respect to the years 2009 through 2012 and earned would fully vest without proration. Finally, the agreement provided Mr. Bouknight with severance benefits that are covered by the terms of the Key Executive Severance Plan. On November 20, 2012, we entered into an amendment to Mr. Bouknight’s employment agreement to provide that any award of performance share units granted to Mr. Bouknight in 2013 under the LTIP will fully vest, without proration, if Mr. Bouknight’s date of retirement is on or after December 31, 2013, or if his employment is terminated by reason of disability or death, and any such award due will be made after the completion of the three-year performance cycle applicable to each grant.

For additional information regarding severance benefit provisions, see Potential Payments Upon Termination of Employment or Change-in-Control.

PUBLIC SERVICE ENTERPRISE GROUP | 2013 Proxy Statement  57

  EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT YEAR-END (12/31/12) TABLE

The following table lists all outstanding stock option, performance share unit, restricted stock and restricted stock unit awards as of December 31, 2012 for our NEOs.

	Option Awards					Stock Awards
Name and Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock that have Not Vested (#)(3)	Market Value of Shares or Units of Stock that have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, Units or Other Rights that have Not Vested ($)(4,6)

Ralph Izzo						157,433	4,817,450	225,048	6,886,469
5/3/2004	22,000	-		21.3750	5/3/2014
1/16/2007	140,000	-		32.9250	1/16/2017
3/20/2007	113,000	-		39.1650	3/20/2017
12/18/2007	199,800	-		48.2050	12/18/2017
12/16/2008	473,400	-		30.0300	12/16/2018
12/14/2009	260,925	86,975		33.4900	12/14/2019

Caroline Dorsa						37,999	1,162,769	41,765	1,278,009
4/9/2009	61,100	-		30.1800	4/9/2019
12/14/2009	49,725	16,575		33.4900	12/14/2019

William Levis						122,628	3,752,417	41,765	1,278,009
1/16/2007	39,000	-		32.9250	1/16/2017
6/19/2007	3,500	-		44.4350	6/19/2017
12/18/2007	42,000	-		48.2050	12/18/2017
12/16/2008	95,200	-		30.0300	12/16/2018
12/14/2009	52,500	17,500		33.4900	12/14/2019

Randall E. Mehrberg						25,429	778,127	36,351	1,112,341
9/22/2008	54,800	-		34.8000	9/22/2018
12/16/2008	80,200	-		30.0300	12/16/2018
12/14/2009	44,175	14,725		33.4900	12/14/2019

J.A. Bouknight, Jr.						23,017	704,320	32,925	1,007,505
11/2/2009	9,450	3,150		29.5200	11/2/2019
12/14/2009	44,175	14,725		33.4900	12/14/2019

Ralph A. LaRossa						57,557	1,761,244	64,470	1,972,782
1/16/2007	52,000	-		32.9250	1/16/2017
12/18/2007	33,000	-		48.2050	12/18/2017
12/16/2008	75,200	-		30.0300	12/16/2018
12/14/2009	41,400	13,800		33.4900	12/14/2019

(1)	Grants made on the dates shown under the LTIP of non-qualified options to purchase our Common Stock. Options vest 25% annually over four years on the grant date anniversary.

(2)	Closing price on NYSE on grant date.

(3)

The vesting schedule for unvested restricted stock (RSA) and unvested restricted stock units (RSU) is shown below. Dividends on restricted stock accrue at the regular dividend rate and are paid on each regular dividend payment date as declared by the Board. Dividend equivalents accrue on restricted stock units and are paid in shares of Common Stock at vesting.

58  PUBLIC SERVICE ENTERPRISE GROUP | 2013 Proxy Statement

  EXECUTIVE COMPENSATION

			Vesting Schedule
	Type of Award	Grant Date	2013 (#)	2014 (#)	2015 (#)	2016 (#)(a)	2017 (#)(a)
Ralph Izzo	RSU	12/21/2010		79,957
	RSU	2/21/2012			77,476
Caroline Dorsa	RSA	4/9/2009		8,800
	RSU	12/21/2010		14,290
	RSU	2/21/2012			14,909
William Levis	RSA	1/16/2007	60,000
	RSU	12/21/2010		14,290
	RSU	12/21/2011					33,428
	RSU	2/21/2012			14,910
Randall E. Mehrberg	RSU	12/21/2010		12,926
	RSU	2/21/2012			12,503
J.A. Bouknight, Jr.	RSU	12/21/2010		11,508
	RSU	2/21/2012			11,509
Ralph A. LaRossa	RSU	12/21/2010		11,508		34,906
	RSU	2/21/2012			11,143

(a)	Represents retention awards.

(4)	Value represents number of shares or units multiplied by the closing price on the NYSE on December 31, 2012 of $30.60.

(5)

The vesting schedule for unvested performance share units (PSUs) is shown below. Performance share units awarded under the LTIP are earned based on a three-year performance period and are shown at target. The vesting schedule below shows the number of outstanding performance share units at target and includes accrued dividend equivalents. Payment, if any, is made in the first quarter of the following year. For further explanation of performance share units, see the CD&A.

		Vesting Schedule
	Grant Date	2013 (#)		2014 (#)
Ralph Izzo	12/21/2010	110,063
	2/21/2012			114,985
Caroline Dorsa	12/21/2010	19,689
	2/21/2012			22,076
William Levis	12/21/2010	19,689
	2/21/2012			22,076
Randall E. Mehrberg	12/21/2010	17,780
	2/21/2012			18,571
J.A. Bouknight, Jr.	12/21/2010	15,871
	2/21/2012			17,054
Ralph A. LaRossa	12/21/2010	47,887	(a)
	2/21/2012			16,583

(a)	Includes retention award.

(6)	Value of performance share units are shown at target, multiplied by the closing price on the NYSE on December 31, 2012 of $30.60.

PUBLIC SERVICE ENTERPRISE GROUP | 2013 Proxy Statement  59

  EXECUTIVE COMPENSATION

OPTION EXERCISES AND STOCK VESTED DURING 2012 TABLE

The following table provides information regarding the exercise of stock options by the NEOs in 2012 and the vesting during 2012 of performance share units previously granted to the NEOs, under our LTIP.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)(3)	Value Realized on Vesting ($)(4)
Ralph Izzo	300,000(1)	3,339,845	36,710	1,152,694
Caroline Dorsa	-	-	6,978	219,109
William Levis	-	-	7,376	231,606
Randall E. Mehrberg	-	-	6,209	194,963
J. A. Bouknight, Jr.	-	-	6,209	194,963
Ralph A. LaRossa	-	-	5,838	183,313

(1)	Reflects Mr. Izzo’s transactions pursuant to a 10b-5-1 Trading Plan, which expired December 31, 2012, under applicable SEC rules, with Mr. Izzo retaining 57,978 shares.

(2)	Reflects the difference between the exercise price and the market price on the date of exercise, multiplied by the number of shares acquired.

(3)

Messrs. Izzo, Levis, Mehrberg, Bouknight, LaRossa and Ms. Dorsa, had 73,421, 14,752, 12,417, 12,417, 11,677 and 13,955 performance share units, respectively, which vested on December 31, 2012 for the three-year performance period ended that day. The final awards shown in the table were made at 50% of target, calculated based upon a comparison of our TSR with those of a peer group of companies and our three-year average ROIC compared to our internal goal. Performance share units earned and value realized reflect rounding. Shares will be issued in February 2013. Messrs. Izzo, Mehrberg, Bouknight and LaRossa deferred payment, as reported in the Non-Qualified Deferred Compensation Table. A more detailed explanation of the calculation of the amount earned appears in the CD&A.

(4)	Reflects the value of the performance share units on February 19, 2013, the performance share unit value determination date, using the average of the high and low PSEG stock price—$31.40

60  PUBLIC SERVICE ENTERPRISE GROUP | 2013 Proxy Statement

  EXECUTIVE COMPENSATION

2012 PENSION BENEFITS TABLE

The following table provides information on the actuarial present value of the NEOs accumulated benefit under each of our pension and retirement plans.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(4)	Payments During Last Fiscal Year ($)
Ralph Izzo	Qualified Pension Plan(1)	20.69	2,165,000	-
	Retirement Income Reinstatement Plan(2)	20.69	2,714,000	-
	Supplemental Executive Retirement Plan(3,5)	24.75	5,407,000	-

			10,286,000

Caroline Dorsa	Qualified Pension Plan(1)	3.73	47,000	-
	Retirement Income Reinstatement Plan(2)	3.73	105,000	-
	Supplemental Executive Retirement Plan(3,5,6)	14.92	4,237,000	-

			4,389,000

William Levis	Qualified Pension Plan(1)	6.00	77,000	-
	Retirement Income Reinstatement Plan(2)	6.00	184,000	-
	Supplemental Executive Retirement Plan(6)	6.00	3,368,000	-

			3,629,000

Randall E. Mehrberg	Qualified Pension Plan(1)	4.31	62,000	-
	Retirement Income Reinstatement Plan(2)	4.31	125,000	-
	Supplemental Executive Retirement Plan(6)	4.31	3,170,000	-

			3,357,000

J. A. Bouknight Jr.	Qualified Pension Plan(1)	3.16	27,000	-
	Retirement Income Reinstatement Plan(2)	3.16	133,000	-
	Supplemental Executive Retirement Plan			-

			160,000

Ralph A. LaRossa	Qualified Pension Plan(1)	27.50	585,000	-
	Retirement Income Reinstatement Plan(2)	27.50	1,095,000	-
	Supplemental Executive Retirement Plan	27.50	1,392,000	-

			3,072,000

(1)

All NEOs participate in either the Pension Plan, a traditional defined benefit pension plan, or the Cash Balance Plan, a cash balance defined benefit pension plan, depending on date of hire, each of which is a qualified plan under the IRC. Such plans are available to all other employees under the same terms and conditions. Messrs. Izzo and LaRossa participate in the Pension Plan. Ms. Dorsa and Messrs. Levis, Mehrberg and Bouknight participate in the Cash Balance Plan. Years shown reflect actual years of service.

(2)	Years shown reflect actual years of service.

(3)

Certain employees receive additional years of credited service for the purpose of retirement benefit calculations under the Supplemental Plan in recognition of prior work experience, including 15 years for Ms. Dorsa pursuant to her employment agreement, which vest ratably over five years. In addition, Mr. Izzo receives an additional 5 years which vest at age 60 as described below under Supplemental Plan. The additional 5 years are prorated in the table for participants under age 60. Years shown reflect the sum of actual years of service and years credited under the Supplemental Plan.

(4)

Amounts shown represent actuarial present value of accumulated benefit computed as of the same Pension Plan measurement date used for our financial statements for the year ended December 31, 2012, with two exceptions: (i) NEOs were assumed to retire at the plan’s normal retirement age and (ii) no pre-retirement termination, disability or death was assumed to occur. For a discussion of the valuation method and material assumptions applied in quantifying the present value, see Note 12 to the Consolidated Financial Statements included in our 2012 Annual Report on Form 10-K.

(5)

The actuarial present value of accumulated benefits based on actual years of service for Mr. Izzo and Ms. Dorsa is $8,278,000, and $2,854,000, respectively, and the actuarial present value of accumulated benefits based on additional years of service for each such person is $2,008,000, and $1,535,000, respectively.

PUBLIC SERVICE ENTERPRISE GROUP | 2013 Proxy Statement  61

  EXECUTIVE COMPENSATION

(6)

Mr. Mehrberg and Ms. Dorsa will be eligible to participate in the additional limited benefits provision of the Supplemental Plan if employed by us on September 8, 2013 and April 9, 2014, respectively. Mr. Levis became eligible on January 16, 2013.

Qualified Pension Plans

All of our employees are eligible to participate in either the Pension Plan or the Cash Balance Plan.

Pension Plan

The Pension Plan covers employees hired prior to January 1, 1996 and provides participants with a life annuity benefit at normal retirement (age 65) pursuant to a formula based upon (a) the participant’s number of years of service and (b) the average of the participant’s five or seven highest years of compensation up to the limit imposed by the IRC. We amended the Pension Plan effective January 1, 2012, to change the benefit formula for non-represented participants. The effect of the change is to reduce projected pension payments. Under the new formula, the average of the participant’s seven highest years of compensation up to the limit imposed by the IRC will be used rather than the average of the participant’s five highest years of compensation.

A participant’s benefit under the Pension Plan is equal to A plus B:

A. The accrued benefit calculated under the five-year final average pay formula as of December 31, 2011, as follows:

(i) 1.3% of the lesser of 5-year final average earnings (determined as of December 31, 2011) or $24,600 times years of credited service (determined as of December 31, 2011) not exceeding 35 years;

(ii) 1.5% of the amount by which 5-year final average earnings (determined as of December 31, 2011) exceeds $24,600 times years of credited service not exceeding 35 years; and

(iii) 1.5% of 5-year final average earnings times years of credited service (determined as of December 31, 2011) in excess of 35 years.

B. The accrued benefit calculated under the seven-year final average pay formula, as follows:

(i) 1.3% of the lesser of 7-year final average earnings beginning on January 1, 2012 or $24,600 times years of credited service not exceeding 35 years less the number of years as of December 31, 2011;

(ii) 1.5% of the amount by which 7-year final average earnings beginning on January 1, 2012 exceeds $24,600 times years of credited service not exceeding 35 years less the number of years as of December 31, 2011; and

(iii) 1.5% of 7-year final average earnings times years of credited service in excess of 35 years less the number of years in excess of 35 years as of December 31, 2011.

An additional benefit equal to $4.00 per month for each year of credited service is payable until the retiree reaches age 65.

All active participants are fully vested in their Pension Plan benefit. Benefits are payable on an unreduced basis (i) at age 65, (ii) at age 60, if the participant’s age, plus years of service, equals or exceeds 80 or (iii) at age 55, if the participant has 25 or more years of service. Participants whose age, plus years of service, equals or exceeds 80, but who have not yet met the criteria in (ii) or (iii) , may commence their Pension Plan benefits on a reduced basis.

Cash Balance Plan

The Cash Balance Plan covers employees hired or rehired on or after January 1, 1996 and provides each participant with a life annuity benefit at normal retirement (age 65) equal to the actuarial equivalent of a notional amount maintained for him/her. Participants are eligible for retirement under the Cash Balance Plan upon the attainment of age 55 with five or more years of service. Participants’ accounts are credited each year with a percentage of compensation, which is determined based on the participant’s age plus years of service measured at year-end.

Sum of Age and Service	Percentage of Compensation Credited %
<30	2.00
30-39	2.50
40-49	3.25
50-59	4.25
60-69	5.50
70-79	7.00
80-89	9.00
90+	12.00

62  PUBLIC SERVICE ENTERPRISE GROUP | 2013 Proxy Statement

  EXECUTIVE COMPENSATION

Each participant’s notional amount grows each year with interest credits based on a 6.0% annual rate of interest. Participants become immediately fully vested in their Cash Balance Plan benefit.

Reinstatement Plan

Certain management and highly compensated employees are eligible to participate in a nonqualified excess benefit retirement plan, the Reinstatement Plan, designed to replace earned pension benefits as determined under the qualified pension formula, but which cannot be paid from the qualified pension plans as a result of the IRC mandated limits for qualified plans. The benefits payable under this plan mirror those of the qualified plans described above except that the compensation considered in computing the benefit (i) will not be limited by qualified plan limits, (ii) will include any amounts that the participant deferred under deferred compensation plans, (iii) will include amounts earned under the SMICP (which are not considered under the qualified pension plans), (iv) will be limited to 150% of average base salary for the applicable five years and (v) will be offset by any benefits received by the participant under the qualified plan.

As a result of the changes made to the benefit formula under the qualified Pension Plan for non-represented employees, the Reinstatement Plan benefits for such participants were calculated as of December 31, 2011 using the five-year final average pay formula. Beginning on January 1, 2012, the participants’ Reinstatement Plan benefits will be determined under a seven-year final average pay formula. The participants’ Reinstatement Plan benefits will be equal to the sum of their benefits determined as set forth above, less their benefit under the Pension Plan or Cash Balance Plan.

Supplemental Plan

Certain employees receive additional years of service for the purpose of retirement benefit calculations in recognition of prior allied work experience. However, we have determined effective January 1, 2011 to no longer provide additional credited service to those who do not already have this benefit. Such benefits are paid from a nonqualified plan, the Supplemental Plan. Under the additional service credit provisions, certain participants may also receive an additional five years of credited service for the purpose of this supplemental benefit calculation if they retire between ages 60 and 65. The credited years of service reduce by one year for each six-month period such participant works beyond age 65. This feature of the plan is designed to encourage retirement on or before age 65. Benefits payable under the additional service provisions of the Supplemental Plan mirror those payable under the Reinstatement Plan, except that the additional years of service are considered in calculating the Supplemental Plan benefit amount. Any benefit payable under this plan is offset by benefits payable under the qualified plan and the Reinstatement Plan.

Certain participants in the Supplemental Plan receive additional limited benefits. This portion of the Supplemental Plan provides a total target replacement income percentage equal to credited service for qualified pension plan calculation purposes, plus 30, to a maximum of 75%, of covered compensation. Covered compensation used for determining limited benefits under the Supplemental Plan is the same as the covered compensation used under for the Reinstatement Plan. The target replacement amount under the limited benefit portion of this Plan is reduced by any pension benefits from any previous employers accrued and vested at the time of hire, by the participant’s Social Security benefit at normal retirement age and by the pension benefits provided by each other PSEG retirement benefit plan (qualified plans and non-qualified plans). The additional limited benefits provision of the Supplemental Plan also provides a death benefit equal to 150% of base compensation if death occurs while the participant is actively employed. Participants designated for the additional limited benefit become entitled to this benefit only upon (a) retirement under the terms of the qualified plan in which they participate (Pension Plan or Cash Balance Plan) or (b) death.

The change in the benefit formula under the qualified Pension Plan from a five-year final average pay formula to a seven-year final average pay formula impacts the limited benefits under the Supplemental Plan. Accordingly, we amended the Supplemental Plan as of January 1, 2012 to reflect this change.

PUBLIC SERVICE ENTERPRISE GROUP | 2013 Proxy Statement  63

  EXECUTIVE COMPENSATION

2012 NON-QUALIFIED DEFERRED COMPENSATION TABLE

The following table provides information regarding compensation deferred by the NEOs under our Deferred Compensation Plans.

Name		Executive Contributions in Last Fiscal Year (2012) ($)(1)	Registrant Contributions in Last Fiscal Year (2012) ($)	Aggregate Earnings in Last Fiscal Year (2012) ($)	Aggregate Withdrawals/ Distributions (2012) ($)	Aggregate Balance at Last Fiscal Year End (2012) ($)(2)
Ralph Izzo	Deferred Compensation Plan	-	-	243,340		8,619,070
	Equity Deferral Plan	1,152,694	-	-		1,152,694
Caroline Dorsa	Deferred Compensation Plan	-	-	56,955		694,779
	Equity Deferral Plan	-	-	-		-
William Levis	Deferred Compensation Plan	-	-	-		-
	Equity Deferral Plan	-	-	-		-
Randall E. Mehrberg	Deferred Compensation Plan	-	-	-		-
	Equity Deferral Plan	194,963	-	-		194,963
J. A. Bouknight, Jr.	Deferred Compensation Plan	937,075	-	250,458		2,877,825
	Equity Deferral Plan	194,963	-	-		194,963
Ralph A. LaRossa	Deferred Compensation Plan	-	-	-		-
	Equity Deferral Plan	183,313	-	-		183,313

(1)

Amounts shown under Executive Contributions in Last Fiscal Year (2012) include 2012 salary and SMICP earned in 2012 and paid in February 2013 as shown in the Summary Compensation Table and performance share units vested at December 31, 2012 and paid in February 2013 as shown in the Option Exercises and Stock Vested Table; all of which are shown in this proxy statement.

(2)

Includes amounts reported in the Summary Compensation Table in the current or prior-year proxy statements for the Deferred Compensation Plan and/or the Equity Deferral Plan as follows: Mr. Izzo $7,473,894 and $1,152,694, Ms. Dorsa $567,020, Mr. Mehrberg $194,963, Mr. Bouknight $2,084,538 and $194,963, and Mr. LaRossa $183,313. For Mr. Izzo and Mr. Bouknight, includes SMICP contributions of $1,535,400 and $391,590, respectively, earned in 2011 and paid in 2012 which were included in the 2011 Summary Compensation Table in our 2012 proxy statement.

Deferred Compensation Plan

Under the Deferred Compensation Plan, participants, including the NEOs, may elect to defer any portion of their cash compensation by making appropriate elections in the calendar year prior to the year in which the services giving rise to the compensation being deferred are rendered. A participant may change an election to defer compensation not later than the date that is the last date that an election to defer may be made.

At the same time he/she elects to defer compensation, the participant must make an election as to the timing and the form of distribution of that year’s deferrals from his/her Deferred Compensation Plan account. For compensation deferred in 2011 and earlier or years distribution may commence (a) on the thirtieth day after the date he/she terminates employment or, in the alternative, (b) on January 15th of any calendar year following termination of employment elected by him/her, but in any event no later than the later of (i) the January of the year following the year of his/her 70th birthday or (ii) the January following termination of employment. Notwithstanding the forgoing, however, for NEOs and other specified employees, distribution of his/her account may not occur earlier than six months following the date of his/her termination of service. Participants may elect to receive the distribution of their Deferred Compensation account in the form of one lump-sum payment, annual distributions over a five-year period or annual distributions over a 10-year period.

With respect to compensation deferred in 2012 and future years, participants may elect to commence distribution of particular year’s deferrals (a) six months following his/her termination of employment, or (b) a specified number of years following his/her termination from employment. Participants may elect to receive distribution of such deferrals under the Deferred Compensation Plan in the form of a lump-sum payment or annual distributions over a period of three to fifteen years.

Under the scheduled future date distribution feature, participants may elect to receive a specific plan year’s deferral balance on a specified date as early as three years after the beginning of the year in which the deferrals are made. Distributions are paid in a lump sum within 90 days from the date elected regardless of whether the participant is employed by us on the payment date.

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Participants may change their distribution elections as to future year’s deferrals. Participants may also make changes of their distribution elections with respect to prior years’ deferrals provided that (a) any such new distribution election is made at least one year prior to the previously selected commencement date or (b) the new commencement date is at least five years later than the previously selected commencement date.

Amounts deferred under the Deferred Compensation Plan are credited with earnings based on (a) the performance of one or more of the pre-mixed lifestyle investment portfolio funds available to employees under our 401(k) plans (except the Company Stock fund and the Schwab Personal Choice Retirement Account) or (b) at the rate of Prime plus 1/2%, capped at 120% of the applicable federal long-term rate, in such percentages as selected by the participant. A participant who fails to provide a designation of investment funds will accrue earnings on his/her account at the rate of Prime plus 1/2%, capped at 120% of the applicable federal long-term rate. A participant may change his/her investment election on a daily basis.

For 2012, the one-year rates of return as of December 31, 2012 for the funds offered as computed by the recordkeeper of the Deferred Compensation Plan, were as follows:

Pre-Mixed Portfolios		Target Retirement Funds
Conservative Portfolio	8.93%	Target Retirement Income	8.13%
Moderate Portfolio	12.03%	Target Retirement 2010	10.02%
Aggressive Portfolio	15.09%	Target Retirement 2015	11.27%
		Target Retirement 2020	12.25%
Funds		Target Retirement 2025	13.19%
Stable Value	2.56%	Target Retirement 2030	14.14%
Diversified Bond	4.82%	Target Retirement 2035	15.06%
Large Company Stock Index	15.89%	Target Retirement 2040	15.45%
Mid-Cap Index	15.94%	Target Retirement 2045	15.47%
Institutional Developed Markets Index	18.85%	Target Retirement 2050	15.48%
Small – Cap Index	18.18%	Other
		Prime Plus 1/2%	3.00%

Equity Deferral Plan

Effective November 1, 2011, we established the Equity Deferral Plan. Participants may defer receipt of all or a portion of the shares of our Common Stock underlying future equity awards under the LTIP. Deferral elections must be made prior to the date that services giving rise to the awards are performed. The annual enrollment window for the 2012 plan year, covering the awards made in February 2012, commenced on November 1, 2011 and closed on November 30, 2011. In addition, during that initial enrollment period, participants were permitted to make a one-time election to defer the shares underlying their performance share units awards granted in 2010 or 2011. Deferral elections under the Equity Deferral Plan are irrevocable.

At the time a participant elects to defer he/she must make an election as to the timing of payment of the deferred shares. Distributions will be made in a lump sum. Distributions may commence (a) on a specified date occurring between the third anniversary and the fifteenth anniversary of the date that the shares otherwise would have been distributed to the participant (b) upon termination of employment, or (c) the earlier of (a) and (b). Notwithstanding the forgoing, however, for NEOs and other specified employees, distribution may not occur earlier than six months following the date of his/her termination of employment. Participants will receive shares on the applicable distribution date. We will hold the deferred shares in a Rabbi Trust. The dividends attributable to the deferred shares will be reinvested in Common Stock and distributed at the same time that the deferred shares are distributed to the participants. Participants are not permitted to direct the trustee of the Rabbi Trust to vote the deferred shares.

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  EXECUTIVE COMPENSATION

POTENTIAL PAYMENTS UPON TERMINATION OF

EMPLOYMENT OR CHANGE-IN-CONTROL

Mr. Izzo’s severance agreement provides for certain benefits if he is terminated without “cause” (a willful failure to perform his duties) or resigns for “good reason” (a reduction in pay, position or authority) during the term of such agreement. He would be paid a benefit of two times base salary and target bonus, as well as a prorated payment of SMICP target incentive award for the year of termination. His welfare benefits would be continued for two years, unless he is sooner employed. Any unvested equity awards would be forfeited. The agreement provides that Mr. Izzo will be prohibited from competing with and from recruiting employees from us or our subsidiaries or affiliates, for certain periods after termination of employment. Violations of these provisions require a forfeiture of certain benefits.

Our Key Executive Severance Plan provides severance benefits to Ms. Dorsa and Messrs. Izzo, Levis, Mehrberg, Bouknight and LaRossa, and to certain of our other key executive-level employees whose employment is terminated without cause. Participants must agree to restrictive covenants including confidentiality, non-competition and non-solicitation.

Under our Key Executive Severance Plan, if any of Ms. Dorsa and Messrs. Izzo, Levis, Mehrberg, Bouknight and LaRossa is terminated without cause or resigns her or his employment for good reason within two years after a change-in-control, the individual will receive (1) a pro rata bonus based on her or his target annual incentive compensation, (2) three times the sum of her/his salary and target incentive bonus, (3) accelerated vesting of equity-based awards, except for performance share units, which vest pro rata, (4) a lump sum payment equal to the actuarial equivalent of her or his benefits under all of our retirement plans in which the individual participates calculated as though she or he remained employed for three years beyond the date employment is terminated less the actuarial equivalent of such benefits on the date employment terminates (reported in the table below as Enhanced Retirement Benefit), (5) three years continued welfare benefits (the first 18 months of which will be provided through PSEG-paid COBRA continuation coverage), (6) one year of PSEG-paid outplacement services and (7) vesting of any compensation previously deferred. Payments are limited to an amount that would not give rise to an excise tax liability under applicable IRS provisions, currently 2.99 times the individual’s average W-2 compensation for the period. Amounts above that limit are forfeited. Potential payments are shown below in the Change-in-Control Termination Table.

Also under the Key Executive Severance Plan, Ms. Dorsa and Messrs. Levis, Mehrberg, Bouknight and LaRossa would be entitled to certain severance benefits in the event that their employment was terminated without cause other than in a change-in-control situation. In such event they would be entitled to 1.0 times their annual base salary plus their target bonus, as well as a prorated payment of their SMICP target incentive award for the year of termination and certain outplacement services, educational assistance, health care and life insurance coverage. The Key Executive Severance Plan further provides that any unvested equity awards would be accelerated or forfeited in accordance with the terms of the individual’s grants under the LTIP and/or employment agreement.

If a termination without cause or for a reduction in force or reorganization had occurred on December 31, 2012, each of the NEOs would have received the following benefits:

Termination without Cause	Izzo ($)	Dorsa ($)	Levis ($)	Mehrberg ($)	Bouknight ($)	LaRossa ($)
Severance	4,410,000	1,003,000	962,500	926,500	874,500	800,250
Pro Rata Bonus (SMICP)	1,225,000	413,000	412,500	381,500	344,500	315,250
Unvested Stock Option Spread	-	-	-	-	-	-
Unvested Restricted Stock Spread and Unvested Restricted Stock Units Spread(1)	-	-	2,858,910	-	-	1,068,127
LTIP Performance Unit Payout(1)	-	-	-	-	-	979,673
Supplemental Plan Benefits(2)				3,069,000
Health/Welfare Benefits	47,423	13,852	20,679	19,917	25,111	19,096
Outplacement	25,000	25,000	25,000	25,000	25,000	25,000
Education Assistance	3,000	3,000	3,000	3,000	3,000	3,000

Aggregate Payments	5,710,423	1,457,852	4,282,589	4,424,917	1,272,111	3,210,396

(1)

Pursuant to the terms of Mr. Levis’ employment agreement and Messrs. Levis’ and LaRossa’s respective retention awards, these amounts would have been payable only upon a termination without cause following a change in leadership.

(2)	Pursuant to Mr. Mehrberg’s employment agreement, he would have been deemed to be eligible for the additional limited benefits under the Supplemental Plan.

If a termination without cause or resignation with good reason had occurred on December 31, 2012 following a change-in-control, each of the NEOs would have received the following benefits:

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  EXECUTIVE COMPENSATION

Change-in-Control Termination	Izzo ($)	Dorsa ($)	Levis ($)	Mehrberg ($)	Bouknight ($)	LaRossa ($)
Severance	6,615,000	3,009,000	2,887,500	2,779,500	2,623,500	2,400,750
Pro Rata Bonus (SMICP)	1,225,000	413,000	412,500	381,500	344,500	315,250
Unvested Stock Option Spread	-	-	-	-	3,402	-
Unvested Restricted Stock Spread and Unvested Restricted Stock Units Spread	4,817,461	1,162,772	3,752,402	778,132	704,324	1,761,246
LTIP Performance Unit Payout	3,418,144	626,839	626,839	552,146	497,729	1,472,600
Enhanced Retirement Benefit	5,353,000	4,590,000	3,085,000	3,001,000	187,000	1,572,000
Health/Welfare Benefits	71,135	46,628	67,663	66,448	82,931	61,586
Retiree Medical Increase(1)	-	-	-	-	-	213,000
Outplacement	25,000	25,000	25,000	25,000	25,000	25,000
Parachute Payments Forfeited	(9,465,111)	(7,561,972)	(2,793,404)	(3,992,902)	(3,128,830)	(3,652,814)

Aggregate Payments	12,059,629	2,311,267	8,063,500	3,590,824	1,339,556	4,168,618

(1)	Represents amount Mr. LaRossa would receive because he is not yet retirement eligible.

No NEO would be eligible for any payments under the Key Executive Severance Plan, either prior to or following a change-in-control, if he/she voluntarily terminated his/her employment (other than for “good reason” as described above) or if his/her employment were terminated by us for “cause.”

If a NEO were to retire or his/her employment were terminated on account of death or disability, the Key Executive Severance Plan provides that such participant would be entitled to accrued pay through the date of termination and prorated payment of his/her target incentive award for the year of termination.

Change-in-control provisions under the Key Executive Severance Plan generally means the occurrence of any of the following events:

•	Any person is or becomes the beneficial owner of our securities representing 25% or more of the combined voting power of our then outstanding securities; or

•	A majority of the Board is replaced without approval of the current Board; or

•

There is consummated a merger or consolidation of us, other than a merger or consolidation which would result in our voting securities outstanding immediately prior to such merger continuing to represent at least 75% of the combined voting power of the securities of us or such surviving entity immediately after such merger or consolidation; or

•	Our stockholders approve a plan of complete liquidation or dissolution of us or there is consummated an agreement for the sale or disposition by us of all or substantially all of our assets.

For additional information regarding the provisions of LTIP awards, see Material Factors Concerning Awards Shown in Summary Compensation Table, Grants of Plan-Based Awards Table and Employment Agreements above.

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  APPROVAL OF LTIP

Proposal 3 APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2004 LONG-TERM INCENTIVE PLAN

There will be presented to the Annual Meeting a proposal to approve the amendment and restatement of our 2004 Long-Term Incentive Plan (LTIP). The LTIP is a broad-based equity compensation program that provides for grants of various long-term incentive compensation awards, such as qualified and non-qualified stock options, stock appreciation rights, performance shares, performance share units, restricted stock and restricted stock units to officers and other key employees of PSEG and its subsidiaries which was first submitted to and approved by stockholders at the 2004 Annual Meeting. An earlier long-term incentive compensation plan was approved by stockholders at the 2001 Annual Meeting.

The purposes of the LTIP are to attract and retain the best available personnel for positions of substantial responsibility within the PSEG family of companies; to motivate participants, by means of appropriate incentives, to achieve PSEG’s long-range goals; to provide incentive compensation opportunities that are competitive with those of other similar companies; and to align participants’ interests with those of PSEG’s stockholders and thereby promote the long-term financial interest of PSEG and its subsidiaries, including the growth in value of PSEG’s equity and enhancement of long-term stockholder return.

If the amendment and restatement of the LTIP is approved by stockholders at the Annual Meeting, its term will be extended until April 16, 2023. The term of the LTIP currently expires on April 20, 2014. The Board believes that the LTIP, which allows the use of multiple compensation vehicles, is desirable to reflect current compensation practices of the competitive market and to provide us with the flexibility needed to provide effective long-term incentive compensation to key employees. The Board believes that an appropriate equity-based long-term incentive compensation program plays an important role in promoting PSEG’s long-term financial interest, enhancing long-term stockholder return and retaining the services of outstanding personnel. The Board has authorized the amendment and restatement of the LTIP and directed that it be submitted to stockholders for approval.

The key features of the LTIP, as amended and restated, are:

•	The plan is administered by the O&CC, which is comprised solely of independent directors;

•	The exercise price of any stock options that may be awarded under the LTIP may not be less than the fair market value of the Common Stock on the date of grant;

•	There is a prohibition on the repricing of stock options without stockholder approval;

•	No discounted stock options may be granted;

•	No additional shares are being authorized, only those shares already currently available under the plan will be available for awards under the amended and restated LTIP;

•	The amended and restated LTIP will have a 10-year life from the date of stockholder approval;

•	There is a limit on full value share awards (restricted stock, restricted stock units, performance shares and performance share units);

•	There is an annual limit on the number of stock awards that may be granted to any individual;

•	Shares of stock and cash that may be granted to any individual are limited; and

•	Performance goals are used for performance-based awards.

We believe that the amended and restated LTIP reflects current long-term compensation practices of competitive companies and affords PSEG flexibility in shaping appropriate long-term incentive compensation to retain existing employees and recruit employees in the competitive market.

The key changes from the current version of the LTIP made in the amended and restated LTIP are:

•	The plan term will be extended beyond April 20, 2014 until the date that is ten years from the date of stockholder approval;

•	The maximum number of shares subject to awards to any individual will be changed from a total of one million during any 36-month period to 500,000 during any calendar year;

•

The post-employment termination period during which a retired employee may exercise a stock option grant will be extended from three to five years (but in no case beyond ten years from the date of grant); and

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  APPROVAL OF LTIP

•	If, within 24 months following a change-in-control, a participant’s employment is terminated without cause, all of his/her awards will vest in full (under the current LTIP, this period was 18 months).

No additional shares of Common Stock are being requested to be authorized for issuance under the amended and restated LTIP at this time. Only the 16,495,807 shares currently available under the LTIP (which amount gives effect to the payout to be made in February 2013 of earned performance share units and the grant in February 2013 of performance share units shown in the table below) will be available under the amended and restated plan.

The Board of Directors recommends a vote FOR the amendment and restatement of the LTIP.

The amended and restated LTIP is set forth in Appendix A. Its primary provisions are summarized below:

Administration. The amended and restated LTIP will be administered by the O&CC, which is comprised of non-employee directors, none of whom may receive any awards under the amended and restated LTIP. The O&CC will establish the terms and conditions of all awards that may be granted under the amended and restated LTIP, subject to certain limitations contained in the amended and restated LTIP.

Eligible Employees. The O&CC may grant long-term incentive awards to any employee of PSEG or its subsidiaries. In the past, the O&CC has granted long-term incentive awards in the form of stock options, restricted stock, restricted stock units and performance share units to those employees who have been identified as key contributors to PSEG’s or its subsidiaries’ success. Because stockholder approval is currently being sought for the amendment and restatement of the LTIP, certain of the annual long-term incentive grants made to NEOs in February 2013 were made subject to the stockholders’ approval of the amended and restated LTIP. Under the amended and restated LTIP, no employee may receive an equity award of more than 500,000 shares during any calendar year or a cash award of $10,000,000 during any 36-month period. In February 2013, the most recent grant date for awards under the LTIP, 253 employees received grants of restricted stock units with respect to 325,280 shares of Common Stock and performance share units with respect to 420,625 shares of Common Stock.

Shares Available. As mentioned above, if the amendment and restatement of the LTIP is approved by stockholders, the approximately 16,495,807 million shares of Common Stock available for future grants under the current plan would remain available under the amended and restated LTIP. Approval of the amended and restated LTIP will not increase the number of shares currently available for use in long-term incentive compensation. As of February 20, 2013, grants of equity awards with respect to approximately 5,065,069 million shares of Common Stock remain outstanding under the LTIP and are subject to forfeiture and reissuance under the current plan, or if adopted by stockholders, the amended and restated LTIP. The amended and restated LTIP provides that no more than 50% of the shares available for awards may be used for restricted stock, restricted stock units, performance shares or performance share unit awards. The amended and restated LTIP also provides that no more than 1,000,000 shares may be granted as qualified stock options under Section 422 of the IRC.

Incentive Awards. The amended and restated LTIP permits grants of the following types of long-term incentive compensation vehicles: non-qualified stock options; performance shares; performance share units; restricted stock; incentive stock options; stock appreciation rights; stock units; and cash awards. These may briefly be described as follows:

•

Non-Qualified Stock Options: an option to purchase a specified number of shares in the future at a specified price. The term of any option may not exceed 10 years. The per share option price may not be less than the fair market value of the Common Stock on the date of the grant. Once granted and except as a result of changes of PSEG’s capitalization, the O&CC may not reduce the per share option price of an outstanding option, or cancel options and replace them with new options at a lower price, without stockholder approval.

•	Performance Shares: a right to receive Common Stock in the future, dependent upon achieving performance goals and satisfaction of such restrictions and conditions as may be established by the O&CC.

•	Performance Share Units: a grant of a Stock Unit which is contingent on the achievement of performance goals and satisfaction of such restrictions and conditions as may be established by the O&CC.

•

Restricted Stock: a grant of shares of Common Stock which is subject to limitations on transfer and a risk of forfeiture based on a vesting period and/or achievement of performance measures, as determined by the O&CC. A participant receiving such a grant would be the beneficial owner of such shares of Common Stock, with the right to receive dividends and to vote.

•	Incentive Stock Options: stock options that meet the requirements of Section 422 of the IRC.

•

Stock Appreciation Rights: a right to receive shares of Common Stock or cash, as determined by the O&CC, equal to the appreciation in value, if any, in the Common Stock between the date of grant and a future exercise date.

•	Stock Units: a right to receive shares of Common Stock or cash in lieu of such stock in the future.

•	Cash Awards: an award of cash, either outright, based on performance measures, or as payment of one of the above types of awards based upon the value of a certain number of shares of Common Stock.

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  APPROVAL OF LTIP

Performance Measures. The O&CC may establish performance measures to determine whether an award is earned or granted, and to determine the size of the award. Any performance measures would be based upon one or more of the following metrics: total shareholder return; return on equity; revenue; earnings before interest, taxes, depreciation and amortization (EBITDA); operating income; pre-tax or after-tax income; cash flow; cash flow per share; net earnings; earnings per share; return on invested capital; return on invested assets; economic value added; share price performance; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; safety performance; Occupational Health and Safety Administration (OSHA) recordable rate; lost time accident rate; forced outage rate; nuclear capacity factor; Institute of Nuclear Power Operations (INPO) rating; availability factor; customer average interruption duration index (CAIDI); system average interruption frequency index (SAIFI); leak rate per mile; as determined on a grant specific basis by the O&CC.

U. S. Federal Income Tax Consequences. The grant of a non-qualified stock option would not result in income for a grantee or in a deduction for PSEG. However, the exercise of a non-qualified stock option would result in ordinary income for the grantee and a deduction for PSEG measured by the difference between the option price and the fair market value of the shares received at the time of exercise. Income tax withholding would be required.

With respect to other performance awards under the amended and restated LTIP, the employee who receives such an award must recognize ordinary (compensation) income at the time the stock or cash is received at the end of the performance period. If stock is awarded to an employee, the employee must recognize ordinary (compensation) income equal to the fair market value of the stock received. If the award is paid in cash, the employee must recognize ordinary (compensation) income equal to the amount of cash received. PSEG will be entitled to a deduction as a business expense in an equal amount subject to applicable IRS limits. Income tax withholding would be required.

Generally, an employee who receives shares of restricted stock will not be taxed on the grant until the applicable restrictions expire since there is a substantial risk of forfeiture of the stock. When the restrictions expire, the employee will be taxed on the then current value of the stock at ordinary tax rates and PSEG will be entitled to a deduction as a business expense in an equal amount. Dividends paid on restricted stock are considered compensation and are taxable to the employee at ordinary income tax rates and PSEG will be entitled to a deduction as a business expense in an equal amount.

Neither the grant nor exercise of an incentive stock option results in taxable income to the grantee or in a deduction as a business expense for PSEG. However, the spread between the exercise price of the incentive stock option and its fair market value constitutes an item of adjustment to the grantee for alternative minimum tax purposes. Subsequent qualifying transfers of stock acquired through the exercise of incentive stock options are taxed at capital gains rates. PSEG will not be entitled to a tax deduction at the time of transfer.

The grant of a stock appreciation right would not result in income for a grantee or in a deduction for PSEG. However, the exercise of a stock appreciation right would result in ordinary income for the grantee and a deduction for PSEG measured by the fair market value of and stock and/or cash received at the time of exercise. Income tax withholding would be required.

Other Information. The Board may amend the amended and restated LTIP as deemed appropriate, except that the Board may not, without further approval of stockholders, (a) increase the total number of shares of Common Stock which may be issued pursuant to awards made under the plan, (b) increase the maximum number of shares that may be issued as awards to any individual, or (c) change the class of individuals eligible for awards. In addition, if the Securities Exchange Act of 1934, as amended (1934 Act) or NYSE rules requires PSEG to obtain stockholder approval of a plan change, then such approval will be sought. Awards are not assignable or transferable except in limited circumstances upon death. PSEG has filed a registration statement under the Securities Act of 1933 as amended (1933 Act) with respect to the shares to be issued under the LTIP.

In February 2013, the O&CC granted 253 employees awards of restricted stock units with respect to 325,280 shares and performance share units with respect to 420,625 shares. These award amounts were designed to reflect the median of the market of PSEG’s peer group. The grants to Messrs. Izzo, Levis, Mehrberg, Bouknight and LaRossa, with respect to 174,200 performance share units were made contingent upon stockholder approval of the amended and restated LTIP, in order for payment of these performance-based the awards to qualify for a tax deduction under section 162(m) of the IRC. If the stockholders do not approve the amendment and restatement of the LTIP, these grants will be voided. The O&CC has not granted any stock options under the LTIP since 2009.

The following table provides information regarding award grants made by the O&CC in February 2013. The restricted stock units are subject to a three-year cliff vesting schedule and the performance share units are subject to achievement of stated performance goals for a performance period beginning on January 1, 2013 and ending on December 31, 2015. As noted above, the performance share unit award grants to Messrs. Izzo, Levis, Mehrberg, Bouknight and LaRossa, will be voided if stockholders do not approve the amendment and restatement of the LTIP.

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  APPROVAL OF LTIP

Name and Position	Restricted Stock Units (#)	Performance Share Units (#)

Ralph Izzo, Chairman, President and CEO - PSEG	72,900	105,550	(1)
Caroline Dorsa, Executive Vice President and CFO - PSEG	15,300	22,100
William Levis, President and COO - Power	14,000	51,000	(1)
Randall E. Mehrberg, President and COO - Energy Holdings	11,800	17,050	(1)
J. A. Bouknight, Jr., Executive Vice President and General Counsel - PSEG	10,800	15,650	(1)
Ralph A. LaRossa, President and COO - PSE&G	10,800	15,650	(1)
All Executive Officers as a Group (7)	139,600	230,850
All Non-Employee Directors and Nominees as a Group	-	-
All Non-Executive Employees as a Group (247)	185,680	189,775

(1)	Contingent upon stockholder approval of the amended and restated LTIP, except with respect to 30,700 performance share units granted to Mr. Levis.

The Board of Directors recommends a vote FOR this proposal.

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  APPROVAL OF ESPP

Proposal 4 APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE EMPLOYEE STOCK PURCHASE PLAN

There will be presented to the Annual Meeting a proposal to approve the amendment and restatement of PSEG’s Employee Stock Purchase Plan (ESPP). The ESPP is a stock purchase program that provides a convenient method for employees of PSEG and its subsidiaries to purchase shares of PSEG’s Common Stock through payroll deductions. The ESPP has been in effect since 1986 when PSE&G’s stockholders approved the acquisition of all of PSE&G’s outstanding common stock by PSEG and PSEG adopted the then-existing PSE&G employee stock purchase plan. PSE&G’s employee stock purchase plan had been originally adopted in 1977 and the ESPP has continuously been made available to employees since that time.

The purposes of the ESPP are to better align the interests of employees and stockholders by providing employees with a convenient way to make regular investments in shares of PSEG Common Stock and thereby promote the long-term financial interest of PSEG and its subsidiaries, including the growth in value of PSEG’s equity and enhancement of long-term stockholder return. In addition, the ESPP serves as a way to attract and retain qualified personnel by providing an additional compensation opportunity in the form of a purchase discount from the market price of the Common Stock. In the present version of the ESPP, participating employees receive a 5% discount from the then current market price of the Common Stock when shares are purchased with employee contributions and reinvested dividends.

The key changes from the present version of the ESPP made in the amended and restated ESPP are:

•	Non-union employees will be able to participate from date of hire and will no longer have to wait one year before enrolling in the plan;

•	The purchase price discount for contributions by non-union employees will be increased to 10%;

•

The ESPP’s administrator, the O&CC, will be conferred authority to change the applicable plan purchase price discounts without the need for further Board approval, as long as any such discount authorized does not exceed 15%;

•	The O&CC will also be conferred authority to change the record keeper of the ESPP without the need for further Board approval; and

•

Certain administrative changes will be made to the ESPP to, among other things, (i) ease the processes for enrolling in the plan and disposing of shares of Common Stock acquired through the plan, (ii) revise the frequency of stock purchases under the plan from the current monthly to quarterly, (iii) give participants an option to opt out of reinvesting dividends and (iv) clarify other administrative protocols.

No additional new issue shares of Common Stock are being requested to be authorized for issuance under the amended and restated ESPP at this time. Only the 3.6 million new issue shares currently available under the ESPP will be available under the amended and restated plan. This numerical limitation on shares does not apply to any shares purchased for the plan by an independent agent on the open market.

The Board believes that the ESPP, which facilitates employee share ownership, is desirable to promote a commonality of interests between employees and stockholders and is an appropriate element of PSEG’s employee compensation practices. The Board further believes that an employee stock purchase program can also play an important role in promoting PSEG’s long-term financial interest and in retaining the long-term commitment of outstanding personnel. The Board has authorized the amendment and restatement of the ESPP and directed that it be submitted to stockholders for approval.

The key features of the ESPP, as amended and restated, are:

•	The plan is administered by the O&CC which is comprised solely of independent directors;

•

All eligible employees of those PSEG’s subsidiary companies which have elected to participate in the ESPP (each, an Employer) may enroll in the amended and restated ESPP. At February 15, 2013, 2,418 of 10,052 eligible employees participated in the ESPP;

•	Represented employees over age 18 may enroll in the amended and restated ESPP at any time following the completion of one year of service;

•	Non-represented employees over age 18 may enroll in the amended and restated ESPP at any time following commencement of employment;

•

Except in limited circumstances, all participant contributions to the amended and restated ESPP will be through payroll deduction and, in no case, may a participant’s total contributions in any calendar year exceed 10% of that participant’s base pay in such year;

72  PUBLIC SERVICE ENTERPRISE GROUP | 2013 Proxy Statement

  APPROVAL OF ESPP

•

The discount received by a participant with respect to stock purchases pursuant to the terms of the amended and restated ESPP, as well as any broker fees paid by Employers for stock purchases under the plan will be taxable to participants as ordinary income and deductible by their respective Employers as a compensation expense;

•	Employers will arrange for the withholding of proper tax amounts and will include all information with respect to income and taxes resulting from plan transactions on each participant’s IRS Form W-2;

•	The record keeper will provide participants with quarterly statements of their activities in the amended and restated ESPP;

•	The purchase price discount applicable to stock purchases made pursuant to the terms of the amended and restated ESPP for contributions by represented employees will be 5%;

•	The purchase price discount applicable to stock purchases made pursuant to the terms of the amended and restated ESPP for contributions by non-represented employees will be 10%;

•	The purchase price discount applicable to purchases made pursuant to the terms of the amended and restated ESPP for reinvested dividends for participants will be 5%;

•	The O&CC will be authorized to increase the purchase price discount for participants to as much as 15% without the need for prior Board approval;

•	Shares sold pursuant to the amended and restated ESPP may, at PSEG’s sole discretion, be acquired directly from PSEG or purchased on the open market through an independent agent;

•	All recent ESPP share purchases have been made on the open market through an independent agent and PSEG currently intends to continue open market purchases;

•	No participant may require the plan or PSEG to repurchase any shares acquired pursuant to the terms of the ESPP;

•

Except in limited circumstances, any shares acquired by participants pursuant to the terms of the amended and restated ESPP must be held for at least three months from purchase date before being sold or otherwise disposed;

•

No additional new issue shares are being requested to be authorized for sale pursuant to the amended and restated ESPP, only those new issue shares already currently available under the plan, 3.6 million shares, will be available for future sale under the amended and restated ESPP;

•

Participants will have full rights of ownership of shares purchased pursuant to the terms of the amended and restated ESPP, including the right to receive dividends and the right to vote their shares on matters brought for stockholder approval; and

•	Dividends on shares acquired by participants pursuant to the terms of the amended and restated ESPP will be reinvested in new shares unless the participant elects not to reinvest dividends.

The amended and restated ESPP is comparable to similar plans of competitive companies and affords PSEG flexibility in shaping appropriate compensation opportunities to assist it in retaining employees and recruiting employees in the competitive market.

The Board of Directors recommends a vote FOR the amendment and restatement of the ESPP.

The amended and restated ESPP is set forth in Appendix B. Its primary provisions are summarized below:

Administration. The amended and restated ESPP will be administered by the O&CC, which is comprised of non-employee directors, none of whom may purchase any shares pursuant to the plan. In its discretion, the O&CC may change the record keeper of the plan and may change the discount applicable to participant purchases under the plan, as long as such discount does not exceed 15%.

Eligible Employees. The amended and restated ESPP is open to active employees who, at the time of enrollment, have attained age 18 and, for represented employees, have been in the employ of an Employer for more than one year. As of February 15, 2013, 2,418 employees participated in the plan out of 10,052 employees eligible to participate.

Shares Available. As mentioned above, if the amendment and restatement of the ESPP is approved by stockholders, the approximately 3.6 million shares of new issue Common Stock available for future purchases under the present plan would remain available under the amended and restated ESPP. This numerical limitation on shares does not apply to any shares purchased by an independent agent on the open market. Approval of the amended and restated ESPP will not increase the number of new issue shares currently available for sale pursuant to the terms of the plan. It has been recent PSEG practice to purchase all shares for the plan in the open market through an independent agent and not to use new issue shares for such purpose. As of February 15, 2013, the ESPP held approximately 1.18 million shares of Common Stock for the accounts of 2,418 participants.

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  APPROVAL OF ESPP

U. S. Federal Income Tax Consequences. For purposes of Federal income and social security taxes and state income taxes, each participant in the ESPP will be treated as receiving compensation on each date shares are purchased for such participant’s account in an amount equal to the sum of (a) the applicable discount from the weighted average price on the shares purchased for the participant’s account during such period, including both the shares purchased through payroll deductions and those purchased through the reinvestment of dividends, and (b) any brokerage commissions on the purchase of such shares. As required by applicable law, each participant’s respective Employer will withhold from such participant’s pay the appropriate amount of withholding taxes attributable to such compensation and will include such compensation on the participant’s Form W-2 for the year.

For purposes of Federal and state income taxes, each participant will also be treated as receiving income on each dividend payment date (ordinarily, the last business day of March, June, September and December) equal to the dividends on the shares held for the participant’s account under the ESPP, even if dividends are reinvested in additional shares.

The participant’s tax basis in shares purchased under the ESPP will equal 100% of the weighted average price of the stock acquired in the investment period plus any applicable brokerage commissions.

A participant’s holding period for shares acquired through the ESPP will begin on the day following the date shares are purchased for such participant’s account.

A participant, who, upon withdrawal or termination from the ESPP, receives a cash adjustment for a fraction of a share credited to his or her account, will realize a gain or loss with respect to such fraction. Gain or loss will also be realized by a participant who sells shares that have been withdrawn from the plan. The amount of such gain or loss will be the difference between the amount which the participant receives for his or her shares or fraction of a share and his or her tax basis therefor.

The amount of the applicable discount and of the brokerage commissions on all purchases of shares purchased under the ESPP will constitute an allowable Federal income tax expense to each participant’s respective Employer.

The ESPP is not qualified under Section 401(a) of the IRC.

Effective Date. If approved by stockholders, the amendment and restatement of the ESPP will become effective on July 1, 2013. If it is not approved, the present version of the plan will remain in operation.

Other Information. Although the ESPP is of indefinite duration, PSEG reserves the right to amend, modify or terminate the ESPP at any time, in its sole discretion. PSEG also retains the right to change the record keeper and/or any independent agent at its sole discretion. The Board may amend the amended and restated ESPP as deemed appropriate, except that the Board may not, without further approval of stockholders, (a) increase the total number of new issue shares of Common Stock which may be issued pursuant to the terms of the plan, (b) increase the maximum discount on share purchases pursuant to the terms of the plan beyond 15%, or (c) change the class of individuals eligible to participate in the plan. In addition, if the 1934 Act or NYSE rules require PSEG to obtain stockholder approval of a plan change, then such approval will be sought. The plan authorizes the O&CC to change the discount applicable to purchases under the plan, but any such approved discount may not exceed 15%.

Shares held in the plan are not assignable or transferable except in limited circumstances upon death. Shares acquired through the amended and restated ESPP must be held by the participant for at least three months before they may be sold.

While the amended and restated ESPP does not place restrictions on resale’s of Common Stock acquired thereunder, shares of Common Stock acquired by an “affiliate,” as that term is defined in Rule 405 under the 1933 Act, may only be resold pursuant to the registration requirements of the 1933 Act or an appropriate exemption therefrom. PSEG has filed a registration statement under the 1933 Act with respect to the shares to be issued under the ESPP. Acquisitions of shares of Common Stock and dispositions of shares of Common Stock by an officer or director, as defined under the rules promulgated under Section 16 of the 1934 Act, of PSEG within any six-month period may give rise to the right of PSEG to recapture any profit from such transactions pursuant to Section 16(b) of the 1934 Act.

Currently, none of our NEOs participates in the ESPP.

The Board of Directors recommends a vote FOR this proposal.

74  PUBLIC SERVICE ENTERPRISE GROUP | 2013 Proxy Statement

  RATIFICATION OF AUDITOR

Proposal 5 RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee of the Board, each member of which is independent, has appointed Deloitte & Touche LLP of Parsippany, New Jersey, as independent auditor to make the annual audit of our books of account and supporting records for 2013, subject to the ratification of the stockholders at the Annual Meeting. As recommended by the Board, we ask you to ratify this appointment.

Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will be afforded an opportunity to make a statement if they so desire and to respond to appropriate questions.

The Board Of Directors Recommends A Vote “For” This Proposal.

AUDIT COMMITTEE REPORT

The Audit Committee of the PSEG Board of Directors is comprised solely of independent directors. It operates under a written charter adopted by the PSEG Board of Directors which is posted on PSEG’s website, www.pseg.com/info/investors/governance/committees.jsp. The Audit Committee Charter is annually reviewed and assessed for adequacy by the PSEG Audit Committee.

Management is responsible for PSEG’s financial statements and internal controls. The Independent Registered Public Accountant of PSEG, Deloitte & Touche LLP, reports directly to the PSEG Audit Committee and is responsible for performing an independent audit of PSEG’s annual consolidated financial statements in accordance with the standards of Public Company Accounting Oversight Board (PCAOB) (U.S.) and on PSEG’s internal controls and for issuing reports thereon. The Audit Committee’s overall responsibility is to assist the PSEG Board of Directors in overseeing the quality and integrity of the accounting, auditing and financial reporting practices.

Management has represented to the Audit Committee that PSEG’s Consolidated Financial Statements were prepared in accordance with accounting principles generally accepted in the United States (GAAP). In performance of its responsibilities, the Audit Committee has reviewed PSEG’s Consolidated Financial Statements for the year ended December 31, 2012 and discussed these financial statements with management, the internal auditors and the independent auditor. The Audit Committee periodically meets privately with the Chief Financial Officer, the General Counsel, and the internal auditors and with the independent auditor. At all of its meetings (except those held telephonically) the Audit Committee meets in executive session with only Audit Committee members present. The Audit Committee discussed with the independent auditor:

•	PSEG’s critical accounting policies;

•	New accounting standards and policies affecting PSEG;

•	That there were no disagreements with management over the application of accounting principles;

•	Significant accounting estimates made by management and the disclosures in the financial statements;

•	Accounting and reporting for significant transactions; and

•	The other matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AU section 380) as adopted by the PCAOB in Rule 3200T.

The independent auditor also provided to the Audit Committee the written disclosures required by the PCAOB’s standards in PCAOB Rule 3526 and current SEC requirements for auditor independence. The Audit Committee discussed with the independent auditor the firm’s independence with respect to PSEG, internal quality control procedures, and any material issues raised and any steps taken to deal with such issues by the most recent internal quality control review, peer review or by any inquiry or investigation by governmental or professional authorities within the preceding five years, with respect to one or more independent audits carried out by the firm. The Audit Committee has also reviewed the requirements of the Sarbanes-Oxley Act of 2002 with respect to auditor independence and has defined the amount and scope of services that may be performed by Deloitte & Touche LLP consistent with maintaining that firm’s independence. The Audit Committee requires that all services of Deloitte & Touche LLP be pre-approved by the Audit Committee or the Audit Committee Chair. The Audit Committee has considered whether the independent auditor’s provision of non-audit services to PSEG and the total fees paid for non-audit services relative to fees paid for audit services are compatible with maintaining the independent auditor’s independence. On the basis of its review, the Audit Committee determined that the independent auditor has the requisite independence.

Based on the Audit Committee’s discussions with management, the internal auditors and the independent auditor, the Audit Committee’s review of the audited financial statements, the representations of management to the independent auditor regarding the audited financial statements and the independent auditor’s report to the Audit Committee, the Audit Committee recommended to the Board of Directors that

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  RATIFICATION OF AUDITOR

the audited financial statements be included in PSEG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, for filing with the SEC.

Members of the Audit Committee:

David Lilley, Chair

Albert R. Gamper, Jr.

Thomas A. Renyi

Hak Cheol Shin

Susan Tomasky

February 18, 2013

FEES BILLED BY DELOITTE & TOUCHE LLP FOR 2012 AND 2011

The appointment, termination, compensation and oversight of the work of the Independent Registered Public Accountants, Deloitte & Touche LLP, is the direct responsibility of the Audit Committee of our Board, which reviews its independence, the services provided and its fees, as well as peer review reports of its performance. All fees paid to Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, Deloitte & Touche) for all services, audit and non-audit, provided to us and our subsidiaries are pre-approved by the Audit Committee or its Chair.

	Years ended December 31,
	2012 ($)	2011 ($)
Audit Fees(1)	6,450,000	5,731,700
Audit Related Fees(2)	47,400	47,400
Tax Fees(3)	348,392	768,781
All Other Fees(4)	-	-

(1)

The audit fees were incurred for audits of our annual consolidated financial statements and our subsidiaries, including our Annual Reports on Form 10-K, reviews of financial statements included in our quarterly reports on Form 10-Q and for services rendered in connection with certain financing transactions, statutory and regulatory filings and fees for accounting consultations related to the application of new accounting standards and rules.

(2)	The audit related fees primarily related to performing certain attest services.

(3)	The tax fees primarily relate to tax compliance and tax advice.

(4)	There were no fees other than the above.

76  PUBLIC SERVICE ENTERPRISE GROUP | 2013 Proxy Statement

  STOCKHOLDER PROPOSAL

Proposal 6 STOCKHOLDER PROPOSAL ON SIMPLE MAJORITY VOTE

The following proposal was submitted on October 22, 2012, by William Steiner, 112 Abbottsford Gate, Piermont, NY 10968, who is the owner of at least 11,000 shares of our Common Stock in accordance with applicable SEC rules. The proposal is printed exactly as it was submitted:

Proposal 6 — Simple Majority Vote Right

RESOLVED, Shareholders request that our board take the steps necessary so that each voting requirement in our charter and bylaws that calls for a greater than simple majority vote be eliminated. And then be replaced by a requirement of a majority of the votes cast for and against the proposal, or a simple majority in compliance with applicable laws. If necessary this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws.

Shareowners are willing to pay a premium for shares of corporations that have excellent corporate governance. Supermajority voting requirements have been found to be one of six entrenching mechanisms that are negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School.

This proposal topic won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill and Macy’s. The proponents of these proposals included James McRitchie and Ray T. Chevedden.

Currently a 1%-minority can frustrate the will of our 79%-shareholder majority. Supermajority requirements are arguably most often used to block initiatives supported by most shareowners but opposed by management.

This proposal should also be evaluated in the context of our Company’s overall corporate governance as reported in 2012:

GMI/The Corporate Library, an independent investment research firm, rated our company “C” due to concerns related to director qualifications and executive pay. CEO Ralph Izzo’s $1.7 million change in pension value and non-qualified deferred earnings were well over his base salary. This was also true for two of our other highest paid executives, CFO Caroline Dorsa and President Ralph LaRossa. Because such pay was not tied directly to company performance, it is difficult to justify in terms of shareholder value. Furthermore, long-term incentive pay continued to include restricted stock units that simply vested over time. GMI said that equity pay should have performance-vesting criteria to align with shareholder interests. Although long-term incentive pay included performance share units, some concerns included: performance was measured over three-years, portions tied to relative Total Shareholder Return vest 100% at median performance and payouts could be cash-based.

Five of our directors were long-tenured with 11 to 18 years of tenure and such tenure erodes director independence. And two of these directors were beyond age 70.

Shirley Ann Jackson (11-years tenure) and Richard Swift (18-years tenure) received our highest negative votes and were potentially over-extended with seats on 5 major boards each. Ms. Jackson continued her typical pattern of receiving among the highest negative votes at companies where she is a director. Plus these directors controlled 3 seats on our most important board committees. Albert Gamper had 12-years tenure to erode his independence and was our Lead Director.

Please encourage our board to respond positively to this proposal to strengthen our corporate governance:

Simple Majority Vote Right — Proposal 6

The Board of Directors recommends a vote AGAINST the adoption of this proposal for the following reasons:

The Board recommends a vote against this proposal because it believes that the supermajority voting requirements under the Company’s Amended Certificate of Incorporation and Bylaws (collectively, governance documents) are appropriate and necessary. Under the Company’s existing governance documents, a simple majority vote already applies to most matters submitted for stockholder approval. More than a simple majority is only required in a few, but important, matters of corporate structure and governance, which include: (i) certain mergers and other business combinations; (ii) the removal of a director without cause; (iii) certain amendments to the By-laws; (iv) the

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  STOCKHOLDER PROPOSAL

requirements for number, election and terms of directors; (v) provisions for the submission of candidates to the Board by stockholders; and (vi) provisions allowing amendments to the By-Laws to be adopted or new By-Laws enacted by a majority vote of the directors present at any meeting at which there is a quorum. As explained in further detail below, the Board believes that requiring a higher voting threshold in limited circumstances where the Company faces fundamental governance and structural change protects the long-term interests of the company and its stockholders.

Broad Stockholder Support. New Jersey law permits supermajority voting requirements and a number of publicly-traded companies have adopted these provisions to preserve and maximize long-term value for all stockholders. The Board believes that changes to certain fundamental provisions of the governance documents should have the support of a broad consensus of the Company’s stockholders rather than a simple majority. For this reason, our current provisions allow for broad stockholder representation by giving minority stockholders the ability to defeat proposed extraordinary transactions. Without these provisions, it would be possible for a group of short-term stockholders to approve a transaction that could negatively impact the long-term interests of stockholders, even if opposed by nearly half of the Company’s stockholders.

Fiduciary Duties. Further, the Board has fiduciary duties under the law to act in a manner that it believes to be in the best interests of the Company and its stockholders. Stockholders, on the other hand, do not have the same fiduciary duties. As a result, a group of stockholders may act in their own self-interests to the detriment of other stockholders. Accordingly, the supermajority voting standards help protect the long-term interests of the Company and all stockholders.

Protection Against Unsolicited Takeover Proposals. Our voting provisions may further protect the Company’s stockholders by encouraging persons making unsolicited takeover proposals to negotiate directly with the Board. Nine of the Company’s Board members are independent under the standards adopted by the NYSE. Considering the Board’s overall independence and its aforementioned fiduciary duty, the Company believes that the Board is in the best position to evaluate the adequacy and fairness of proposed offers, to negotiate the best possible transaction on behalf of all stockholders and to protect stockholders against abusive takeover tactics. These provisions are not intended to, and do not, preclude unsolicited, non-abusive offers to acquire the Company at a fair price.

Corporate Governance. The proponent contends that an affirmative vote of this proposal would serve as a means of strengthening the Company’s corporate governance. However, the Board does not believe that implementation of this proposal would enhance the Company’s governance practices. Our Corporate Governance Committee regularly considers and evaluates corporate governance developments and recommends changes to the Board. As discussed in this Proxy Statement, the Board operates under corporate governance principles and practices that are designed to maximize long-term value for all stockholders, align the interests of the Board and executive officers with those of our stockholders and promote high ethical conduct among our Directors and employees. Additionally, the Company’s governance policies and practices comply with all of the NYSE and SEC corporate governance standards.

Furthermore, and significantly, we already provide for a majority vote regarding the election of directors. A vote in favor of this proposal is not necessary in order for our stockholders to have the benefit of that provision.

It is important to note that stockholder approval of this proposal would not in itself remove the current voting standards. In order to change the current standards under our governance documents, the Board must first propose amendments to the Company’s governance documents. The amendments must then be approved by stockholders in accordance with the applicable provisions of our governance documents.

After careful consideration, the Board has determined that retention of the few supermajority voting requirements remains in the long-term best interests of the Company and its stockholders. The Board believes that the supermajority provisions represent prudent corporate governance and protects the interests of all stockholders.

78  PUBLIC SERVICE ENTERPRISE GROUP | 2013 Proxy Statement

APPENDIX A

Appendix A AMENDED AND RESTATED 2004 LONG-TERM INCENTIVE PLAN

Public Service Enterprise Group Incorporated

2004 Long-Term Incentive Plan

Amended and Restated as of April 16, 2013

1. Purposes.

The purposes of the Public Service Enterprise Group Incorporated 2004 Long-Term Incentive Plan (“Plan”) are to promote the growth and profitability of the Company and its Subsidiaries by enabling them to attract and retain the best available personnel for positions of substantial responsibility; to motivate Participants, by means of appropriate incentives, to achieve long-range goals; to provide incentive compensation opportunities that are competitive with those of other similar companies; and to align Participants’ interests with those of the Company’s shareholders and thereby promote the long-term financial interest of the Company and its Subsidiaries, including the growth in value of the Company’s equity and enhancement of long-term shareholder return.

2. Effective Date.

The Plan was effective as of April 20, 2004 and had a term of ten years from its effective date. The Plan was amended effective as of December 1, 2009 to change the provisions of Subsection 8(b) regarding option vesting following a Change in Control.

The Plan is being amended and restated effective as of April 16, 2013 (the “Effective Date”) and shall have a term of ten years from the Effective Date, provided that shareholder approval is received on such date. Shareholder approval of the amendment and restatement of the Plan is needed to comply with Code section 162(m).

With respect to Awards granted prior to the Effective Date, the terms of the Plan in effect as of the grant date shall apply. On and after the Effective Date, Options or other awards shall be granted under the terms of the 2013 amendment and restatement. In the event of Plan termination or expiration, any then-outstanding Award shall remain in effect pursuant to the terms of its Award Grant.

3. Definitions.

Capitalized terms used in this Plan have the meanings specified in this Section 3:

“Award” means a grant to a Participant of Options, Stock Appreciation Rights, Restricted Stock, Stock Units, Performance Shares, Performance Share Units, Cash Awards or any combination thereof.

“Award Grant” means the written notification or agreement confirming an Award and setting forth the terms and conditions thereof.

“Board of Directors” means the Board of Directors of the Company and, when used in the context of actions taken or authorized to be taken by the Board of Directors, means valid actions taken by not less than a quorum of the whole Board of Directors of the Company.

“Cash Award” means the right to receive a Performance Award denominated in cash with the eventual payment amount subject to achievement of goals relating to specified Performance Measures and subject to such other restrictions and conditions as may be established by the Committee.

“Cause” means an act of dishonesty, moral turpitude or an intentional or grossly negligent act, in each case, detrimental to the best interests of the Company or a Subsidiary, including violation of the Company’s Standards of Integrity, as determined by the Committee in its sole discretion, and as may be further defined in the Award Grants.

“Change in Control” means the occurrence of any of the following events:

(1)	any “Person” (within the meaning of Section 13(d) of the Exchange Act) is or becomes the beneficial owner within the meaning of Rule l3d-3 under the Exchange Act (a “Beneficial Owner”), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 25% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (3) below; or

(2)	the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on April 17, 2013, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not

PUBLIC SERVICE ENTERPRISE GROUP l 2013 Proxy Statement  A-1

  APPENDIX A

limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on April 17, 2013 or whose appointment, election or nomination for election was previously so approved or recommended; or

(3)	there is consummated a merger or consolidation of the Company or any direct or indirect wholly owned Subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, at least 75% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then-outstanding securities; or

(4)	the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 75% of the combined voting power of the voting securities of which is owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing subparagraphs (1), (2), (3) and (4), a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

“Code” means the Internal Revenue Code of 1986, as amended, and shall be deemed to include all official guidance issued thereunder.

“Committee” means the Organization and Compensation Committee of the Board of Directors described in Section 4, or any committee or other person or persons designated by the Board of Directors as successor to the powers and duties of the Organization and Compensation Committee as described in Section 4.

“Common Stock” means the Company’s authorized Common Stock, no par value, except as this definition may be modified as provided in Section 13.

“Company” means Public Service Enterprise Group Incorporated, a New Jersey corporation, or any successor thereto.

“Covered Employee” means a person defined as such in Code section 162(m)(3) and regulations and other guidance thereunder.

“Date of Termination” means the first day occurring on or after the date of grant of an Award on which the Participant is not performing services as an Employee for the Company or any Subsidiary, regardless of the reason for cessation of services; provided that a cessation of services shall not be deemed to occur by reason of a transfer of a Participant between the Company and a Subsidiary or between two Subsidiaries; and further provided that a Participant’s services shall not be considered terminated while the Participant is on an approved leave of absence from the Company or a Subsidiary. Unless determined otherwise by the Committee, if, as a result of a sale or other transaction, the organization for which a Participant is performing services as an Employee ceases to be the Company or a Subsidiary and the Participant is not, at the end of the 30-day period following the transaction, performing services as an Employee for the Company or an organization that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant’s Date of Termination.

“Director” means any member of the Board of Directors who is not an Employee.

“Disability” shall have the meaning ascribed to such term in the Company’s Long-Term Disability Plan (regardless of whether the Participant is eligible for benefits under such plan). For the purposes of this Plan, the question of whether a Participant’s condition shall be considered a Disability shall be determined in each case by the Committee and such determination by the Committee shall be final.

“Effective Date” shall have the meaning set forth in Section 2.

“Employee” means any employee of the Company or a Subsidiary who is receiving remuneration for personal services rendered to the Company or Subsidiary, including any such person who is an officer of the Company or Subsidiary, other than (1) solely as a

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APPENDIX A

director of the Company or a Subsidiary, (2) as a consultant, (3) as an independent contractor, (4) as an individual who is a “leased employee” within the meaning of Code section 414(n), or (5) any other individual engaged by the Company or Subsidiary in a relationship that the Company characterizes as other than an employment relationship or who has waived his rights to coverage as an employee (regardless of whether a determination is made by the Internal Revenue Service or other governmental agency or court after the individual is engaged to perform such services that the individual is an employee of the Company or Subsidiary for the purposes of the Code or otherwise).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Period” means the period beginning on the date on which an Option or Stock Appreciation Right becomes exercisable pursuant to its terms, and ending on the Expiration Date of such Option or Stock Appreciation Right.

“Exercise Price” means the price established by the Committee (or determined according to a method established by the Committee) at the time an Option or Stock Appreciation Right is granted and shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of the Option or Stock Appreciation Right.

“Expiration Date” means, with respect to an Option or Stock Appreciation Right, the date specified in the Award Grant after which such Option or Stock Appreciation Right may not be exercised; provided that the Expiration Date (except as described below or in Section 8) shall not be later than the earliest to occur of:

(i)	the ten-year anniversary of the date of grant;

(ii)	if the Participant’s Date of Termination occurs by reason of Retirement or Disability, the five-year anniversary of such Date of Termination;

(iii)	if the Participant’s Date of Termination occurs by reason of death, the third-year anniversary of such Date of Termination;

(iv)	if the Participant’s Date of Termination occurs by reason of involuntary termination without Cause, the 90th day after the Date of Termination;

(v)	if the Participant’s Date of Termination occurs by reason of involuntary termination for Cause, the Date of Termination;

(vi)	if the Participant’s Date of Termination occurs voluntarily or for any other reason not described above, the Date of Termination.

The Committee in its sole discretion may establish an Expiration Date later than as described above, but not later than the ten-year anniversary of the date of grant. Notwithstanding the foregoing, if the Participant’s Date of Termination occurs by reason of an involuntary termination without Cause and death or Disability occurs after the involuntary termination without Cause and before the otherwise applicable Expiration Date, the Expiration Date for a Non-Statutory Option or a Stock Appreciation Right which was exercisable as a result of death or Disability shall not be earlier than the first anniversary of the date of Date of Termination, but in no event beyond the ten-year anniversary of the date of grant.

“Fair Market Value” as of any specified date means the closing sale price of the Common Stock on the New York Stock Exchange - Composite Tape on such date or, if there are no sales on such date, on the next preceding day on which there are sales. If the shares are not then listed on the NYSE, and if the shares of Common Stock are then listed on any other national securities exchange or traded on the over-the-counter market, the fair market value shall be the closing price on such exchange or on the NASDAQ National Market System or the mean of the closing bid and asked prices of the shares of Common Stock on the over-the-counter market, as reported by the NASDAQ, the National Association of Securities Dealers OTC Bulletin Board or the National Quotation Bureau, Inc., as the case may be, on such date or, if there is no closing price or bid or asked price on that day, the closing price or mean of the closing bid and asked prices on the most recent day preceding such date for which such prices are available. In all events, with respect to Non-Statutory Options and Stock Appreciation Rights, Fair Market Value shall not be less than fair market value as determined under Code section 409A.

“Incentive Option” means an Option which is intended to be an “incentive stock option’’ as defined in Code section 422.

“Non-Statutory Option” means an Option which is not intended to qualify as an Incentive Option as defined above.

“NYSE” means the New York Stock Exchange.

“Option” means an Incentive Option or a Non-Statutory Option granted by the Company pursuant to the Plan to purchase shares of Common Stock at an Exercise Price established by the Committee.

“Participant” means an Employee selected by the Committee to receive an Award. The term shall include any transferee or transferees of any person who has received an Award to the extent the transfer is permitted by the Plan and the applicable Award Grant.

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“Performance Award” means an Award of Performance Shares, Performance Share Units and/or a Cash Award.

“Performance Goal” means a target based on Performance Measures that is established by the Committee in connection with a Performance Award. Performance Goals may be established on a corporate-wide basis or with respect to one or more business units, divisions, or Subsidiaries, and may be in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.

“Performance Measures” means criteria established by the Committee relating to any of the following: revenue; earnings before interest, taxes, depreciation and amortization (EBITDA); operating income; pre- or after-tax income; cash flow; cash flow per share; net earnings; earnings per share; return on equity; return on invested capital; return on assets; economic value added (or an equivalent metric); share price performance; total shareholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; safety performance; OSHA recordable rate; lost time accident rate; forced outage rate; nuclear capacity factor; INPO rating; availability factor; customer average interruption duration index (CAIDI); system average interruption frequency index (SAIFI); or leak rate per mile. Performance Measures may be applied by excluding the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles.

“Performance Share” means a grant of shares of Common Stock which is contingent on achievement of Performance Goals and satisfaction of such other restrictions and conditions as may be established by the Committee.

“Performance Share Unit” means a grant of a Stock Unit which is contingent on the achievement of Performance Goals and satisfaction of such restrictions and conditions as may be established by the Committee.

“Plan” means this Public Service Enterprise Group Incorporated 2004 Long-Term Incentive Plan, amended and restated as of April 16, 2013.

“Prior Plans” mean the Public Service Enterprise Group Incorporated 1989 Long-Term Incentive Plan and the Public Service Enterprise Group Incorporated 2001 Long-Term Incentive Plan.

“Restricted Stock” means a grant of shares of Common Stock subject to transfer restrictions and a risk of forfeiture or other restrictions that will lapse upon the completion of a period of service by the Participant, or achievement of other objectives, including Performance Goals, as determined by the Committee. Subject to any such forfeiture, and except as may otherwise be determined by the Committee at the time of grant, the Participant shall be currently entitled to dividends on such shares and shall be entitled to vote such shares.

“Restricted Stock Unit” means a grant of a Stock Unit which is subject to transfer restrictions and a risk of forfeiture or other restrictions that will lapse upon the completion of service by the Participant, or achievement of other objectives or conditions, as determined by the Committee.

“Retirement” means cessation of services as an Employee for the Company or a Subsidiary by reason of satisfying the criteria for retirement (normal retirement or early retirement) under the provisions of the qualified defined benefit plan of the Company or Subsidiary in which the Employee participates on the date of the Employee’s cessation of services.

“Stock Appreciation Right” means a grant of an Award that will enable the Participant to receive shares of Common Stock or cash equal to the appreciation in value, if any, of the Common Stock between the Fair Market Value of the Common Stock on the date the Stock Appreciation Right is granted and the Fair Market Value of the Common Stock on a future exercise date.

“Stock Unit” means a right to receive a share of Common Stock in the future.

“Subsidiary” means any corporation, limited liability company, partnership, joint venture or other entity during any period in which at least fifty percent of the voting or profits interest is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has a significant interest, as determined in the discretion of the Committee.

“Successor” means the person or persons entitled in lieu of the Participant to receive any shares of Common Stock or other benefits under the Plan by reason of a beneficiary designation, will, laws of intestacy, or family assignments as permitted under the Plan. The Successor of a deceased Participant shall be the person or persons entitled to do so under a beneficiary designation in accordance with Section 11 or, if none, under the Participant’s will or, if the Participant shall have failed to designate a beneficiary or make testamentary disposition of such Awards or shall have died intestate, by the Participant’s legal representative or representatives.

4. Administration.

The Plan shall be administered by the Organization and Compensation Committee of the Board of Directors which shall consist of not less

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than three Directors of the Company appointed by the Board of Directors. No person shall be eligible or continue to serve as a member of such Committee unless such person is an “outside director” within the meaning of regulations under Code section 162(m) and a “non-employee director” within the meaning of Exchange Act Rule 16b-3.

The Committee shall keep minutes of its meetings. The acts of a majority of the members present at any meeting of the Committee at which a quorum is present (as determined under the By Laws of the Company), or acts approved in writing by the entire Committee, shall be the acts of the Committee.

Within the limits of the express provisions of the Plan, the Committee shall have the authority, subject to such orders or resolutions, not inconsistent with the provisions of the Plan, as may from time to time be issued or adopted by the Board of Directors, in its discretion to determine the individuals to whom, and the time or times at which, Awards shall be granted, the type of Award grants, the number of shares of Common Stock to be subject to each Award, the limitations, restrictions and conditions applicable to each Award grant, the terms and provisions of agreements that may be entered into in connection with Award grants (which need not be identical), to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations and take all other actions deemed necessary or advisable for the administration of the Plan.

In making its determinations relating to Award grants, the Committee may consult with the Chief Executive Officer of the Company and may take into account the recommendations of the Chief Executive Officer with respect to grants to be made to other Employees. The Committee may also take into account the nature of the services rendered by such individuals, their present and potential contributions to the Company’s success and such other factors as the Committee, in its discretion, shall deem relevant.

The Committee’s determinations on the matters regarding this Plan (including matters referred to in this Section 4) shall be conclusive and shall be binding on the Company, its Stockholders, its Affiliates, all Participants, all other Employees and all other persons. Except to the extent prohibited by applicable law or the applicable NYSE rules, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to the Chief Executive Officer of the Company or a committee of officers of the Company, except with respect to Awards to any Covered Employee or to an officer or other person subject to Section 16 of the Exchange Act. Any such allocation or delegation may be revised or revoked by the Committee at any time.

5. Eligibility.

Subject to the provisions of the Plan, the Committee shall determine and designate, from time to time, those Employees who will be granted one or more Awards under the Plan, and who thereby will become “Participants” in the Plan.

(A)	In determining eligibility to receive an Award, as well as in determining the type and amount of the Award to any Participant, the Committee shall consider the position and responsibilities of the Employee being considered, the nature and value to the Company or a Subsidiary of such Employee’s services and accomplishments, such Employee’s present and potential contribution to the success of the Company or its Subsidiaries and such other factors as the Committee may deem relevant.

(B)	The Plan does not constitute a contract of employment or for provision of other services, and selection as a Participant will not give any Participant or other individual the right to be retained in the employ of or continue to provide services to the Company or any Subsidiary or give any Participant or other individual any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan, nor shall the Plan in any way interfere with the right of the Company or any Subsidiary to terminate the employment or services of any Participant or other individual at any time.

(C)	Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Common Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(D)	Awards need not be uniform among Participants. The receipt of an Award by a Participant shall not entitle that Participant to receive an Award in the future.

6. Shares Available.

The type and number of shares of Common Stock for which Awards may be granted under the Plan shall be determined in accordance with this Section 6:

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  APPENDIX A

(A)	The shares of Common Stock with respect to which Awards may be made under the Plan shall be shares authorized but unissued or currently held or shares reacquired by the Company and held as treasury shares, including shares purchased in the open market or in private transactions, all at the time of the Award.

(B)	Subject to adjustment as provided in Section 13 herein, the maximum number of shares of Common Stock available for issuance to Participants under the Plan (the “Share Authorization”) as of the Effective Date shall be [insert], increased by the number of shares attributable to Awards issued under the Plan prior to the Effective Date that become available under the Plan on and after the Effective Date. This amendment and restatement of the Plan does not include any additional shares that were not available for issuance under the Plan on the date immediately preceding the Effective Date, other than the shares attributable to Awards issued under the Plan prior to the Effective Date that become available under the Plan on and after the Effective Date.

(C)	Subject to Section 13, the following additional maximums are imposed under the Plan:

(1)	The maximum number of shares of Common Stock that may be issued by Options intended to be Incentive Options shall be one million (1,000,000).

(2)	The maximum number of shares of Common Stock that may be issued by Options that are not intended to be Incentive Options shall be, in the aggregate, fifty percent (50%) of the total shares reserved for Awards pursuant to paragraph (B) above.

(3)	The maximum number of shares of Common Stock that may be issued in conjunction with Awards granted pursuant to Section 9 (relating to Other Stock Awards) and Section 10 (relating to Performance Shares and Performance Share Units) shall be, in the aggregate, fifty percent (50%) of the total shares reserved for Awards pursuant to paragraph (B) above.

(4)	The maximum number of shares that may be covered by Awards granted to any one individual pursuant to this Plan shall be five hundred thousand (500,000) shares during any calendar year.

(5)	For Cash Awards that are intended to be “performance-based compensation” (within the meaning of regulations under Code section 162(m)), the maximum Awards payable in cash to any one individual for a 36-month performance period shall not exceed ten million dollars ($10,000,000). Such maximum shall be reduced proportionately in the case of a performance period of less than 36 months and shall be increased proportionately for a performance period of longer than 36 months (but no further adjustment shall be made in the case of a performance period of greater than 60 months). If, after an amount has been earned with respect to a Cash Award, the delivery of such amount is deferred pursuant to Section 7(B), any additional amount attributable to earnings during the deferral period shall be disregarded for purposes of this limitation.

(D)	Shares of Common Stock covered by an Award shall only be counted as used to the extent they are actually issued and delivered to a Participant, or, if permitted by the Committee, a Participant’s designated transferee. Any shares of Common Stock related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance, are settled in cash in lieu of shares, or are exchanged with the Committee’s permission, prior to the issuance of the Common Stock, for Awards not involving shares of Common Stock, shall be available again for grant under the Plan. Moreover, if the Exercise Price of any Option granted under the Plan or the tax withholding requirements with respect to any Award granted under the Plan are satisfied by tendering shares of Common Stock to the Company (by either actual delivery or by attestation), or if a Stock Appreciation Right is exercised, only the number of shares of Common Stock issued, net of the shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan. The maximum number of shares of Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares or credited as additional Restricted Stock, Restricted Stock Units, Performance Shares, Performance Share Units or Other Stock-Based Awards.

7. Awards.

The Committee shall have full and complete authority, in its discretion, subject to the provisions of the Plan, to grant Awards to Participants consisting of Options, Stock Appreciation Rights, Restricted Stock, Stock Units, Performance Shares, Performance Share Units, Cash Awards or any combination thereof, as more fully described in Sections 8 through 10, subject to such terms and conditions as the Committee deems appropriate. Awards may be granted singly, in combination or in tandem so that the settlement or payment of one automatically reduces or cancels the other. Awards may also be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for, grants or rights under any other compensation plan of the Company or any Subsidiary, including the plan of any acquired entity. The Committee may permit or require that any Award be prorated to the date of any termination of employment.

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(A)	Dividends and Dividend Equivalents

The Committee may provide that Awards denominated in Common Stock earn dividends or dividend equivalents. Such dividend equivalents may be paid currently in cash or shares of Common Stock or may be credited to an account established by the Committee under the Plan in the name of the Participant. In addition, dividends or dividend equivalents paid on outstanding awards or issued shares may be credited to such account rather than paid currently. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares or share equivalents.

(B)	Deferrals

The Committee may require or permit Participants to elect to defer the issuance of shares or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan or otherwise. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts, conversion of deferred amounts into deferred Common Stock equivalents, or the payment or crediting of dividend equivalents on deferred settlements denominated in shares.

If a Participant elects to defer the issuance of shares of a Restricted Stock Unit or a Performance Share Unit, he or she must make such deferral election under the terms of the Public Service Enterprise Group Equity Deferral Plan.

(C)	Settlements

Settlement of Awards may be in the form of cash, shares of Common Stock, other Awards, or in such combinations thereof as the Committee shall determine at the time of grant, and with such restrictions as it may impose.

8. Options and Stock Appreciation Rights.

The Committee may grant Options containing such terms and conditions as shall be requisite, in the judgment of the Committee, to constitute either Incentive Options or Non-Statutory Options. Incentive and Non-Statutory Options shall be identified as such in the Award Grant. The Committee may grant Stock Appreciation Rights either (i) independently of Options or (ii) in tandem with Options such that the exercise of the Option or Stock Appreciation Right with respect to a share of Common Stock cancels the tandem Stock Appreciation Right or Option, respectively, with respect to such share. The grant of each Option or Stock Appreciation Right shall be confirmed in writing by an Award Grant in the form prescribed by the Committee.

(A)	Exercise Price.

At the time an Option or Stock Appreciation Right is granted, the Committee shall determine the Exercise Price. Except for adjustments as provided in Section 13, the Exercise Price for any outstanding Option or Stock Appreciation Right may not be decreased after the date of grant nor may any outstanding Option or Stock Appreciation Right be surrendered to the Company as consideration for the grant of a new Option or Stock Appreciation Right with a lower Exercise Price.

Notwithstanding any provision in the Plan to the contrary, an outstanding Option or Stock Appreciation Right may not be (i) modified to reduce the Exercise Price thereof nor may a new Option or Stock Appreciation Right at a lower price be substituted for a surrendered Option or Stock Appreciation Right (other than adjustments or substitutions in accordance with Section 13), or (ii) repurchased by the Company if the per share option price of the Option or Stock Appreciation Right is less than the Fair Market Value of a share of Common Stock (other than a cancellation for no value in accordance with Section 15), unless such action is approved by the Stockholders of the Company.

(B)	Exercise Period.

Each Option or Stock Appreciation Right granted under this Plan shall be exercisable during such period and under such circumstances as the Committee shall determine, subject to the following rules:

(1)	An Option or Stock Appreciation Right must be exercised prior to the Expiration Date.

(2)	Each Option or Stock Appreciation Right shall become exercisable upon the occurence of a Change in Control unless it is replaced by the same type of award of equivalent value provided by the continuing entity, which replacement award vests not later than the outstanding Option or Stock Appreciation Right and, to the extent not previously vested, vests in full in the event the Participant’s employment is involuntarily terminated, other than for Cause, within twenty-four months following the Change in Control whether or not otherwise then exercisable under the provisions of the applicable Award Grant relating thereto.

(3)	The effect of a Participant’s cessation of performance of services as an Employee for the Company or a Subsidiary shall be as follows:

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  APPENDIX A

(i)	Retirement. If cessation of performance of services as an Employee is the result of Retirement, the Participant may exercise any outstanding Option or Stock Appreciation Right that had become exercisable under the terms of the applicable Award Grant prior to the Date of Termination before the Expiration Date.

(ii)	Death. If a Participant dies while the Participant is continuing to perform services as an Employee for the Company or a Subsidiary, or during the period following Retirement and before the Expiration Date, the Successor may exercise the Participant’s Options or Stock Appreciation Rights at any time prior to the Expiration Date, whether or not such Options or Stock Appreciation Rights were exercisable on the date of the Participant’s death under the applicable Award Grant.

(iii)	Disability. If the Committee determines that a Participant ceased to perform services as an Employee for the Company or a Subsidiary because of Disability, any Option or Stock Appreciation Right held by such Participant on the Date of Termination may be exercised (whether or not such Option or Stock Appreciation Right was exercisable on the Date of Termination under the provisions of the Award Grant relating thereto) at any time prior to the Expiration Date.

(iv)	Involuntary Termination without Cause. If the Company or a Subsidiary terminates the Participant’s employment services involuntarily without Cause, as determined in the sole discretion of the Committee, then the Participant may exercise any outstanding Option or Stock Appreciation Right which was vested on the Date of Termination at any time before the Expiration Date.

(v)	Involuntary Termination for Cause. If the Participant ceases to perform services as an Employee for the Company or a Subsidiary involuntarily for Cause, any outstanding Option or Stock Appreciation Right held by such Participant shall be immediately cancelled.

(vi)	Other Termination. If the Participant ceases to perform services for the Company or a Subsidiary for any reason other than as set forth in subparagraphs (i) through (v) above, any outstanding Option or Stock Appreciation Right held by such Participant shall be immediately cancelled.

(C)	Exercise Procedures.

Each Option or Stock Appreciation Right granted under this Plan may be exercised to the extent exercisable, in whole or in part at any time during the Exercise Period, for such number of shares as shall be prescribed by the provisions of the Award Grant evidencing such Option or Stock Appreciation Right, provided that:

(1)	An Option or Stock Appreciation Right may be exercised by the Participant or a Successor only by written notice (in the form prescribed by the Committee) to the Company specifying the number of shares to which such notice applies.

(2)	The aggregate Exercise Price of the shares as to which an Option may be exercised shall be, in the discretion of the Committee, (a) paid in U.S. funds by any one or any combination of the following: cash (including check, draft or wire transfer made payable to the order of the Company), or delivery of Common Stock certificates endorsed in blank or accompanied by executed stock powers with signatures guaranteed by a national bank or trust company or a member of a national securities exchange evidencing shares of Common Stock whose value shall be deemed to be the Fair Market Value on the date of exercise of such Common Stock, or (b) deemed to be paid in full provided the notice of the exercise of an Option is accompanied by a copy of irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds sufficient to cover the Exercise Price or (c) paid upon such terms and conditions, including provision for securing the payment of the same, as the Committee, in its discretion, shall provide. Exercise of an Option shall be contingent upon the satisfaction of applicable withholding taxes. Payment of applicable taxes shall be effectuated in the same manner as the Exercise Price is paid.

(3)	As soon as practicable after receipt by the Company of notice of exercise and of payment in full of the Exercise Price of the shares with respect to which an Option has been exercised, a certificate or certificates representing such shares (which may be in book entry form) shall be recorded on the records of the Company (or its transfer agents or registrars) in the name or names of the Participant or Successor and shall be delivered to the Participant, Participant’s agent or Successor (including through electronic delivery to a brokerage account).

(D)	Special Rules Relating to Incentive Options.

(1)	No Incentive Option may be granted to an individual who is not an Employee of the Company or a Subsidiary.

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(2)	The aggregate Fair Market Value (determined as of the time the Option is granted) of the Common Stock with respect to which Incentive Options are exercisable for the first time during any calendar year by an Employee under all plans of the Company and its Subsidiaries shall not exceed the greater of $100,000 or such sum as may from time to time be permitted under Code section 422.

9. Other Stock Awards.

The Committee may make Awards consisting of Restricted Stock or Stock Units containing such terms and conditions, and subject to such restrictions and contingencies as the Committee shall determine, subject to the provisions of the Plan. Unless otherwise authorized by the Committee, as a condition of receiving an Award consisting of Restricted Stock, a Participant must waive in writing the right to make an election under Code section 83(b) to report the value of the Restricted Stock as income on the Date of Grant. If the right to become vested in a Restricted Stock Award granted under this Section 9 is conditioned on the completion of a specified period of service as an Employee with the Company or the Subsidiaries, without achievement of Performance Measures or other performance objectives being required as a condition of vesting, and without it being granted in lieu of other compensation or to replace forfeited awards from a prior service recipient, then, unless otherwise determined by the Committee and set forth in a Participant’s Award Grant, the required period of service for full vesting shall be not less than three years. Notwithstanding the foregoing, the Committee has the discretion to accelerate the vesting of an Award upon the occurrence of certain circumstances, including but not limited to, the Participant’s Retirement, death, Disability, or termination by the Company without Cause. The circumstances which result in accelerated vesting shall be set forth in the Participant’s Award Grant.

In the event of a Change in Control, unless such Award is replaced by the same type of award of equivalent value provided by the continuing entity which replacement award vests not later than the replaced Award and, to the extent not previously vested, the Award vests in full in the event of any involuntary cessation of performance of services for the continuing entity within the twenty-four month period following the Change in Control (other than involuntary termination for Cause).

10. Performance Awards.

The Committee may make Awards consisting of Performance Shares or Performance Share Units, containing such terms and conditions, and subject to such restrictions and contingencies as the Committee shall determine, subject to the provisions of the Plan. Performance Awards shall be conditioned on the achievement of Performance Goals, based on one or more Performance Measures, as determined by the Committee, over a performance period (not less than one year) prescribed by the Committee. For Awards under this Section 10 intended to be “performance-based compensation” within the meaning of regulations under Code section 162(m), the grant of the Awards and the performance goals shall be made during the period required under Code section 162(m). In the event that a Change in Control occurs after a Performance Award has been granted but before completion of the performance period, a pro-rata portion of such Award shall become payable as of the date of the Change in Control to the extent otherwise earned on the basis of achievement of the pro-rata portion of the Performance Goals relating to the portion of the performance period completed as of the date of the Change in Control. Notwithstanding the foregoing, if a Change in Control occurs that does not constitute a “change in control” under Code section 409A, the pro-rata portion of such Award shall be paid on the date that such Award would have been paid had a Change in Control not occurred. Unless otherwise directed by the Committee, as a condition of receiving an Award consisting of Performance Shares, a Participant must waive in writing the right to make an election under Code section 83(b) to report the value of the Performance Shares as income on the Date of Grant.

11. Non-Transferability.

Unless otherwise designated by the Committee to the contrary, each Award granted under the Plan shall by its terms be non-transferable by the Participant (except by will or the laws of descent and distribution). An Option or Stock Appreciation Right shall be exercisable during the Participant’s lifetime only by the Participant, his or her guardian or legal representative or by such other means as the Committee may approve from time to time that is not inconsistent with or contrary to the provisions of either Section 16(b) of the Exchange Act or Rule 16b-3, as either may be amended from time to time, or any law, rule, regulation or other provision that may hereafter replace such Rule. A Participant may also designate a beneficiary to exercise his or her Awards after the Participant’s death. The Committee may amend outstanding Awards to provide for transfer, without payment of consideration, to immediate family members of the Participant or to trusts or partnerships for such family members.

12. Listing and Registration of Shares and Restrictions on Shares.

If at any time the Board of Directors shall determine, in its discretion, that the listing, registration or qualification of any of the shares subject to Awards under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the purchase or issue of shares thereunder, no outstanding Awards which would result in the purchase or issuance of shares may be exercised or otherwise settled unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors or the

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Committee. The Board of Directors or the Committee may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable law and shall have the authority to cause the Company at its expense to take any action related to the Plan which may be required in connection with such listing, registration, qualification, consent or approval.

The Committee may impose such restrictions on any shares acquired pursuant to Restricted Stock Awards as it may deem advisable, including, without limitation, restrictions to comply with applicable Federal securities laws, with the requirements of any stock exchange or market upon which such shares are then listed and/or traded and with any blue sky or state securities laws applicable to such shares.

Certificates representing shares subject to Restricted Stock Awards may bear a legend substantially as follows:

The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer as set forth in the Public Service Enterprise Group Incorporated 2004 Long-Term Incentive Plan, and in an award document. A copy of such Plan and award documents may be obtained from Public Service Enterprise Group Incorporated.

The Company shall have the right to retain (or escrow) certificates or shares that are subject to Restricted Stock Awards until such time as all restrictions applicable to such shares have been satisfied. Shares subject to Restricted Stock Awards shall become freely transferrable (subject to applicable laws and Company imposed trading restrictions), and legends on share certificates shall be removed, once all restrictions applicable to such shares have been satisfied.

All Awards made under this Plan are specifically made with the proviso that the Company may institute clawback and/or other forfeiture provisions as may be required by law, listing requirements or Company policy, including such provisions that are instituted with respect to Awards that are issued prior to implementation of such law, listing requirements or Company policy.

The Committee may require Participants to execute stock powers or other similar instruments in order to facilitate the return to the Company of shares upon forfeiture of Restricted Stock Awards.

Neither the Participant nor his or her Successor will have any of the rights or privileges of a shareholder of the Company in respect of any shares deliverable hereunder unless and until certificates representing such shares (which may be in book entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (including through electronic delivery to a brokerage account).

13. Adjustments.

The Committee may make such adjustments as it deems appropriate to meet the intent of the Plan in the event of changes that impact the Company’s share price or share status, provided that any such actions are consistently and equitably applicable to all affected Participants and provided, further, that no such adjustment shall be made to Awards to Covered Employees if it would cause such Awards to no longer qualify as “performance-based compensation” for purposes of Code section 162(m).

In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting shares, such adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change shall be made with respect to (i) the aggregate number of shares that may be issued under the Plan or that may be subject to Awards of a specified type and/or to any individual; (ii) the number of shares covered by outstanding Awards to any individual under the Plan; and/or (iii) the applicable price per share with respect to any outstanding Options, Stock Appreciation Rights and other Awards under the Plan.

14. Tax Withholding.

Delivery of any cash, shares, dividends or any other benefits under the Plan is subject to withholding of applicable taxes. The Committee unilaterally or by arrangement with the Participant or Successor shall make appropriate provision for satisfaction of withholding taxes in the case of any transaction under the Plan, which gives rise to a withholding requirement. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Common Stock which the Participant already owns or (to the extent of minimum statutory withholding requirements) through withholding of shares of Common Stock to which the Participant is otherwise entitled under the Plan.

15. Amendments and Termination.

The Board of Directors may amend this Plan as it shall deem advisable, except that the Board of Directors may not, without further approval of the shareholders of the Company, (a) increase the total number of shares of Common Stock which may be issued under the Plan as set forth in Section 6(B) or the maximum number of shares that may be issued, as Awards pursuant to Sections 8 through 10, to any individual,

A-10 PUBLIC SERVICE ENTERPRISE GROUP | 2013 Proxy Statement

APPENDIX A

or (b) change the class of individuals eligible for Awards. The Board of Directors may, in its discretion, terminate this Plan at any time. No amendment or termination may, in the absence of written consent to the amendment or termination by the affected Participant (or, if the Participant is not then living, the affected Successor), adversely affect the rights of any Participant or Successor under any Award granted under the Plan prior to the date such amendment or termination is effective, provided that adjustments pursuant to Section 13 are not subject to such limitation. Subject to the foregoing and the requirements of Code section 162(m), the Board of Directors may without further action on the part of the shareholders of the Company or the consent of Participants, amend the Plan to preserve the Company’s tax deduction under Code section 162(m).

16. Foreign Jurisdictions.

The Committee may, from time to time, adopt, amend, and terminate under the Plan such arrangements, not inconsistent with the intent of the Plan, as it may deem necessary or desirable, to make available tax or other benefits of laws of any foreign jurisdiction to Participants who are subject to such laws and who receive Awards under the Plan.

17. Compliance with Code sections 162(m) and 409A.

With respect to Covered Employees, transactions under the Plan are intended to avoid loss of the deduction referred to in paragraph (1) of Code section 162(m). Anything in the Plan or elsewhere to the contrary notwithstanding, to the extent any provision of the Plan or action by the Committee would result in the loss of such deduction, it shall be deemed null and void as relates to Covered Employees, to the extent permitted by law and deemed advisable by the Committee.

With respect to performance-based compensation, the Company intends to comply with Code section 162(m). However, for business reasons, there may be instances where the Committee decides that certain grants of performance-based compensation will not comply with Code section 162(m).

The Company intends that this Plan shall comply with the requirements of Code section 409A, and it shall be interpreted and administered accordingly. To the extent that Code section 409A applies, the date of a termination of employment shall be determined in accordance with the separation from service rules under Code section 409A.

18. Notices.

All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Secretary of the Company or mailed to its principal office, 80 Park Plaza, Newark, New Jersey 07102, addressed to the attention of the Secretary; and if to the Participant, shall be delivered personally or mailed to the Participant at the address appearing in the payroll records of the Company or Subsidiary or, if applicable, to the Participant’s Successor at the last known address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party.

19. General.

Except where otherwise indicated by the context, any masculine term used herein shall also include the feminine; the singular shall include the plural and the plural shall include the singular.

The titles and headings of the sections of the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

If any part of the Plan is declared to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any part of the Plan so declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of such part to the fullest extent possible while remaining lawful and valid.

The provisions of the Plan shall take precedence over any conflicting provision contained in an Award. All matters relating to the Plan or an Award granted hereunder shall, to the extent not preempted by Federal law, be governed and construed in accordance with the laws of the State of New Jersey, without regard to the principles of conflict of laws.

The Plan and Award Grants shall be binding on Successors and on successors to the Company, whether the existence of such successor to the Company is the result of a direct or indirect purchase of all or substantially all of the business and/or assets of the Company, or a merger, consolidation, or otherwise.

PUBLIC SERVICE ENTERPRISE GROUP l 2013 Proxy Statement  A-11

APPENDIX B

Appendix B AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

EMPLOYEE STOCK PURCHASE PLAN

Amended and Restated July 1, 2013

Section 1. Definitions

Unless the context clearly requires otherwise, where used in the Plan, the words and phrases hereinafter defined shall have the following meanings:

a.    Committee shall mean the Organization and Compensation Committee of the Board of Directors of PSEG.

b.    Common Stock shall mean the common stock (without par value) of PSEG.

c.    Eligible Employee shall mean (i) any active Represented Employee of an Employer who has completed one (1) year of service and has attained the age of eighteen (18) years, or (ii) any active Non-Represented Employee of an Employer who has attained age 18.

d.    Employee shall mean an individual employed by an Employer who is receiving remuneration for services provided to the Employer other than (i) solely as a director of an Employer, (ii) as a consultant, (iii) as an independent contractor, (iv) as an individual who is a “leased employee” within the meaning of the IRC, or (v) any other individual engaged by an Employer in a relationship that the Employer characterizes as other than an employment relationship.

e.    Employer shall mean PSEG and any Participating Affiliate.

f.     Enrollment Form shall mean the form, which may be in electronic format, as may be designated by the Committee pursuant to which an Eligible Employee will authorize a specified dollar amount or a specific percentage of his/her base pay to be withheld from his or her pay or sick benefits to be paid over for the purchase of shares of Common Stock under the Plan.

g.    Independent Agent shall mean an agent independent of PSEG and its affiliates selected by PSEG to make open market purchases of Common Stock on behalf of Participants.

h.    IRC shall mean the Internal Revenue Code of 1986, as amended, and shall be deemed to include all official guidance thereunder.

i.     Investment Date shall mean (i) for shares purchased directly from PSEG: the last business day of the quarter, and (ii) for shares purchased by the Independent Agent in the open market: the last day on which shares are purchased during the applicable Investment Period.

j.     Investment Period shall mean, with respect to purchases of Common Stock made on the open market, the period commencing not earlier than the fifteenth day of the month in which such open market purchases are to be made and ending no later than the last business day of such month during which period the Independent Agent shall make purchases for Participants under the Plan.

k.    Non-Represented Employee shall mean any Employee not included in a unit of Employees covered by a collective bargaining agreement.

l.     Participating Affiliate shall mean any organization within the controlled group of corporations (as defined in the IRC) within which PSEG is a member and which (i) adopts the Plan with the approval of PSEG’s Board of Directors, (ii) authorizes PSEG’s Board of Directors to act for it in all matters arising under or with respect to the Plan, and (iii) complies with such other terms and conditions relating to the Plan as may be imposed by PSEG’s Board of Directors.

m.   Participants shall mean those Eligible Employees who are currently having payroll deductions made for the purchase of Common Stock under the Plan.

n.    Plan shall mean this Public Service Enterprise Group Incorporated Employee Stock Purchase Plan.

o.    PSEG shall mean Public Service Enterprise Group Incorporated, a New Jersey corporation.

p.    Record-keeper shall mean the record-keeper selected by the Committee.

q.    Represented Employee shall mean any Employee included in a unit of Employees covered by a collective bargaining agreement.

PUBLIC SERVICE ENTERPRISE GROUP l 2013 Proxy Statement  B-1

    APPENDIX B

Section 2. The Plan

The Plan provides a method for Eligible Employees to purchase shares of Common Stock at a discount from the market price. Shares of Common Stock acquired under the Plan for accounts of Participants will be purchased either (a) directly from PSEG or (b) in the open market by an Independent Agent selected by PSEG. Shares of Common Stock will be purchased with Participants’ funds made available by payroll deduction, reinvestment of dividends on shares of Common Stock purchased for Participants and held for their accounts under the Plan, together with an amount equal to the applicable purchase price discount.

Section 3. Eligibility

Participation in the Plan is open to all Eligible Employees of Employers.

Section 4. Enrollment

An Eligible Employee may enroll in the Plan at any time utilizing the Record-keeper’s on-line enrollment process. Through the enrollment process, the Participant will authorize the Participant’s Employer to withhold a specified dollar amount or a specific percentage of his/her base pay from a Participant’s pay or sick benefits each pay period and to use such payroll deductions to purchase shares of Common Stock for the Participant’s account. Enrollment in the Plan shall be effective, and payroll deductions shall commence, as soon as practical after the on-line enrollment process is completed.

Once enrolled in the Plan, a Participant shall remain in the Plan until the Participant withdraws from the Plan, the Participant’s enrollment is terminated under Section 10 or the Plan is terminated under Section 15. After withdrawing or being terminated from the Plan, an Eligible Employee may re-enroll in the Plan at any time by completing a new enrollment process as provided above.

A Participant may change the amount of his/her payroll deductions under the Plan at any time via the Record-keeper’s on-line system, indicating the new amount of deduction. The change in amount of deduction shall be effective as soon as practicable following completion of the process.

Section 5. Limit on Payroll Deductions

A Participant may authorize payroll deductions to be made each pay period in any amount up to 10% of the Participant’s base pay, but not less than $5 a week for those on weekly payroll and $10 every two weeks for those on a biweekly payroll. A request by a Participant to reduce payroll deductions below such minimum will be deemed to be a request to withdraw from the Plan.

Section 6. Purchases of Stock

PSEG will have sole discretion as to whether Common Stock purchased under the Plan will be purchased directly from it. PSEG will notify the Independent Agent prior to the commencement of the Investment Period for which the Independent Agent will be required to purchase shares for the Plan in the open market. Purchases of Common Stock not directly made from PSEG may be made by the Independent Agent on any securities exchange on which shares of Common Stock are traded or in negotiated transactions.

On the Open Market. Amounts deducted from Participants’ pay or sick benefits and an amount equal to the purchase price discount shall be transmitted to PSEG by each such Participant’s respective Employer. Similarly, the Record-keeper will transmit to PSEG any dividends to be reinvested in shares of Common Stock held for the accounts of Participants under the Plan. PSEG shall forward these amounts to the Independent Agent. The Independent Agent shall apply all such amounts to the purchase of shares of Common Stock at any time or times, at the sole discretion of the Independent Agent, during the applicable Investment Period. The last date during an Investment Period on which shares are so acquired by the Independent Agent (Investment Date) is the date as of which such shares will be credited to Participants’ accounts.

Directly from PSEG. Amounts deducted from Participants’ pay or sick benefits and an amount equal to the purchase price discount will be transmitted to PSEG by each such Participant’s respective Employer. Similarly, the Record-keeper will transmit to PSEG any dividends to be reinvested in shares of Common Stock held for the accounts of Participants under the Plan. PSEG shall, on the Investment Date, apply all such amounts to the purchase of new issue shares of Common Stock.

Purchases of shares of Common Stock under the Plan may be made only through payroll deductions and the reinvestment of dividends on shares held for the account of Participants under the Plan. Shares purchased shall be allocated to Participants’ accounts as full shares and fractional shares to six decimal places on the basis of Participants’ payroll deductions and reinvested dividends.

Under no circumstances will Common Stock purchased under the Plan be bought back from a Participant or the Independent Agent by PSEG or by any Employer.

Section 7. Cost of Stock Purchased

On the Open Market. The cost to each Participant of the Common Stock purchased with Participant contributions on the open market for the Participant’s account under this Plan shall be 95% for Represented Employees and 90% for Non-Represented Employees (or such other percentage as may be authorized by the Committee pursuant to Section 14 of the Plan) of the weighted average price paid by the Independent Agent for all shares purchased during the applicable Investment Period. The cost to each Participant of the Common Stock

B-2  PUBLIC SERVICE ENTERPRISE GROUP l 2013 Proxy Statement

APPENDIX B

purchased with reinvested dividends on the open market shall be 95% (or such other percentage as may be authorized by the Committee pursuant to Section 14 of the Plan) of the weighted average price paid by the Independent Agent for all shares purchased during the applicable Investment Period.

Directly from PSEG. The cost to each Participant of the Common Stock purchased with Participant contributions directly from PSEG for the Participant’s account under the Plan will be 95% for Represented Employees and 90% for Non-Represented Employees (or such other percentage as may be authorized by the Committee pursuant to Section 14 of the Plan) of the average of the high and low sale prices of the Common Stock as reported on the New York Stock Exchange on the applicable Investment Date. The cost to each Participant of the Common Stock purchased reinvested dividends directly from PSEG for the Participant’s account under the Plan will be 95% (or such other percentage as may be authorized by the Committee pursuant to Section 14 of the Plan) of the average of the high and low sale prices of the Common Stock as reported on the New York Stock Exchange on the applicable Investment Date.

Each Employer will pay its respective costs of administering the Plan, including payment to PSEG or to the Independent Agent, as the case may be, on behalf of Participants of an amount equal to the applicable discount, but not including any expenses of sale incurred in (i) sales of shares held in the Plan or (ii) making cash distributions to Participants representing fractional shares held for their account. Brokerage commissions associated with the purchase of shares of Common Stock on the open market under the Plan will be paid by each respective Employer. All payments made on behalf of Participants by their respective Employer will be reported to the Internal Revenue Service as taxable income to such Participants. No interest will be paid on payroll deductions or dividends being held for the purchase of shares of Common Stock under the Plan.

Section 8. Sale of Stock; Withdrawal of Shares from the Plan

Shares of Common Stock purchased under the Plan for the account of Participants, either by payroll deductions or by the reinvestment of dividends, shall be held by the Record-keeper in its name, or in the name of its nominee, for the account of Participants. A Participant may at any time following the end of the third month after the applicable Investment Date, by notice to the Record-keeper prescribed by the Committee utilizing the Record-keeper’s on-line process, request or the sale of any number of full shares of Common Stock held for the Participant’s account under the Plan or the transfer of shares held in the Participant’s account to the Participant. Any such sale or transfer shall be made as soon as practicable.

Following any such sale at the Participant’s request, a cash payment representing proceeds of sale based on the current market price at time of sale, less any related brokerage commission and transfer tax, shall be made to the Participant.

Certificates or book-entry forms of ownership evidencing shares purchased for a Participant under the Plan will be issued only in the name of the Participant.

Transfers of full shares shall be issued only upon request by the Participant to the Record-keeper or upon termination of the Plan. Transfers of fractional shares shall not be made nor will fractional shares be sold under any circumstances. For payments made representing fractional shares held for the account of a Participant upon withdrawal or termination from the Plan, or upon termination of the Plan, see Sections 10 and 15.

A Participant’s rights under the Plan may not be transferred, assigned or pledged during the Participant’s lifetime. Shares held for the account of a Participant under the Plan may not be pledged as collateral.

Section 9. Dividends

All dividends on all shares of Common Stock held for participants under the Plan by the Record-keeper shall be applied to the purchase of full and fractional shares of Common Stock, unless the Participant otherwise elects to receive cash dividends. A Participant may change his/her dividend election at any time via the Record-keeper’s on-line system. The change in dividend treatment shall be effective as soon as practicable following completion of the process.

Section 10. Withdrawal

A Participant may withdraw from the Plan at any time by notifying the Record-keeper in such form as prescribed by the Committee that the Participant wishes to withdraw or by reducing authorization for payroll deductions below the required minimum contribution. Any such withdrawal shall be effective as soon as practicable after receipt of the request to withdraw. A Participant’s enrollment in the Plan shall terminate automatically upon death, termination of employment, retirement or upon commencement of a leave of absence of more than one month without pay (unless the Participant makes arrangements with his/her Employer to continue monthly payments) and payroll deductions shall cease as soon as practicable.

Following such any such withdrawal or termination, the Participant may request that sale or transfer of shares held for the account of the Participant be made. Cash payment of any uninvested dividends and payroll deductions will also be made to Participants upon their withdrawal or termination from the Plan or upon termination of the Plan.

Section 11. Reports to Participants

PUBLIC SERVICE ENTERPRISE GROUP l 2013 Proxy Statement  B- 3

    APPENDIX B

As soon as practicable after the close of each calendar quarter, the Record-keeper shall provide each Participant with a statement of account showing the share transactions in the Participant’s account for that quarter, the cost thereof and the balance of shares held for the Participant’s account under the Plan. Each Participant shall also receive income tax information annually relating to all transactions in Common Stock under the Plan, dividends received and such other information that may be distributed to PSEG stockholders generally.

Section 12. Voting of Shares

A Participant shall receive a proxy and copies of all soliciting material furnished by PSEG to its stockholders in connection with any meeting of stockholders or consent sought in lieu of a meeting. If the proxy is returned properly signed and marked for voting, all of the full and fractional shares of Common Stock held for the Participant’s account will be voted as marked. If no direction as to voting is received, the Record-keeper will vote those shares in accordance with the recommendations of PSEG’s Board of Directors.

Section 13. Subscription Rights, Stock Dividends and Stock Splits

If, during the course of the Plan, PSEG should grant to the holders of its Common Stock rights to subscribe to an issue or issues of securities of PSEG, any such rights attaching to the shares of Common Stock held by the Record-keeper under the Plan shall be distributed to Participants. However, rights shall be issued for the number of full shares only and rights based on a fraction of a share held in a Participant’s account will be sold and the net proceeds will be applied to the purchase of Common Stock for the account of the Participant on the next Investment Date.

Stock dividends on shares held in a Participant’s account under the Plan and Common Stock issued upon any split of such shares, shall be credited to the Participant’s account.

Section 14. Administration

The Committee shall administer the Plan. The Committee shall have full discretionary authority to interpret the Plan and to answer all questions which may arise concerning the application, administration and interpretation of the Plan. The Committee shall adopt such rules and procedures as in its opinion are necessary or advisable to administer the Plan and to transact its business.

The Committee may, without further action by the Board of Directors, at its discretion change the amount of discount applicable to purchases of shares of Common Stock under the Plan as long as such discount does not exceed 15% of the applicable purchase price for such shares.

The Record-keeper shall keep a continuing record of each Participant’s account under the Plan, send quarterly statements of account to Participants and perform for Participants other duties relating to the Plan. Common Stock purchased under the Plan will be registered in the name of PSEG, or its nominee, as administrator for Participants in the Plan.

PSEG’s Board of Directors may change the administrator, the Independent Agent or the Record-keeper in its discretion. The Committee may change the Independent Agent or the Record-keeper in its discretion.

The Committee may delegate its authority (other than with respect to interpretation of the Plan, the determination of the amount of discount applicable to share purchases or changing the Record-keeper) as it deems appropriate.

Section 15. Termination and Amendment

The Plan may be terminated at any time by action of PSEG’s Board of Directors. Any such termination shall be effective on an Investment Date. Upon termination, distribution of all full shares held for the account of each Participant shall be made to the Participant and a cash payment representing the weighted average market value of any fractional shares held for the account of the Participant, determined as of the Date of Termination, less the expenses of any sale necessary to make such cash payment, shall be made to the Participant.

PSEG may also modify, suspend or amend the Plan at any time by action of its Board of Directors. All Participants will receive notification of any such modification, suspension or amendment.

No amendment or termination of the Plan shall impair any rights which shall have accrued under the Plan or deprive any Participant of the equivalent in cash or other benefits of the contributions of the Participant under the Plan.

Section 16. Effective Date

The Plan was originally adopted in 1986. The effective date of the amendment and restatement of the Plan shall be July 1, 2013.

B-4  PUBLIC SERVICE ENTERPRISE GROUP l 2013 Proxy Statement

Public Service Enterprise Group Incorporated

80 Park Plaza, P.O. Box 1171, Newark, New Jersey 07101-1171

Arrangements have been made to provide free parking within close proximity to the New Jersey Performing Arts Center (NJPAC) at locations designated (P) on the map above.

Please bring your parking ticket with you to the meeting so that it can be validated by PSEG. Reasonable parking expenses incurred at locations other than those shown above will be reimbursed. You may obtain driving directions and public transportation information by calling 1-888-GO-NJPAC or on the NJPAC website, www.njpac.org.

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945	COMPANY #
Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET OR
TELEPHONE, SEE REVERSE SIDE
OF THIS PROXY CARD.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a Vote “FOR” Items 1, 2, 3, 4 and 5 and “AGAINST” on Item 6.

1.	ELECTION OF DIRECTORS:
	Nominees for terms expiring in 2014 are:
		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

1.1	Albert R. Gamper, Jr.	☐	☐	☐	1.6	Thomas A. Renyi	☐	☐	☐

1.2	William V. Hickey	☐	☐	☐	1.7	Hak Cheol Shin	☐	☐	☐
Please fold here – Do not separate
1.3	Ralph Izzo	☐	☐	☐	1.8	Richard J. Swift	☐	☐	☐

1.4	Shirley Ann Jackson	☐	☐	☐	1.9	Susan Tomasky	☐	☐	☐

1.5	David Lilley	☐	☐	☐	1.10	Alfred W. Zollar	☐	☐	☐

2.	Advisory vote on the approval of executive compensation	☐ For	☐ Against	☐ Abstain

3.	Approval of Amendment and Restatement of 2004 Long-Term Incentive Plan	☐ For	☐ Against	☐ Abstain

4.	Approval of Amendment and Restatement of Employee Stock Purchase Plan	☐ For	☐ Against	☐ Abstain

5.	Ratification of the appointment of Deloitte & Touche LLP as independent auditor for the year 2013	☐ For	☐ Against	☐ Abstain

6.	Stockholder proposal on simple majority vote requirement	☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Please indicate if you plan to attend the Annual Meeting by marking this box.    ☐

Date
Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

Public Service Enterprise Group Incorporated

2013 Annual Meeting of Stockholders

New Jersey Performing Arts Center

One Center Street, Newark, New Jersey

April 16, 2013 at 1:00 P.M.

(Registration Begins at 12:00 P.M. Light refreshments will be available.)

For wheelchair and hearing-impaired seating, please see host/hostess for assistance.

You should present evidence that you are a stockholder in order to gain admittance to the meeting. If shares are held in the name of a broker, trust, bank, or other nominee, you should bring with you a proxy or letter from the broker, trustee, bank or nominee confirming your beneficial ownership of the shares. Each stockholder may be asked to present valid picture identification, such as a driver’s license. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

THANK YOU FOR VOTING
For electronic delivery of future proxy materials, please visit www.ematerials.com/peg. To access your shareholder account online, please visit www.shareowneronline.com.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders

The Proxy Statement and the 2012 Annual Report to Stockholders are available at: http://www.ezodproxy.com/pseg/2013/pseg2012ar

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

April 16, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PSEG

The undersigned hereby appoints Shirley Ann Jackson, Ralph Izzo and Richard J. Swift, and each or any of them, proxies of the undersigned, each with full power of substitution, to vote in their discretion (subject to any directions indicated on the reverse side of this proxy) at the Annual Meeting of Stockholders of Public Service Enterprise Group Incorporated (PSEG) to be held on April 16, 2013 and at all adjournments or postponements thereof, upon all matters which may come before the meeting or any adjournment, including the proposals set forth in the Notice of Meeting and Proxy Statement, receipt of which is hereby acknowledged. Said proxies are instructed to vote as set forth on the reverse side hereof with respect to said proposals.

Shares represented by this proxy will be voted in accordance with recommendations of the Board of Directors of PSEG as stated on the reverse side, unless otherwise indicated on the reverse, in which case they will be voted as marked. Information pertaining to each proposal is included in the Proxy Statement under proposals corresponding to the item numbers set forth on the reverse side.

If you have not voted by telephone or the Internet, please mark your proxy on the reverse side,

sign it and date it, and return it promptly in the envelope provided.

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE www.ematerials.com/peg Use the Internet to vote your proxy until 11:59 p.m. (CT) on April 15, 2013.	PHONE 1-800-560-1965 Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on April 15, 2013.	MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.